As filed with the Securities and Exchange Commission on June 29, 1998
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                          PECO Energy Transition Trust
         (Exact name as specified in registrant's Certificate of Trust)

           Delaware                                    51-0382130
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)
                             -----------------------
     c/o First Union Trust Company, National Association, One Rodney Square,
                   920 King Street, Wilmington, Delaware 19801
                                 (302) 888-7532
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Diana Moy Kelly
                               Beneficiary Trustee
            P.O. Box 8699, 2301 Market Street, Philadelphia, PA 19101
                                 (215) 841-4000
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

        ROBERT C. GERLACH, ESQ.                       JAMES W. DURHAM, ESQ.                      GREGORY M. SHAW, ESQ.
Ballard Spahr Andrews & Ingersoll, LLP          Senior Vice President and General               Cravath, Swaine & Moore
      1735 Market St., 51st Floor                             Counsel                               Worldwide Plaza
      Philadelphia, PA 19103-7599                         P.O. Box 8699                             825 Eighth Ave.
                                                        2301 Market Street                         New York, NY 10019
                                                      Philadelphia, PA 19101

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
   Title of securities            Amount to be              Proposed maximum           Proposed maximum               Amount of
    being registered               registered              aggregate offering              aggregate               registration fee
                                                            price per unit*             offering price*
------------------------------------------------------------------------------------------------------------------------------------
Transition Bonds                   $1,000,000                     100%                    $1,000,000                     $295
====================================================================================================================================

*Estimated solely for the purpose of calculating the registration fee.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.


                   SUBJECT TO COMPLETION, DATED ________, 1998

Prospectus Supplement

(To Prospectus dated __________, 1998)

PECO Energy Transition Trust

$
_____[%] Transition Bonds, Series 199_-_

PECO Energy Company, Seller and Servicer

PECO Energy Transition Trust (the "Issuer"), a Delaware statutory business trust established by PECO Energy Company ("PECO Energy"), is offering hereby $______________ aggregate principal amount of Transition Bonds, Series 199_-_ (the "Series ___ Bonds") [in the following classes:
______________________________]. The Issuer was formed for the purpose of purchasing and owning Intangible Transition Property, issuing Transition Bonds from time to time and pledging its interest in Intangible Transition Property and other Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds. See "The Issuer" in the Prospectus. "Intangible Transition Property" represents the irrevocable right of PECO Energy or its successor or assignee to collect nonbypassable charges (the "Intangible Transition Charges") from customers to recover through the issuance of Transition Bonds (i) stranded costs, which are the anticipated loss in value of generation-related assets as a result of the transition from a regulated environment to competition for electric generation services and (ii) the interest, fees, expenses, credit enhancement and premiums associated with the Transition Bonds. The Seller will sell Intangible Transition Property to the Issuer as described in the Prospectus. See "The Sale and Servicing Agreement" in the Prospectus.

Principal and interest on the Series ___ Bonds at the applicable Bond Rate [for each Class] will be payable on the _____ day of __________ and __________ or, if any such day is not a Business Day, the next succeeding Business Day, commencing __________, 1999 and ending __________, 200_ (each a "Payment Date"). The Series
____ Bonds will be issued pursuant to the Indenture between the Issuer and the Bond Trustee as described in this Prospectus Supplement and the Prospectus.

THE SERIES ___ BONDS ARE OBLIGATIONS OF THE ISSUER ONLY AND WILL BE SECURED ONLY BY INTANGIBLE TRANSITION PROPERTY AND THE OTHER COLLATERAL AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. THE ISSUER IS A SPECIAL PURPOSE ENTITY THAT HAS NO PROPERTY OTHER THAN INTANGIBLE TRANSITION PROPERTY AND THE OTHER COLLATERAL. THE SERIES ___ BONDS DO NOT REPRESENT OBLIGATIONS OF PECO ENERGY OR ANY ENTITY OTHER THAN THE ISSUER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should consider, among other things, the information set forth under "Risk Factors," which begins on page 22 in the Prospectus.

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE SERIES ___ BONDS, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP.

All capitalized terms used in this Prospectus Supplement are defined in this Prospectus Supplement or in the Prospectus. See the "Index of Principal Definitions" which begins on page S-23 of this Prospectus Supplement and on page 102 of the Prospectus for the location of the definitions of capitalized terms that appear in this Prospectus Supplement.

====================================================================================================================================
                                                                                Underwriting Discounts                 Proceeds to
                                                  Price To Public                   and Commissions                    Issuer (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Per Series [Class] ___ Bond..............                              %              __________%                       __________%
------------------------------------------------------------------------------------------------------------------------------------
Total....................................           $                                 $                                 $
====================================================================================================================================

(1) Plus accrued interest, if any, at the applicable Bond Rate from _________, 199__.

(2) Before deducting expenses payable by the Issuer, estimated at $__________.

The Series ___ Bonds are offered by the Underwriters when, as and if issued by the Issuer and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Series ___ Bonds will be delivered on or about ______________, 1998 in book-entry only form through the facilities of The Depository Trust Company ("DTC") [, Cedel, societe anonyme and the Euroclear System.]





                                 [Underwriters]

The date of this Prospectus Supplement is __________, 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE SERIES __ BONDS. SUCH TRANSACTIONS MAY INCLUDE OVERALLOTMENT TRANSACTIONS, ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND IMPOSING PENALTY BIDS AND OTHER TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THE PROSPECTUS.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SERIES __ BONDS. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS. PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES __ BONDS MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


                        REPORTS TO TRANSITION BONDHOLDERS

     Pursuant to the Indenture, the Bond Trustee will prepare and provide to the holders of record of the Series ___ Bonds quarterly and annual reports concerning the Series ___ Bonds. Such reports may be available to the beneficial owners of the Series ___ Transition Bonds upon request to the Bond Trustee or the Servicer. The financial information provided to Series ___ Bondholders will not be examined and reported upon, nor will an opinion thereon be provided by, any independent public accountant. See "The Indenture--Reports to Transition Bondholders" in the Prospectus.

     The Issuer will file with the Securities and Exchange Commission (the "SEC") such periodic reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the SEC thereunder. Copies of the Registration Statement and exhibits thereto may be obtained at the locations specified in the Prospectus under "Available Information" at prescribed rates. Information filed with the SEC can also be inspected at the SEC's site on the World Wide Web at http://www.sec.gov. The Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of Transition Bonds of any Series if there are fewer than 300 holders of such Series.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Issuer, PECO Energy, the Underwriters or any dealer, salesperson or other person. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make any such offer or solicitation.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by the more detailed information appearing in this Prospectus Supplement and in the Prospectus. Capitalized terms used in this Summary of Terms are defined in this Prospectus Supplement or in the Prospectus. Reference is made to the Index of Principal Definitions in this Prospectus Supplement and the Prospectus for the location of the definition of capitalized terms which appear in this Prospectus Supplement.

     For a discussion of certain material risks associated with an investment in the Series ___ Bonds and any other Transition Bonds, prospective investors should review the discussion under "Risk Factors," which begins on page 22 of the Prospectus.

Securities Offered:   $_______________ aggregate principal amount (as such
                      balance may be reduced over time as payments of principal are made, the "Series Principal Balance") of [___%]
                      Transition Bonds, Series 199_-_ are being offered hereby.
                      The Series ___ Bonds are comprised of the Classes listed below. See "The Indenture" in the Prospectus.

            Initial Class
            Principal         Class Term-               Expected
Class       Balance           ination Date              Final Payment Date                 Bond Rate
-----       -------------     ------------              ------------------                 ---------



Series Issuance Date:          ______________, 199_.

Payment Dates:                 Payments of principal and interest will be made
                               with respect to the Series ___ Bonds on each __________, and __________ (or if any such date is not a Business Day, the next succeeding
                               Business Day) commencing __________, 1999 and ending __________, 200_.

Record Date:                   The Record Date with respect to any interest
                               payment shall be [the close of business on the last day of the calendar month] preceding such Payment Date (each, a "Record Date").

Interest:                      Interest on the [Class ___] [Series ___ Bonds]
                               will be paid at the Bond Rate [listed above for such Class] [calculated as follows: to be provided at issuance of a floating rate
                               Class/Series.] [Interest will be calculated on the basis of a 360-day year of twelve 30-day months.] See "The Series ___ Bonds--Interest" in this Prospectus Supplement.

Principal:                     On each Payment Date, the Bond Trustee will pay
                               to the Transition Bondholders as of the related
                               Record Date amounts payable as principal, in the following order: [(i) to the holders of the Class
                               ___ Bonds, until the Class Principal Balance thereof has been reduced to zero; (ii) to the holders of the Class ___ Bonds, until the Class
                               Principal Balance thereof has been reduced to zero etc., To be Provided at Issuance]; provided, however, that in no event shall the principal payment on any Class on a

                               Payment Date be greater than the amount necessary to reduce the Class Principal Balance of such Class to the amount specified in the Expected Amortization Schedule for such Class and Payment Date. See "The Series ___ Bonds--Principal" in this Prospectus Supplement.

Credit Enhancement:            Overcollateralization. The overcollateralization
                               for the Series ___ Bonds is $[ ] million (the
                               "Overcollateralization Amount"). The Calculated
                               Overcollateralization Level for each Monthly
                               Allocation Date is set forth in this Prospectus
                               Supplement under "The Series ___
                               Bonds--Overcollateralization." See also "The
                               Indenture--Credit Enhancement" and "--Allocations and Payments" in the Prospectus.

                               Capital Subaccount. Upon the issuance of the Series ___ Bonds, the Seller will make a capital contribution of $_________ to the Capital Subaccount (the "Required Capital Amount"). See "The Indenture--Credit Enhancement" and "--Allocations and Payments" in the Prospectus.

                               Additional credit enhancement in the form of [To Be Provided at Issuance] will be provided for the Series ___ Bonds. See "The Indenture--Credit Enhancement" in the Prospectus.

Optional Redemption:           The Issuer may redeem the Series ___ Bonds on any
                               Payment Date [To Be Provided at Issuance]. See
                               "The Series ___ Bonds--Optional Redemption" in this Prospectus Supplement.

Mandatory Redemption:          The Series ___ Bonds will be subject to mandatory
                               redemption in whole at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, on the date PECO
                               Energy is obligated to pay Liquidated Damages under the Sale and Servicing Agreement. PECO
                               Energy, as Seller, will be required to pay
                               Liquidated Damages as a result of a breach by PECO Energy of certain of its representations relating to the Intangible Transition Property under the Sale and Servicing Agreement if such breach continues beyond a 90-day grace period and has a material adverse effect on the Transition
                               Bondholders. See "The Series ___ Bonds--Mandatory
                               Redemption" in this Prospectus Supplement.

Denominations:                 The [Class ___] Series ___ Bonds will be issued
                               in minimum initial denominations of $________ and in integral multiples of $________ in excess thereof.

Intangible Transition
Property:                      Intangible Transition Property is the property
                               right created under the Pennsylvania Electricity
                               Generation Consumer Choice and Competition Act
                               (the "Competition Act") and the Qualified Rate
                               Order issued on May 14, 1998 (the "QRO") by the
                               Pennsylvania Public Utility Commission (the
                               "PUC"). In order to securitize a portion of its Stranded Cost recovery, PECO Energy will sell to the Issuer Intangible Transition

                               Property, which represents the irrevocable right of PECO Energy or its successor or assignee to collect Intangible Transition Charges. See "The QRO and the Intangible Transition Charges" and "The Competition Act--Securitization of Stranded Costs" in the Prospectus.

Intangible Transition Charges: As more fully described under "The Competition
                               Act--Securitization of Stranded Costs" in the Prospectus, the Intangible Transition Charges are nonbypassable charges billed to Customers, the collections of which will be remitted by the Servicer to the Bond Trustee to pay servicing fees and other expenses related to the Transition Bonds, to make payments of principal of and interest on the Transition Bonds and to fund the Calculated Overcollateralization Level and any other credit enhancement provided for the Transition Bonds. See "The QRO and the Intangible Transition Charges--The QRO" in the Prospectus.

ITC Adjustment Process:        The Servicer is required to seek adjustments to
                               the Intangible Transition Charges on each May 14, commencing May 14, 1999 and ending May 14, _____ and on __________ (each such date, a "Calculation
                               Date"). Such adjustments are expected to be implemented on August 14 for each Adjustment
                               Request filed on May 14, and __________ for the Adjustment Request filed on __________ (each such date, an "Adjustment Date"). See "The QRO and the
                               Intangible Transition Charges--The Intangible
                               Transition Charges--The ITC Adjustment Process" in the Prospectus. Such adjustments are designed to result in the outstanding Principal balance of the Series __ Bonds equaling the amount provided for in the Expected Amortization Schedule and the amount on deposit in the Overcollateralization
                               Subaccount equaling the Calculated
                               Overcollateralization Level by the Monthly
                               Allocation Date immediately [preceding] the next
                               Adjustment Date or the Expected Final Payment
                               Date, as applicable, taking into account any amounts on deposit in the Reserve Subaccount.

Monthly Servicing Fee:         The Servicer will receive on each Monthly
                               Allocation Date a fee at the rate of ____% per annum of the Series ___ Bond balance outstanding on the immediately preceding Monthly Allocation
                               Date.

Ratings: The [Class ___] Series ___ Bonds are rated ____ by Standard & Poor's Rating Group, ____ by Moody's Investors Service, Inc., ____ by Fitch IBCA, Inc. and ____ by Duff & Phelps Credit Rating Co.

                               A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each security rating should be evaluated independently of any other security rating. No person is obligated to maintain any rating on any Series ___ Bond, and accordingly, there can be no assurance that the ratings assigned to any Class of Series ___ Bonds upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Series
                               ___ Bonds is revised or withdrawn, the liquidity of such Class of Series ___ Bonds may be adversely affected.

                               In general, the ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Series ___ Bonds other than payment in full of each Class of Series ___ Bonds by the applicable Class Termination Date therefor. See "Risk Factors--The Transition Bonds--Uncertain Weighted Average Life" and "Ratings" in the Prospectus.

                              THE SERIES ___ BONDS

     The Series ___ Bonds will be issued under and secured by a base indenture between the Issuer and the Bond Trustee and the Series ___ Supplemental Indenture thereto (together with any other Supplemental Indentures, the "Indenture"). The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Indenture described in "The Transition Bonds" and "The Indenture" in the Prospectus and by reference to the terms and provisions of the Series ___ Bonds and the Indenture.

General

     The Series ___ Bonds will be issued on the Series Issuance Date and will be comprised of the following Classes:

                                                      TABLE 1


                     Initial Class                   Class                  Expected Final
    Class          Principal Balance           Termination Date              Payment Date                  Bond Rate*
    -----          -----------------           ----------------             --------------                 ----------
                                                ________, 20__              ________, 20__               [__________%]
                                                  (___ years)                 (___ years)

                                                ________, 20__              ________, 20__               [__________%]
                                                  (___ years)                 (___ years)

                                                ________, 20__              ________, 20__               [__________%]
                                                  (___ years)                 (___ years)


* Calculated as described below under "Interest."


     Interest and Principal relating to the Series ___ Bonds will be paid through DTC or, if the Series ___ Bonds are no longer in book-entry form, will be payable at __________________________________.

Interest

     Interest on each Class of the Series ___ Bonds will accrue from the Series Issuance Date at the Bond Rates indicated above, in each case payable on each Payment Date, commencing __________, 199_, to the persons in whose names the Transition Bonds of each Class are registered at the close of business on the related Record Date.

     [Interest on the [Class ___] [Series ___] Bonds will be calculated as follows: to be provided at Issuance of any Series with a floating rate Bond Rate.]

     The Record Date with respect to any interest payment shall be [the close of business on the last day of the calendar month] preceding such Payment Date.

Principal

     On each Payment Date, each Class of Transition Bonds will be entitled to receive payments of principal as follows:

          (i) to the holders of the Class ___ Bonds, until the Class Principal Balance thereof has been reduced to zero;

          (ii) to the holders of the Class ___ Bonds, until the Class Principal Balance thereof has been reduced to zero;

          [etc. To Be Provided at Issuance.]

provided, however, that in no event shall the principal payment on any Class on a Payment Date be greater than the amount necessary to reduce the Class Principal Balance of such Class to the amount specified in the Expected Amortization Schedule for such Class and Payment Date.

     The entire unpaid principal amount of the Series ___ Bonds will be due and payable on ________, the Series Termination Date.

     The following Expected Amortization Schedule sets forth the scheduled outstanding Class Principal Balance for each Class of the Series ___ Bonds at each Payment Date (after giving effect to the payments made on such date) from the Series Issuance Date to the Expected Final Payment Date for such Class. In preparing the following table, it has been assumed, among other things, that (i) the Series ___ Bonds are issued on ________, (ii) payments on the Series ___ Bonds are made on each Payment Date, commencing on ________, (iii) the Monthly Servicing Fee equals 1/12 of [ ] percent of the outstanding principal amount of the Transition Bonds, (iv) there are no net earnings on amounts on deposit in the Collection Account, (v) operating expenses, including all fees, costs and expenses of the Issuer and amounts owed by the Issuer to the Bond Trustee and the Issuer Trustee are paid (in the amount of $33,000 per month in the aggregate for all Series on each Monthly Allocation Date) and (vi) all ITC Collections are deposited in the Collection Account in accordance with the Seller's forecasts. "Class Principal Balance" means the initial principal balance allocable to such Class, reduced by principal distributed to such Class in accordance with the terms of the Indenture.

                                     TABLE 2

                         Expected Amortization Schedule



                       Payment Date                                     Outstanding Class Principal Balance
                       ------------                                     -----------------------------------
                                                                        Class          Class          Class
                                                                        -----          -----          -----
Series Issuance Date


                    , 199_

                    , 199_

                    , 2000

                    , 2000

                    , 2001

                    , 2001

                    , 2002

                     [Etc.]



     There can be no assurance that the Class Principal Balance of any Class of the Series ___ Bonds will be reduced at the rates indicated in the foregoing table. The actual reductions in such Class Principal Balances may be slower than those indicated in the table. See "Risk Factors" in the Prospectus for various factors which may, individually or in the aggregate, affect the rates of reduction of the Class Principal Balances of any Class of the Series ___ Bonds.

Optional Redemption

     [To Be Provided at Issuance.]

Mandatory Redemption

     The Series ___ Bonds will be subject to mandatory redemption in whole at a redemption price equal to the principal amount thereof, plus interest accrued to the date of redemption, on the date PECO Energy is obligated to pay Liquidated Damages under the Sale and Servicing Agreement. PECO Energy, as Seller, will be required to pay Liquidated Damages as a result of a breach by PECO Energy of certain of its representations relating to the Intangible Transition Property under the Sale and Servicing Agreement if such breach continues beyond a 90-day grace period and has a material adverse effect on the Transition Bondholders.

Overcollateralization

     The Overcollateralization Amount for the Series ___ Bonds is $_______ million. The Intangible Transition Charges will be calculated at and periodically adjusted to a level that is designed to collect the Overcollateralization Amount ratably over the life of the Series ___ Bonds. The Calculated Over-collateralization Level for each Monthly Allocation Date for all Transition Bonds is set forth below. See also "The Indenture--Credit Enhancement" and "--Allocations and Payments" in the Prospectus.


                                     TABLE 3

               Payment Date        Calculated Overcollateralization Level
               ------------        --------------------------------------

                    [To be Provided at the time of Issuance]




Other Credit Enhancement

     Reserve Subaccount. ITC Collections available on any Monthly Allocation Date in excess of (i) amounts payable in respect of expenses of the Issuer Trustee, the Bond Trustee and the Servicer and certain other fees and expenses,
(ii) amounts distributable to Series Subaccounts in respect of principal of and interest on each Series of Transition Bonds payable on the next Payment Date therefor and (iii) amounts allocable to the Overcollateralization Subaccount (all as described under "The Indenture--Allocations and Payments" in the Prospectus) will be allocated to the Reserve Subaccount. On each Monthly Allocation Date, the Bond Trustee will draw on amounts in the Reserve Subaccount, if any, to the extent amounts available in the General Subaccount are insufficient to make scheduled distributions to the Series Subaccount and pay expenses of the Issuer, the Bond Trustee, the Servicer and certain other fees and expenses.

     Capital Subaccount. Upon the issuance of the Series ___ Bonds, the Seller will make a capital contribution of $_________ to the Issuer (the "Required Capital Amount"). On each Monthly Allocation Date, the Bond Trustee will draw on amounts in the Capital Subaccount, if any (except for approximately $200,000 in the aggregate for all Series of Transition Bonds, which will be segregated to pay certain expenses), to the extent amounts available in the General Subaccount, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled distributions to the Series Subaccounts and to pay expenses of the Issuer, the Bond Trustee and the Servicer and certain other fees and expenses. See "The Indenture--Credit Enhancement" and "--Allocations and Payments" in the Prospectus.

     [Other To Be Provided at the Time of Issuance]


                  DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY

The Intangible Transition Charges

     The Qualified Transition Expenses authorized in the QRO are to be recovered from Customers in each of PECO Energy's separate Rate Classes that have been assigned Stranded Cost responsibility based on the allocation of generation-related charges borne by such Rate Classes through current electric rates approved by the PUC. The Intangible Transition Charges will be calculated by determining the total amount of Intangible Transition Charges required to be billed to each such Rate Class in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses among affected Rate Classes. This amount is then expressed as a percentage of total projected revenue per Rate Class.

This percentage is applied to each Customer's total bill (except in the case of Customers participating in the pilot program for competition, where the percentage will be applied to the non-generation portion of the bill) within the applicable Rate Class. The resulting dollar amount on a Customer's bill after the application of such percentage is the Intangible Transition Charge payable by such Customer. To the extent that total revenues are affected by changes in usage, number of Customers, the rate of delinquencies and write-offs or other factors, ITC Collections will vary. Variations in ITC Collections will be addressed by recalculating the percentages applied to Customers' bills. See Tables 5, 6, 7 and 8 under "Description of the Seller's Business" in this Prospectus Supplement and "The QRO and the Intangible Transition Charges--The Intangible Transition Charges--The ITC Adjustment Process" in the Prospectus. Once Customer bills are unbundled beginning January 1, 1999 and charges for generation, transmission and distribution and other services are separately identified, the Intangible Transition Charge percentage will be applied to total projected revenue per Rate Class, exclusive of transmission, energy and capacity and fixed distribution charges. This will be reflected in the calculation thereof.

     Initially, the Intangible Transition Charges billed will amount to approximately $_________ per month for an average Residential Customer, approximately $_________ per month for Small Commercial and Industrial Customers and approximately $________ per month for Large Commercial and Industrial Customers. The average monthly bill for each Customer Category of PECO Energy Customers [during 1997] [for the period __________ to __________] was $______,
$____ and $______, respectively. The following projected average Intangible Transition Charges (expressed as a percentage applied to each Customer's total bill or non-generation portion of the bill, as applicable) will be imposed on Customers in the following Customer Categories beginning on the Series Issuance
Date:

                                     TABLE 4

   Projected Average Intangible Transition Charges for the Period ____ to ____

                              Residential Customers

   Rate Class                                                    ITC Percentage
   ----------                                                    --------------

   Rate R                                                                %

   Rate R-H                                                              %

   Rate OP                                                               %


                    Small Commercial and Industrial Customers

   Rate Class                                                    ITC Percentage
   ----------                                                    --------------

   Rate GS                                                               %

   Rate POL                                                              %

   Rate SL-P                                                             %

   Rate SL-S                                                             %

   Rate SL-E                                                             %

   Rate TL                                                               %

   Rate BLI(1)                                                           %


                    Large Commercial and Industrial Customers

   Rate Class                                                    ITC Percentage
   ----------                                                    --------------

   Rate PD                                                               %

   Rate HT                                                               %

   Rate EP                                                               %


---------------
(1) No Intangible Transition Charges will be imposed on Rate BLI Customers.

Rate Class Descriptions:

     Rate Classes are created by the PUC and are subject to change. Such changes will be reflected in any Adjustment Request filed with the PUC by the Servicer. The current Rate Classes have remained unchanged for eight years. The Rate Classes indicated above are:

Residential Rate Classes:

     Rate R - Residential Service: Single-phase Electric Delivery Service is available in the entire territory of PECO Energy to the dwelling and appurtenances of a single private family for the domestic requirements of its members, which service is supplied through one meter. Also includes Rate RS Customers receiving service under a solar rate and payment-troubled low income Customers receiving discounted rates under the Customer Assistance Program, Rate CAP.


     Rate R-H - Residential Heating Service: Single-phase Electric Delivery Service is available to the dwelling and appurtenances of a single private family (or to a multiple dwelling unit building consisting of two to five dwelling units, whether occupied or not) for domestic requirements when such service is supplied through one meter and where the dwelling is heated by specified types of electric space heating systems.

     Rate OP - Off-Peak Service: Available in conjunction with Rates R, R-H and with Residence Electric Delivery Service under Rate GS, for any Customer receiving delivery at 120/240 volts, 3 wires, or 120/208 volts, 3 wires, for the operation of 240-volt or 208-volt domestic equipment of a type approved by PECO Energy.

Small Commercial and Industrial Rate Classes:

     Rate GS - General Service: Electric Delivery Service available through a single metering installation for offices, professional, commercial or industrial establishments, governmental agencies, and other applications outside the scope of the Residential service rate schedules.

     Rate POL - Private Outdoor Lighting: Available in conjunction with Rate GS for the outdoor lighting of sidewalks, driveways, yards, lots and similar places, outside the scope of service under Rate SL-P, SL-S and SL-E.

     Rate SL-P - Street Lighting in the City of Philadelphia: Available only to a governmental agency, municipal, state or federal, for outside lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where other outdoor lighting service is established hereunder, for the safety and convenience of the public within the City of Philadelphia.

     Rate SL-S - Street Lighting - Suburban Divisions: Available for the outdoor lighting of streets, highways, bridges, parks and similar places for the safety and convenience of the public in Suburban Divisions.

     Rate SL-E - Street Lighting Customer-Owned Facilities: Available to any governmental agency outside of the City of Philadelphia for outdoor lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where outdoor lighting service is established hereunder for the safety and convenience of the public where all of the utilization facilities are installed, owned and maintained by a governmental agency.

     Rate TL - Traffic Lighting: Available to any municipality using PECO Energy's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

     Rate BLI - Borderline Interchange: Available under reciprocal agreements to neighboring electric utilities for resale in their adjacent territory. No Intangible Transition Charges will be imposed on Rate BLI Customers.

Large Commercial and Industrial Rate Classes:

     Rate PD - Primary-Distribution Power: Untransformed Electric Delivery Service available from the primary supply lines of PECO Energy's distribution system where the Customer installs, owns and maintains any transforming, switching and other receiving equipment required.

     Rate HT - High-Tension Power: Untransformed Electric Delivery Service from PECO Energy's standard high-tension lines, where the Customer installs, owns and maintains, any transforming, switching and other receiving equipment required. Excludes certain special contracts.

     Rate EP - Electric Propulsion: This rate is available only to the National Rail Passenger Corporation and to the Southeastern Pennsylvania Transportation Authority for untransformed Electric Delivery Service from PECO Energy's standard high-tension lines, where the Customer installs, owns and maintains any transforming, switching and other receiving equipment required and where the service is supplied for the operation of electrified transit and railroad systems and appurtenances.

Adjustments to the Intangible Transition Charges

     The Servicer is required to seek adjustments to the Intangible Transition Charges on each Calculation Date as described under "The QRO and the Intangible Transition Charges" in the Prospectus.

     [The following table reflects information regarding the adjustments to the Intangible Transition Charges assessed on each Rate Class within the Customer Categories that have been implemented since the first Adjustment Date: To be Provided at Issuance of Subsequent Series.]


                      DESCRIPTION OF THE SELLER'S BUSINESS

     The following is information which supplements that provided under the heading "PECO Energy Company" in the Prospectus. For a more complete discussion of the Seller and the Servicer, see "PECO Energy Company" and "The Seller and Servicer" in the Prospectus.

General

     PECO Energy reported net income of $________ on earned revenues for retail electricity of $_________ for the [quarter][year] ended __________, 199_ as compared with net income of $________ on earned revenues from retail electricity of $________ for the [quarter][year] ended _________, 199_.

Customers and Collections

     The Intangible Transition Charges will be assessed on the bills of each person (each, a "Customer") that (i) was a Customer of PECO Energy located within PECO Energy's retail electric service territory on January 1, 1997 or that became a Customer of electric services within such territory after January 1, 1997, (ii) is still located within such territory, and (iii) is in a Rate Class that has been assigned Stranded Cost responsibility. The Rate Classes that have been assigned Stranded Cost recovery are Rate Classes R, R-H, OP, GS, POL, SL-P, SL-S, SL-E, TL, PD, HT, and EP. For a description of such Rate Classes, see "Description of Intangible Transition Property--The Intangible Transition Charges" in this Prospectus Supplement.

     The following tables show the number of retail electric Customers by Rate Class and the percentage of all retail electric Customers in all Rate Classes (Table 5), retail electric usage by Rate Class (Table 6), and retail electric revenues by Rate Class (Table 7) for the periods indicated below. Not all Customers in all Rate Classes will be billed Intangible Transition Charges. There can be no assurance that total Customers, the composition of total Customers by Customer Category and Rate Class, or usage levels or revenues for each Customer Category and Rate Class will remain at or near the levels reflected on the following tables.

                                     TABLE 5

            Retail Electric Customers For the Period Ended __/__/__

                                                Number of
                                                Customers         % of Total
                                                ---------         ----------
                  Residential
                      Rate R(1)                                            %
                      Rate R-H                                             %
                      Rate OP(2)                                           %
                      Total                                                %

                  Small Commercial
                  and Industrial
                      Rate GS                                              %
                      Rate POL(3)                                          %
                      Rate SL-P                                            %
                      Rate SL-S                                            %
                      Rate SL-E                                            %
                      Rate TL                                              %
                      Rate BLI(4)                                          %
                      Total                                                %

                  Large Commercial
                  and Industrial
                      Rate PD                                              %
                      Rate HT                                              %
                      Rate EP                                              %
                      Total                                                %

                  Total                                                 100%
                                               =========                ====
---------------
(1) For description of the meanings of rate class abbreviations, see notes to Table 4 in "Description of Intangible Transition Property" in this Prospectus Supplement.

(2) Rate OP is available in conjunction with Residential Rate Classes R, R-H and with Small Commercial and Industrial Rate Class GS for those Customers in Rate Class GS who use Residence Electric Delivery Service.

(3) Rate POL is available in conjunction with Small Commercial and Industrial Rate Class GS.

(4) No Intangible Transition Charges will be imposed on Rate BLI Customers.

     [As of _____, _____ electric generation suppliers provide consolidated billing for ____ Residential Customers (__% of total Customers), ___ electric generation suppliers provide consolidated billing for __ Small Commercial and Industrial Customers (__% of total Customers) and _____ electric generation suppliers provide consolidated billing for _____ Large Commercial and Industrial Customers (__% of total Customers). Electric generation suppliers are responsible for __% of PECO Energy's retail electric sales revenues and __% of Intangible Transition Charges. There can be no assurance that current electric generation suppliers will remain electric generation suppliers or that they will provide consolidated billing to the same number of Customers.]

                                     TABLE 6
               Retail Electric Usage for the period ended __/__/__

                                                         kWh      % of Total
                                                         ---      ----------
                  Residential
                      Rate R(1)                                            %
                      Rate R-H                                             %
                      Rate OP(2)                                           %
                      Total                                                %

                  Small Commercial
                  and Industrial
                      Rate GS                                              %
                      Rate POL(3)                                          %
                      Rate SL-P                                            %
                      Rate SL-S                                            %
                      Rate SL-E                                            %
                      Rate TL                                              %
                      Rate BLI(4)                                          %
                      Total                                                %

                  Large Commercial
                  and Industrial
                      Rate PD                                              %
                      Rate HT                                              %
                      Rate EP                                              %
                      Total                                                %

                  Total                                                 100%
                                                         ===            ====
---------------
(1) For description of the meanings of rate class abbreviations, see notes to Table 4 in "Description of Intangible Transition Property" in this Prospectus Supplement.

(2) Rate OP is available in conjunction with Residential Rate Classes R, R-H and with Small Commercial and Industrial Rate Class GS for those Customers in Rate Class GS who use Residence Electric Delivery Service.

(3) Rate POL is available in conjunction with Small Commercial and Industrial Rate Class GS.

(4) No Intangible Transition Charges will be imposed on Rate BLI Customers.

     Actual usage fluctuations are highly dependent on weather conditions. See "Risk Factors--Servicing--Inaccurate Projections" in the Prospectus. The total annual usage adjusted for weather effects has decreased for the past two years. The compounded annual growth rate in the usage, adjusted for weather effects, by all customer classes from 1987 through 1997 was .75%.

There can be no assurance that future usage growth rates for PECO Energy will be similar to historical experience.


                                     TABLE 7
  Retail Electric Revenues (dollars in thousands) for the Period Ended __/__/__


                                                      $ 000's     % of Total
                                                      -------     ----------
                  Residential
                      Rate R(1)                                            %
                      Rate R-H                                             %
                      Rate OP(2)                                           %

                  Small Commercial
                  and Industrial
                      Rate GS                                              %
                      Rate POL(3)                                          %
                      Rate SL-P                                            %
                      Rate SL-S                                            %
                      Rate SL-E                                            %
                      Rate TL                                              %
                      Rate BLI(4)                                          %

                  Large Commercial
                  and Industrial
                      Rate PD                                              %
                      Rate HT                                              %
                      Rate EP                                              %

                  Total                               $                 100%
                                                      =======           ====
---------------
(1) For description of the meanings of rate class abbreviations, see notes to Table 4 in "Description of Intangible Transition Property" in this Prospectus Supplement.

(2) Rate OP is available in conjunction with Residential Rate Classes R, R-H and with Small Commercial and Industrial Rate Class GS for those Customers in Rate Class GS who use Residence Electric Delivery Service.

(3) Rate POL is available in conjunction with Small Commercial and Industrial Rate Class GS.

(4) No Intangible Transition Charges will be imposed on Rate BLI Customers.

     Concentrations. For the period ended __________, the largest Customer represented approximately ____% of PECO Energy's revenues and the 10 largest Customers represented approximately ____% of PECO Energy's revenues. There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.

     Delinquency and Write-Off Experience. The following table sets forth the delinquency and write-off experience with respect to payments to PECO Energy by Customer Category for the period indicated below. Changes in the retail electric market, including but not limited to the introduction of electric generation suppliers who provide consolidated billing to PECO Energy's Customers could mean that historical delinquency and write-off ratios will not be indicative of the future rates. There can be no assurance that the future delinquency and write-off experience for PECO Energy or for the Intangible Transition Charges will be similar to the historical experience set forth below:

                                     TABLE 8

                              Delinquency and Loss

Delinquencies (30 days+) as Percentage of Total Billed Revenues for the Period Ended __/__/__

                  Residential                                     %

                  Small Commercial
                  and Industrial                                  %

                  Large Commercial
                  and Industrial                                  %



Net Write-Offs as Percentage of Total Billed Revenues for the Period Ended __/__/__

                  Residential                                     %

                  Small Commercial
                  and Industrial                                  %

                  Large Commercial
                  and Industrial                                  %


                                    SERVICING

Servicer Advances

         [To Be Provided at Issuance]


                               CERTAIN TAX MATTERS

         [In the event a Class of Series ___ Bonds is issued at a price which is lower than its stated principal amount by more than a de minimis amount, the excess of a Series ___ Bond's stated redemption price at maturity over its issue price will give rise to "original issue discount" ("OID"), which will be treated as additional interest income to the holder of a Series ___ Bond. Accordingly, a Series ___ Transition Bondholder will be subject to the following tax consequences in addition to the tax consequences described in the Prospectus.

     In general, the issue price of a Class of Series ___ Bonds is the first price at which a substantial amount of Series ___ Bonds of such Class is sold to the public. In general, if the principal amount of a Series ___ Bond exceeds its issue price by an amount that is less than 0.25% of the Series ___ Bond's principal amount at maturity multiplied by the number of complete years to maturity (the "de minimis amount"), then the excess is treated as de minimis OID and the Series ___ Bond is not treated as having been issued with OID. Unless a Series ___ Transition Bondholder makes an election to accrue all interest on a constant-yield basis, the Series ___ Transition Bondholder must include de minimis OID in income proportionately as stated principal payments on the Series
___ Bond are made.

     A Series ___ Transition Bondholder that is a United States Person will be required to include in taxable income from the Issuer any OID income as it accrues on a constant-yield method based on the compounding of interest before the receipt of cash payments attributable to such income. A Series ___ Transition Bondholder must take such OID income into account currently, regardless of the Series ___ Transition Bondholder's general method of accounting for other items. In general, a Series ___ Transition Bondholder will be required to include in gross income the sum of the daily portions of OID with respect to the Series ___ Bond for each day during the taxable year in which the Series ___ Transition Bondholder holds the Series ___ Bond. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Series ___ Bond may be of any length selected by the Series ___ Transition Bondholder and may vary in length over the term of the Series ___ Bond, so long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Series ___ Bond occurs on either the final day or the first day of the accrual period. The amount of OID on a Series ___ Bond that is allocable to the accrual period is equal to the excess of (x) the product of the adjusted issue price of the Series ___ Bond at the beginning of the accrual period and the yield to maturity of the Series ___ Bond (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (y) the sum of the payments of interest on the Series ___ Bond that are allocable to the accrual period. The adjusted issue price of a Series ___ Bond at the beginning of any accrual period is the issue price of the Series ___ Bond, increased by the amount of accrued OID for each prior accrual period and decreased by the amount of any payments of principal previously made on the Series ___ Bond. A Series ___ Transition Bondholder that is a United States Person will have a tax basis in a Series ___ Bond equal to the Series ___ Transition Bondholder's purchase price (exclusive of any portion thereof representing accrued but unpaid interest), decreased by any principal repayments and increased by the amount of any OID previously taken into income.

     A Series ___ Transition Bondholder that is a Foreign Person will be subject to a United States withholding tax of 30% upon the actual payment of OID income, except as described in the Prospectus in the context of (1) a Foreign Person that (i) does not own directly or constructively 10% or more of the total combined voting power of all classes of stock of PECO Energy entitled to vote,
(ii) is not a controlled foreign corporation that is related to PECO Energy through stock ownership and (iii) meets the withholding documentation requirements discussed in the Prospectus, and (2) where an applicable tax treaty provides for the reduction or elimination of such withholding tax. In the context of backup withholding and information reporting requirements, the discussion in the Prospectus regarding interest income would be similarly applicable to OID income. A Series ___ Transition Bondholder that is a Foreign Person generally will be taxable in the same manner as a United States corporation or resident with respect to OID income if such income is effectively connected with the conduct of a trade or business in the United States.]


                              ERISA CONSIDERATIONS

     ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationships to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Any fiduciary or other Plan investor considering whether to purchase the Series ___ Bonds on behalf of or with Plan Assets of any Plan should consult with its legal advisors for guidance regarding the ERISA Considerations applicable to the Series ___ Bonds offered thereby.

     [Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Series ___ Bonds of any Class without regard to the ERISA considerations described in this Section, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.]

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Issuer, PECO Energy, and the underwriters named below (the "Underwriters") for whom____________________, ____________________ and ____________________ are acting as representatives, the
Issuer has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the principal amount of Series ___ Bonds set forth opposite each Underwriter's name below:


                                                                             Principal Amount of
                                                                       Transition Bonds to Be Purchased

                                                                [Class ___]       [Class ___]         [Class ___]
                                                                  Series            Series              Series
         Underwriters                                              Bonds             Bonds               Bonds
         ------------                                           -----------       -----------         -----------
                                                                     $                 $                   $



         --------------------                                   ---------         -----------         -----------

                Total                                           $                 $                   $
                                                                ==========         ===========        ===========


     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Series ___ Bonds offered hereby, if any are taken.

     The Underwriters propose to offer the Series ___ Bonds in part directly to retail purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession not in excess of _____ percent of the principal amount of the [Class] ___ Series ___ Bonds, ____ percent of the principal amount of the Class ___ Series ___ Bonds and _____ percent of the principal amount of the Class ___ Series ___ Bonds. The Underwriters may allow and such dealers may reallow a concession to certain brokers and dealers not in excess of ____ percent of the principal amount of the Class ___ Series ___ Bonds, ____ percent of the principal amount of the Class ___ Series ___ Bonds and ____ percent of the principal amount of the Class ___ Series ___ Bonds. After the Series ___ Bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

     The Series ___ Bonds are a new issue of securities with no established trading market. The Series ___ Bonds will not be listed on any securities exchange. The Issuer has been advised by the Underwriters that they intend to make a market in the Series ___ Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series ___ Bonds.

     The Underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series ___ Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series ___ Bonds so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series ___ Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Series ___ Bonds originally sold by such syndicate member are purchased in a syndicate covering transaction. Such overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series ___ Bonds to be higher than they would otherwise be in the absence of such transactions. None of the Seller, the Issuer, the Issuer Trustee or the Bond Trustee or any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

     Under the terms of the Underwriting Agreement, the Issuer has agreed to reimburse the Underwriters for certain expenses.

     The Issuer and the Seller have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.


                                     RATINGS

     It is a condition of the Underwriters' obligation to purchase the [Series] [Class] ___ Bonds that the [Series] [Class] ___ Bonds be rated " " by ________, " " by __________, " " by __________ and " " by __________ (each of _________,
__________, __________ and __________, a "Rating Agency").

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Series ___ Bond, and, accordingly, there can be no assurance that the ratings assigned to any Class of Series ___ Bonds upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Series
___ Bonds is revised or withdrawn, the liquidity of such Class of Series ___ Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Series ___ Bonds other than payment in full of each Class of Series ___ Bonds by the applicable Class Termination Date.

                         INDEX OF PRINCIPAL DEFINITIONS


     Set forth below is a list of the defined terms used in the Prospectus Supplement and defined herein and the pages on which the definition may be found. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Principal Definitions" in the Prospectus.


         TERM                                                            PAGE
         ----                                                            ----
Adjustment Date.........................................................  S-4
Calculation Date........................................................  S-4
Class Principal Balance.................................................  S-3
Competition Act.........................................................  S-3
Customer................................................................ S-14
DTC...................................................................  Cover
Exchange Act............................................................  S-1
Indenture...............................................................  S-6
Intangible Transition Charges.........................................  Cover
Intangible Transition Property........................................  Cover
Interest.................................................................  18
Issuer................................................................  Cover
OID..................................................................... S-19
Optional Redemption.....................................................  S-8
Overcollateralization Amount............................................. S-3
Parties in Interest..................................................... S-20
Payment Date..........................................................  Cover
PECO Energy...........................................................  Cover
Plan Assets............................................................. S-20
Plans....................................................................S-20
Principal................................................................  18
PUC.....................................................................  S-3
QRO.....................................................................  S-3
Rate BLI................................................................ S-13
Rate EP................................................................. S-13
Rate GS................................................................. S-12
Rate HT................................................................. S-13
Rate OP................................................................. S-12
Rate PD................................................................. S-13
Rate POL................................................................ S-12
Rate R.................................................................. S-12
Rate R-H................................................................ S-12
Rate SL-E............................................................... S-12
Rate SL-P............................................................... S-12
Rate SL-S............................................................... S-12
Rate TL................................................................. S-13

         TERM                                                            PAGE
         ----                                                            ----
Rating Agency........................................................... S-22
Record Date.............................................................  S-2
Required Capital Amount.................................................  S-3
SEC.....................................................................  S-1
Series Principal Balance................................................  S-2
Series ___ Bonds......................................................  Cover
Underwriters............................................................ S-21
Underwriting Agreement.................................................. S-21

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The prospectus and the accompanying prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                 SUBJECT TO COMPLETION, DATED ____________, 1998

Prospectus

                          PECO Energy Transition Trust
                       Transition Bonds Issuable in Series
                    PECO Energy Company, Seller and Servicer


PECO Energy Transition Trust (the "Issuer") proposes to offer up to $__________ of transition bonds in one or more series (each, a "Series"), each of which may be comprised of one or more classes (each, a "Class"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). The transition bonds will be issued under an Indenture and supplemental indentures thereto (collectively, the "Indenture") between the Issuer and ____________, as bond trustee (together with any successor, the "Bond Trustee"). All transition bonds issued under the Indenture are referred to in this Prospectus and the Prospectus Supplement as "Transition Bonds." The Transition Bonds of each Series will be secured by Intangible Transition Property and certain other property (collectively, the "Collateral") and will rank on a parity with all other Series of Transition Bonds. See "The Indenture--Security" and "--Issuance of Additional Series" in this Prospectus. "Intangible Transition Property" represents the irrevocable right of PECO Energy Company ("PECO Energy") or its successor or assignee to collect nonbypassable charges (the "Intangible Transition Charges") from customers to recover through the issuance of Transition Bonds, (i) stranded costs, which are the anticipated loss in value of generation-related assets as a result of the transition from a regulated environment to competition for electric generation services and (ii) the interest, fees, expenses, credit enhancement and premiums associated with the Transition Bonds. Intangible Transition Property was created pursuant to the Qualified Rate Order issued on May 14, 1998 (the "QRO") by the Pennsylvania Public Utility Commission (the "PUC"), in accordance with the Pennsylvania Electricity Generation Customer Choice and Competition Act (the "Competition Act"). See "The Competition Act" and "PECO Energy's Restructuring Plan" in this Prospectus.

The Issuer, a Delaware statutory business trust established by PECO Energy, was formed for the purpose of purchasing and owning Intangible Transition Property, issuing Transition Bonds from time to time and pledging its interest in Intangible Transition Property and other Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds. On the issuance date for each Series (each, a "Series Issuance Date"), PECO Energy will sell Intangible Transition Property to the Issuer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement"), between PECO Energy, as seller and servicer (in such capacities, "Seller" and "Servicer"), and the Issuer.

THE TRANSITION BONDS ARE OBLIGATIONS OF THE ISSUER ONLY AND WILL BE SECURED ONLY BY INTANGIBLE TRANSITION PROPERTY AND THE OTHER COLLATERAL AS DESCRIBED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THE ISSUER IS A SPECIAL PURPOSE ENTITY THAT HAS NO PROPERTY OTHER THAN INTANGIBLE TRANSITION PROPERTY AND THE OTHER COLLATERAL. THE TRANSITION BONDS DO NOT REPRESENT OBLIGATIONS OF PECO ENERGY OR ANY ENTITY OTHER THAN THE ISSUER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should consider, among other things, the information set forth under "Risk Factors," which begins on page 22 in this Prospectus.

The Transition Bonds may be offered through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" in this Prospectus and "Underwriting" in the related Prospectus Supplement. It is not anticipated that any of the Transition Bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any Series of Transition Bonds will develop or, if one does develop, that it will continue.

_______________, 1998

     No dealer, salesperson, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Issuer or PECO Energy or any dealer, salesperson, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Series of Transition Bonds, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                              AVAILABLE INFORMATION

     The Issuer has filed with the Securities and Exchange Commission (the "SEC") a registration statement (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Transition Bonds. This Prospectus, which forms a part of the Registration Statement, and any Prospectus Supplement describe the material terms of certain documents filed as exhibits to the Registration Statement; however, this Prospectus and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and its exhibits. Any statements contained in this Prospectus or any Prospectus Supplement concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

     The Issuer will file with the SEC such periodic reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the SEC thereunder. The Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Transition Bonds of any Series if there are fewer than 300 holders of the Transition Bonds.

                        REPORTS TO TRANSITION BONDHOLDERS

     Pursuant to the Indenture, the Bond Trustee will prepare and provide to the holders of record of the Transition Bonds quarterly and annual reports containing information concerning, among other things, the Issuer and the Collateral. Unless and until Transition Bonds are issued in definitive form, such reports will be provided to Cede & Co. ("Cede"), as the nominee for The Depository Trust Company ("DTC"). Such reports will be available to beneficial owners of the Transition Bonds (each, a "Transition Bondholder") upon request to the Bond Trustee or the Servicer. The financial information provided to Transition Bondholders will not be examined and reported upon, nor will an opinion thereon be provided, by an independent public accountant. See "The Indenture--Reports to Transition Bondholders" in this Prospectus.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Transition Bonds will be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained in this Prospectus, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained in this Prospectus, in a Prospectus Supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Prospectus or any Prospectus Supplement.

     The Issuer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Issuer, c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801. Telephone requests for such copies should be directed to the Issuer at 302-888-7532.


                              PROSPECTUS SUPPLEMENT

     The Prospectus Supplement for a Series of Transition Bonds will describe the following terms of such Series and, if applicable, the Classes thereof: (i) the designation of the Series and, if applicable, the Classes thereof, (ii) the aggregate principal amount of the Transition Bonds of the Series and, if applicable, each Class thereof, (iii) the Bond Rate of the Series or, if applicable, each Class thereof, or the formula, if any, used to calculate the applicable Bond Rate, including a description of any applicable indices, (iv) the date or dates on which interest and principal will be payable (each, a "Payment Date"), (v) the Expected Final Payment Date of the Series and, if applicable, each Class thereof, (vi) the termination date for the Series (the "Series Termination Date") and, if applicable, each Class thereof (each, a "Class Termination Date"), (vii) the Series Issuance Date, (viii) the place or places for payments with respect to the Series, (ix) the initial authorized denominations, (x) the redemption provisions for the Series, (xi) the Expected Amortization Schedule for the Series, (xii) the Overcollateralization Amount with respect to the Series, (xiii) the pro forma Intangible Transition Charges as of the Series Issuance

Date giving effect to all Series, (xiv) the Calculation Dates and Adjustment Dates for the Series, (xv) the terms of any credit enhancement applicable to the Series and (xvi) any other terms of the Series or Class that are not inconsistent with the provisions of the Indenture. The Indenture requires, as a condition to the issuance of each Series of Transition Bonds, that such issuance will not result in any rating agency which was contracted to rate the Transition Bonds of any Class or Series at the time of issuance thereof (each, a "Rating Agency") reducing or withdrawing its then current rating of any such outstanding Series or Class of Transition Bonds (the notification in writing by each Rating Agency to the Seller, the Servicer, the Bond Trustee and the Issuer that any action will not result in such a reduction or withdrawal is referred to in this Prospectus as the "Rating Agency Condition").

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

AVAILABLE INFORMATION.......................................................  2

REPORTS TO TRANSITION BONDHOLDERS...........................................  3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  3

PROSPECTUS SUPPLEMENT.......................................................  3

PROSPECTUS SUMMARY..........................................................  8

RISK FACTORS................................................................ 22
   Unusual Nature of Intangible Transition Property......................... 22
   Servicing................................................................ 25
   The Electric Industry Generally.......................................... 28
   Bankruptcy; Creditors' Rights............................................ 30
   The Transition Bonds..................................................... 32

PECO ENERGY COMPANY......................................................... 34

THE COMPETITION ACT......................................................... 34
   General  ................................................................ 34
   Recovery of Stranded Costs............................................... 35
   Securitization of Stranded Costs......................................... 35

PECO ENERGY'S RESTRUCTURING PLAN............................................ 37
   General  ................................................................ 37
   The Settlement........................................................... 37
   Provider of Last Resort.................................................. 41

THE QRO AND THE INTANGIBLE TRANSITION CHARGES............................... 42
   The QRO  ................................................................ 42
   The Intangible Transition Charges........................................ 44
   Electric Generation Suppliers............................................ 45

LITIGATION.................................................................. 47

THE SELLER AND SERVICER..................................................... 48
   Retail Electric Service Territory........................................ 48
   Customers and Operating Revenues......................................... 48
   Forecasting Customers and Usage.......................................... 56
   Billing Process.......................................................... 60
   Credit Policy and Procedures; Collection Process......................... 60
   Electric Generation Suppliers............................................ 63
   Year 2000 Compliance..................................................... 63

THE ISSUER.................................................................. 64

USE OF PROCEEDS............................................................. 65

THE TRANSITION BONDS........................................................ 66
   General  ................................................................ 66
   Interest and Principal................................................... 67
   Redemption............................................................... 68
   Credit Enhancement....................................................... 68
   Book-Entry Registration.................................................. 69
   Definitive Transition Bonds.............................................. 72

CERTAIN WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS...................... 73

THE SALE AND SERVICING AGREEMENT............................................ 74
   Sale and Assignment of Intangible Transition Property.................... 74
   Seller Representations and Warranties.................................... 75
   Servicing Procedures..................................................... 77
   Servicer Advances........................................................ 78
   Servicing Compensation................................................... 78
   Servicer Covenants....................................................... 79
   Servicer Representations and Warranties.................................. 79
   Servicer Indemnification................................................. 80
   Statements to Issuer and Bond Trustee.................................... 80
   Evidence as to Compliance................................................ 81
   Certain Matters Regarding the Servicer................................... 81
   Servicer Defaults........................................................ 82
   Rights Upon Servicer Default............................................. 82
   Successor Servicer....................................................... 82
   Amendment................................................................ 82
   Termination.............................................................. 83
   Governing Law............................................................ 83

THE INDENTURE............................................................... 83
   Security ................................................................ 83
   Issuance of Additional Series............................................ 83
   Collection Account....................................................... 84
   Allocations and Payments................................................. 86
   Reports to Transition Bondholders........................................ 88
   Modification of Indenture................................................ 88
   Modifications to the Sale and Servicing Agreement........................ 89
   Events of Default; Rights Upon Event of Default.......................... 90
   Certain Covenants........................................................ 91
   List of Transition Bondholders........................................... 93
   Annual Compliance Statement.............................................. 93
   Bond Trustee's Annual Report............................................. 93
   Satisfaction and Discharge of Indenture.................................. 93

   Legal Defeasance and Covenant Defeasance................................. 93
   The Bond Trustee......................................................... 95
   Governing Law............................................................ 95

CERTAIN TAX MATTERS......................................................... 96
   Certain U.S. Federal Income Tax Considerations........................... 96
   Tax Status of the Trust and of the Transition Bonds...................... 96
   Taxation of United States Transition Bondholders......................... 97
   Information Reporting and Backup Withholding............................. 97
   Taxation of Foreign Transition Bondholders............................... 98
   Certain State Tax Matters................................................ 99

ERISA CONSIDERATIONS........................................................ 99

PLAN OF DISTRIBUTION........................................................100

RATINGS.....................................................................101

LEGAL MATTERS...............................................................101

INDEX OF PRINCIPAL DEFINITIONS..............................................102

                               PROSPECTUS SUMMARY

     Prospective investors should consider the risks associated with an investment in the Transition Bonds. For a discussion of certain material risks associated with such an investment, prospective investors should review the discussion under "Risk Factors," which begins on page 22 in this Prospectus.

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and the related Prospectus Supplement. All capitalized terms used in this Prospectus are defined in this Prospectus, and prospective investors should refer to the Index of Principal Definitions for the location in this Prospectus of such terms.

Transaction Overview:      The Competition Act, enacted in 1996, provides for
                           the restructuring of the electric industry in Pennsylvania, including retail competition for generation beginning in 1999. Deregulation of the Pennsylvania electric industry under the Competition
                           Act requires the unbundling of generation, transmission and distribution services. While transmission and distribution services will continue to be provided by electric utilities ("electric distribution companies"), the Competition Act authorizes electric generation suppliers licensed by the PUC ("electric generation suppliers") to provide generation and related services. The Competition Act provides for the recovery by electric utilities of the anticipated loss in value of generation-related assets as a result of the transition from a regulated environment to competition for electric generation services ("stranded costs"), as authorized by the PUC. Under the Competition Act, the PUC may also authorize an electric utility or its designee to issue transition bonds to securitize the allowed recovery of stranded costs.

                           Pursuant to the Competition Act, the PUC authorized PECO Energy to recover $5.26 billion of stranded costs (referred to in this Prospectus as PECO Energy's "Stranded Costs"). The PUC also issued the QRO, authorizing PECO Energy to securitize up to $4 billion of such Stranded Cost recovery through the issuance of transition bonds. See "PECO Energy's Restructuring Plan--The Settlement" in this Prospectus. In order to securitize a portion of its Stranded Cost recovery, PECO Energy will sell to the Issuer a special property right created pursuant to the Competition Act and the QRO, namely Intangible Transition Property, comprised of the irrevocable right to receive nonbypassable customer charges called Intangible Transition Charges. The QRO authorizes Intangible Transition Charges sufficient to recover $4 billion of the Stranded Costs, including an amount sufficient to pay the aggregate principal amount of transition bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the transition bonds (collectively, the "Qualified Transition Expenses").

                           To fund the purchase of Intangible Transition Property, the Issuer will sell the Transition Bonds offered hereby and pledge its interest in

                           Intangible Transition Property under the Indenture to secure the Transition Bonds. Under the Competition Act, the Intangible Transition Charges constituting Intangible Transition Property are irrevocable and are subject to periodic adjustments designed to increase or decrease future estimated collections to pay certain expenses, interest on the Transition Bonds when due and principal of each Series of Transition Bonds in accordance with the Expected Amortization Schedule therefor. See "The Competition Act--Securitization of Stranded Costs" in this Prospectus.

                           The Issuer will issue the Transition Bonds from time to time in one or more Series, each of which may be comprised of one or more Classes. The Transition Bonds will be secured by the Collateral which consists of Intangible Transition Property, an assignment of the Issuer's rights under the Sale and Servicing Agreement, the Collection Account and all amounts or investment property on deposit therein or credited thereto from time to time, all other property of whatever kind (other than certain cash amounts described herein) owned from time to time by the Issuer, if any, all present and future claims, demands and causes in respect of any or all of the foregoing and all payments on or under and all proceeds in respect of any or all of the foregoing. See "The Indenture--Security" in this Prospectus.

                           The following diagram represents a general summary of the parties to the transactions contemplated hereby, their roles and their relationships to the other parties.


                                                                           -----------------
                                                                           |               |
                                                                           |  PECO ENERGY  |
                                                                           | (Seller and   |
                                                                           |     Parent)   |
                                                                           -----------------
                             ITC Collections*                             ITP**            $

               -------------   ----------   ---------------       $        -----------------
               |           |   |        |   | PECO Energy |--------------- |  PECO ENERGY  |
               | Customers --  |  EGS***--  | (Servicer)  |   Monthly      |   TRANSITION  |
               |           |   |        |   |             |Servicing Fee   |     TRUST     |
               |           |   |        |   |             |----------------|    (Issuer)   |
               -------------   ----------   ---------------ITC Collections*-----------------
                     |                               |                       |Transition |  $
                     |       ITC Collections*        |                       |   Bonds   |
                     |                               |                                   |
                     ---------------------------------                     -----------------
                                                                           |               |
                                                                           |  Transition   |
                                                                           |  Bondholders  |
                                                                           |               |
------------------------                                                   -----------------

*   collections of Intangible Transition Charges
**  Intangible Transition Property
*** electric generation suppliers



Issuer: PECO Energy Transition Trust, a Delaware statutory business trust formed by PECO Energy on June 23, 1998, for the purpose of purchasing and owning Intangible Transition Property, issuing Transition Bonds from time to time and pledging its interest in Intangible Transition Property and other Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds. The Issuer is a special purpose entity whose only assets are expected to be the Collateral and whose only revenues are expected to be ITC Collections. See "The Issuer" in this Prospectus.

Issuer Trustee:            First Union Trust Company, National Association will
                           serve as a trustee of the Issuer (together with any successor, the "Issuer Trustee"). The corporate trust office of the Issuer Trustee is located at One Rodney
                           Square, 920 King Street, 1st Floor, Wilmington,
                           Delaware 19801, telephone number, 302-888-7532. Two additional trustees have been appointed by PECO
                           Energy. See "The Issuer" in this Prospectus.

Bond Trustee:              ____________________ will serve as the Bond Trustee.
                           The corporate trust office of the Bond Trustee is located at ________________________________________
                           ____________________ telephone number, __________.

PECO Energy,
Seller and
Servicer:                  PECO Energy, as Seller, will sell Intangible
                           Transition Property to the Issuer on each Series
                           Issuance Date under the terms of the Sale and Servicing Agreement. See also "Risk
                           Factors--Bankruptcy; Creditors' Rights--Bankruptcy of
                           Seller--True Sale or Financing" PECO Energy, as
                           Servicer, will service Intangible Transition Property for the Issuer under the terms of the Sale and Servicing Agreement.

                           Incorporated in Pennsylvania in 1929, PECO Energy provides retail electric and gas service in Southeastern Pennsylvania, including the City of Philadelphia. See "PECO Energy Company" and "The Seller and Servicer" in this Prospectus.

Risk Factors:              Prospective investors should consider, among other
                           things, the following risks associated with an investment in the Transition Bonds. Such risks may adversely affect the timing of payments to Transition
                           Bondholders or cause Transition Bondholders to suffer losses of their investment in Transition Bonds.

                           The ability of the Issuer to receive collections of the Intangible Transition Charges ("ITC Collections") and make payments on the Transition Bonds could be affected adversely by: the limitation of adjustments to the Intangible Transition Charges or the failure of the PUC to implement timely adjustments to the Intangible Transition Charges; any attempted limitation or alteration of the Competition Act, the QRO, Intangible Transition Property or related matters by legal challenge or amendment or repeal of the Competition Act by the Pennsylvania General Assembly; federal preemption of the Competition Act adversely affecting Intangible Transition Property; limitations on the rights and remedies of the Issuer against the Seller for breaches of representations and warranties; the resignation or removal of the Servicer; inaccurate forecasts of the aggregate electricity usage of Customers or delinquency and write-offs relating to ITC Collections; problems in billing and metering by, and collections by and from, electric generation suppliers; economic and technological factors and weather patterns affecting electricity consumption; the bankruptcy or insolvency of the Seller or the Servicer; any alteration by the Servicer or any successor thereto of its billing and collection practices; changes in the electricity industry, in electricity usage or in the Customer base; the impact of the Year 2000 issue; or any of the factors described below potentially affecting the price and liquidity of the Transition Bonds.

                           The price and liquidity of the Transition Bonds and the amortization thereof and, accordingly, the weighted average lives thereof may be affected by any delay in adjustments to the Intangible Transition Charges, the limitation of adjustments to the Intangible Transition Charges, a delay or failure by the Servicer or an electric generation supplier to remit ITC Collections, or an incorrect evaluation by the Servicer of the creditworthiness of a significant number of Customers.

                           There are no historical performance data for an asset type such as Intangible Transition Property, and the Servicer does not have any experience administering this specific type of asset. Additionally, because of the unique nature of Intangible Transition Property, foreclosure may not be a realistic or practical remedy for the Bond Trustee.

                           The Transition Bonds will not be obligations of any entity other than the Issuer, will be issuable in Series, will have ratings which are limited in nature, will have uncertain payments of interest and principal and weighted average lives, and may be subject to optional and mandatory redemption.

                           For a more detailed discussion of certain material risks associated with an investment in Transition Bonds, prospective investors should review the discussion under "Risk Factors" which begins on page 22.

Source of Payment;
Intangible Transition
Charge: The Transition Bonds will be payable primarily from ITC Collections, whether paid by Customers directly to the Servicer or indirectly through electric generation suppliers. The Intangible Transition Charges will be nonbypassable charges and will be payable by designated existing and future Customers. See "The QRO and the Intangible Transition Charges--The Intangible Transition
                           Charges--Calculation of the Intangible Transition Charges" in this Prospectus and "Description of Intangible Transition Property--The Intangible Transition Charges" in the related Prospectus Supplement.

ITC Adjustment Process:    The Sale and Servicing Agreement requires the
                           Servicer to seek, and the Competition Act and the QRO require the PUC to approve, adjustments to the Intangible Transition Charges charged to each Rate
                           Class within any Customer Category based on actual
                           ITC Collections attributable to such Customer
                           Category and updated assumptions by the Servicer as to projected future usage of electricity by Customers within that Customer Category, expected delinquencies and write-offs within that Customer Category, and future payments and expenses relating to Intangible
                           Transition Property and the Transition Bonds.
                           Additionally, the QRO provides that adjustments during the final calendar year during which any Series of Transition Bonds is outstanding may be implemented quarterly or monthly. Such adjustments are designed to result in the outstanding principal balance of each outstanding Series (the "Transition
                           Bond Balance") equaling the amount provided for in the Expected Amortization Schedule therefor (the
                           "Projected Transition Bond Balance") and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level by the Monthly Allocation Date immediately
                           [preceding] the next Adjustment Date or the Expected
                           Final Payment Date, as applicable, taking into account any amounts on deposit in the Reserve
                           Subaccount. The Servicer will file requests with the PUC for such adjustments (each, an "Adjustment
                           Request") on May 14 of each year and on such additional date or dates specified in the Prospectus
                           Supplement for any Series of Transition Bonds (each, a "Calculation Date"). In accordance with the Competition Act and the QRO, the PUC has 90 days to approve such adjustments. The adjustments to the Intangible Transition Charges are expected to be implemented on August 14 of each year and on the date or dates in the final calendar year of ITC
                           Collections for a Series of Transition Bonds specified in the related Prospectus Supplement (each, an "Adjustment Date"). Such adjustments will cease with respect to a Series on the earlier of (i) the Payment Date after which all interest on and principal of Transition Bonds of that Series have been paid in full and (ii) the date specified in the related Prospectus Supplement for that Series. See
                           "The QRO and the Intangible Transition Charges--The
                           Intangible Transition Charges."

Irrevocability
of Intangible
Transition Charges:        Intangible Transition Property has been created by
                           the issuance by the PUC of the QRO and the PUC's declaration that relevant paragraphs of the QRO are irrevocable. See "The Competition Act--Securitization of Stranded Costs--Irrevocability of Intangible
                           Transition Property" in this Prospectus. The
                           Competition Act provides that to the extent that the PUC declares a qualified rate order irrevocable, the PUC may not, by subsequent action, reduce, postpone, impair or terminate either the qualified rate order or the intangible transition charges authorized therein. The Intangible Transition Charges are nonbypassable in that Customers on whom such charges are imposed cannot avoid paying them, even if they purchase electricity from a supplier other than PECO
                           Energy.

                           Under Section 2812(c)(2) of the Competition Act, the Commonwealth of Pennsylvania (the "Commonwealth") "pledges to and agrees with holders of any transition bonds and with any assignee or financing party who may enter into contracts with an electric utility ... that the Commonwealth of Pennsylvania will not limit or alter or in any way impair or reduce the value of the intangible transition property or intangible transition charges approved by a qualified rate order until the transition bonds and interest on the transition bonds are fully paid and discharged or the contracts are fully performed on the part of the electric utility ... or adequate compensation is made by law for the full protection of the intangible transition charges collected pursuant to a qualified rate order and of the holder of [a] transition bond and any assignee or financing party entering into [a] contract with the electric utility." See "Risk Factors--Unusual Nature of Intangible Transition Property," "The Competition Act" and "The QRO and the Intangible Transition Charges" in this Prospectus.

Customers:                 The Intangible Transition Charges will be assessed
                           on the bills of each person (each, a "Customer") that
                           (i) was a Customer of PECO Energy located within PECO
                           Energy's retail electric service territory on January
                           1, 1997 or that became a Customer of electric services within such territory after January 1, 1997,
                           (ii) is still located within such territory, and
                           (iii) is in a rate class (each, a "Rate Class") that has been assigned Stranded Cost responsibility. For a description of the Rate Classes, see "The Seller and Servicer--Customers and Operating Revenues" in this Prospectus. The Rate Classes can be grouped into three broader categories: Residential; Small
                           Commercial and Industrial; and Large Commercial and
                           Industrial (each, a "Customer Category"). In 1998,
                           44% of PECO Energy's retail electric revenues are expected to be collected from Residential Customers, 24% from Small Commercial and Industrial Customers and 32% from Large Commercial and Industrial
                           Customers.

                           As of January 1, 1999, Customers who purchase generation from an electric generation supplier may elect to continue to receive a single bill from their electric distribution company or to receive separate bills for services provided by their electric generation supplier and their electric distribution company or to have the electric generation supplier render a consolidated bill including its charges and the charges of the electric distribution company (including Intangible Transition Charges). To the extent Customers choose to take service from an electric generation supplier that provides consolidated billing and elect to receive consolidated billing, the payments in respect of the Intangible Transition Charges owing by such Customers will, in effect, be owed by the electric generation supplier rather than by the Customer. See "The QRO and the Intangible Transition Charges--Electric Generation Suppliers" and "Risk Factors--Servicing--Electric Generation Suppliers" in this Prospectus.

The Transition Bonds;
Issuance of New Series:    The Issuer may issue Transition Bonds in one or more
                           Series, each comprised of one or more Classes. Each
                           Series of Transition Bonds will be issued under the Indenture. The Indenture does not limit the amount of Transition Bonds that can be issued. Any Series of Transition Bonds may include one or more Classes which differ, among other things, as to interest rate and amortization of principal. The terms of all Transition Bonds of the same Series will be identical, unless such Series is comprised of more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical.
                           The particular terms of the Transition Bonds of any Series and, if applicable, Classes thereof, will be described in the related Prospectus Supplement. The terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the Transition Bondholders of any previously issued
                           Series. A new Series may be issued pursuant to the Indenture only upon satisfaction of the conditions described in this Prospectus under "The
                           Indenture--Issuance of Additional Series," including the Rating Agency Condition. See "Risk Factors--The
                           Transition Bonds--Considerations of Additional Series and Other Financings" and "The Transition Bonds" in this Prospectus.

Payment Dates:             The Payment Date with respect to any Series of
                           Transition Bonds will be the day or days specified in the related Prospectus Supplement.

Record Dates:              With respect to any Payment Date, the record date
                           shall be the day designated in the Prospectus
                           Supplement (each, a "Record Date").

Interest and Principal:    Interest will accrue on the principal balance of
                           Transition Bonds of a Series or Class at the applicable rate of interest (the "Bond Rate") specified in or determined in the manner specified in the applicable Prospectus Supplement.

                           On any Payment Date with respect to any Series, the Issuer will make principal payments on such Series only until the outstanding principal balance thereof has been reduced to the principal balance specified for such Payment Date in the amortization schedule (the "Expected Amortization Schedule") set forth in the Prospectus Supplement for such Series on such Payment Date, but only to the extent funds are available therefor as described in this Prospectus. Accordingly, principal of such Series or Class of Transition Bonds may be paid later than reflected in the Expected Amortization Schedule therefor. See "Risk Factors--The Transition Bonds--Uncertain Weighted Average Life" and "Certain Weighted Average Life and Yield Considerations" in this Prospectus.

                           The entire unpaid principal amount of the Transition Bonds will be due and payable if an Event of Default under the Indenture occurs and is continuing and the Bond Trustee or the holders of a majority in principal amount of the Transition Bonds of all Series then outstanding have declared the Transition Bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" in this Prospectus.

Overcollateralization:     The QRO permits the Servicer to set the Intangible
                           Transition Charges at levels that are expected to produce ITC Collections sufficient to make interest payments on the related Series when due, to make principal payments in accordance with the Expected
                           Amortization Schedule for each Series, to pay fees and expenses and to fund the Overcollateralization
                           Amount for each Series. The "Overcollateralization
                           Amount" for each Series of Transition Bonds, as specified in the related Prospectus Supplement, will be (i) 0.50% of the initial principal amount of such Series of Transition Bonds or (ii) such greater amount as may be specified in the Prospectus
                           Supplement for such Series of Transition Bonds. The
                           Intangible Transition Charges will be calculated at and periodically adjusted to a level that is designed to collect the Overcollateralization Amount ratably over the life of the related Transition Bonds. The amount anticipated to be on deposit in the Overcollateralization Subaccount for all Series of Transition Bonds as of the Monthly Allocation Date immediately [preceding] any Adjustment Date or Expected Final Payment Date, as applicable, is referred to in this Prospectus as the "Calculated
                           Overcollateralization Level." The Calculated
                           Overcollateralization Level will be available to pay any shortfalls in amounts available to pay or make provision for interest on each Series of Transition
                           Bonds when due and to pay or make provision for scheduled payments of principal on each such Series in accordance with the Expected Amortization Schedule therefor. See "The Indenture-- Collection
                           Account--Overcollateralization Subaccount" in this
                           Prospectus. "Monthly Allocation Date" means the [ ] day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day. A
                           "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the City of Philadelphia, the City of New York or the State of Delaware are required by law or executive order to remain closed.

Collection Account and
Subaccounts:               Upon issuance of the initial Series of Transition
                           Bonds, the Issuer will establish the Collection
                           Account, which will be held by the Bond Trustee under the Indenture. The Collection Account will consist of: a general subaccount (the "General Subaccount") into which all ITC Collections will be deposited; one or more subaccounts for each Series (each, a "Series
                           Subaccount"); a reserve subaccount (the "Reserve
                           Subaccount"); an overcollateralization subaccount
                           (the "Overcollateralization Subaccount"); and a capital subaccount (the "Capital Subaccount"). Unless the context indicates otherwise, references in this Prospectus to the Collection Account include each of the subaccounts contained therein.

                           Withdrawals from and deposits to these subaccounts will be made as described under "The
                           Indenture--Allocations and Payments" in this
                           Prospectus.

Reserve Subaccount:        ITC Collections available on any Monthly Allocation
                           Date in excess of (i) amounts payable in respect of expenses of the Issuer Trustee, the Bond Trustee and the Servicer and certain other fees and expenses,
                           (ii) amounts distributable to Series Subaccounts in respect of principal of and interest on each Series of Transition Bonds payable on the next Payment Date therefor and (iii) amounts allocable to the Overcollateralization Subaccount (all as described under "The Indenture--Allocations and Payments" in this Prospectus) will be allocated to the Reserve
                           Subaccount. Withdrawals from and deposits to the Reserve Subaccount will be made as described under "The Indenture--Allocations and Payments" in this Prospectus.

Overcollateralization
Subaccount:                The Calculated Overcollateralization Level will be
                           held in the Overcollateralization Subaccount.
                           Withdrawals from and deposits to the
                           Overcollateralization Subaccount will be made as described under "The Indenture--Allocations and
                           Payments" in this Prospectus.

Capital Subaccount:        Upon the issuance of each Series of Transition Bonds,
                           the Issuer will deposit an amount equal to 0.50% of the initial principal amount of such Series of Transition Bonds, representing a capital contribution from the Seller, into the Capital Subaccount (with respect to each Series, the "Required Capital
                           Amount"). Except for amounts necessary to pay certain expenses, such amounts will be available to make payments of principal and interest on the Transition
                           Bonds. Withdrawals from and the deposits to the Capital Subaccount will be made as described under "The Indenture--Allocations and Payments" in this Prospectus.

Series Subaccount:         Upon issuance of each Series of Transition Bonds, a
                           Series Subaccount will be established with respect to such Series. On each Monthly Allocation Date, deposits will be made to each Series Subaccount as described under "The Indenture--Allocations and
                           Payments" in this Prospectus. Amounts on deposit in the Series Subaccount for any Series will be applied to make payments with respect to such Series as described under "The Transition Bonds--Interest and Principal."

Allocations and Payments:  On each Monthly Allocation Date, all amounts in the
                           General Subaccount including net earnings thereon will be allocated in the following priority: (i) all amounts owed by the Issuer to the Bond Trustee and the Issuer Trustee will be paid to the Bond Trustee and the Issuer Trustee, respectively; (ii) the Monthly Servicing Fee and all unpaid Monthly Servicing Fees from prior Monthly Allocation Dates will be paid to the Servicer; (iii) all other operating expenses (including all fees, costs and expenses of the Issuer) will be paid, so long as no Event of Default has occurred and is continuing or would be caused by such payment, and provided that the amount paid on each Monthly Allocation Date pursuant to this clause (iii) may not exceed $33,000 in the aggregate for all Series on any Monthly Allocation Date; (iv) Interest with respect to each Series of Transition Bonds and such Monthly Allocation Date will be transferred to the Series Subaccount for such Series, taking into account amounts on deposit therein in respect of Interest as of such Monthly Allocation Date; (v) any Principal of any Series or Class of the Transition Bonds payable as a result of an Event of Default under the Indenture, any Principal of any Series or Class of Transition Bonds payable on a Series Termination Date or Class Termination Date, if applicable, that will occur prior to the next Monthly Allocation Date and any Principal and premium on a Series or Class of Transition Bonds due on a date of redemption that will occur prior to the next Monthly Allocation Date will be transferred to the Series Subaccount for such Series, taking into account amounts on deposit therein in respect of Principal as of such Monthly Allocation Date; (vi) Principal to be paid in accordance with the Expected Amortization Schedule with respect to each Series of Transition Bonds will be transferred to the Series Subaccount for such Series, taking into account amounts on deposit therein as of such Monthly Allocation Date in respect of Principal; (vii) all unpaid operating expenses will be paid; (viii) the amount by which the Calculated Overcollateralization Level for the Monthly Allocation Date immediately [preceding] the next Adjustment Date or Expected Final Payment Date, as applicable, exceeds the amount on deposit in the Overcollateralization Subaccount on such Monthly Allocation Date will be allocated to the Overcollateralization Subaccount; (ix) funds up to the net earnings on amounts in the General Subaccount since the previous Monthly Allocation Date will be released to the Issuer free of the lien of the Indenture; (x) the balance, if any, will be allocated to the Reserve Subaccount; and (xi) following repayment of all outstanding Series of Transition Bonds, the balance, if any, will be released to the Issuer. See "The Indenture--Allocations and Payments" in this Prospectus.

                           If on any Monthly Allocation Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clauses (i) through (vii) above, the Bond Trustee will (i) first, draw from amounts on deposit in the Reserve Subaccount, (ii) second, draw from amounts on deposit in the Overcollateralization Subaccount, and (iii) third, draw from amounts on deposit in the Capital Subaccount, up to the amount of such shortfall, in order to make the allocations described above. See "The Indenture--Allocations and Payments."

                           On each Payment Date for any Series, the amounts on deposit in the applicable Series Subaccount (other than income or other gain, which may be available to be released to the Issuer free of the lien of the

                           Indenture) will be applied to pay the following (in the priority indicated): (i) interest due and payable on the Transition Bonds of such Series, together with any overdue interest and, to the extent permitted by law, interest thereon, will be paid to the Transition Bondholders of such Series and (ii) the balance, if any, up to the principal amount of the Transition Bonds of such Series that is scheduled to be paid by such Payment Date in accordance with the Expected Amortization Schedule therefor or, with respect to any Series of Transition Bonds payable as a result of an Event of Default or to be redeemed pursuant to the Indenture, the outstanding principal amount of such Series and premium, if any, will be paid to the Transition Bondholders of such Series in respect of principal of the Transition Bonds of such Series. See "The Indenture-Allocations and Payments" in this Prospectus.

                           "Principal" means, with respect to any Monthly Allocation Date and any Series of Transition Bonds, an amount that (i) would reduce the outstanding principal amount of such Series to the amount specified on the Expected Amortization Schedule therefor as of the immediately following Payment Date therefor or to zero if such Payment Date is after the Expected Final Payment Date, (ii) with respect to any Series of Transition Bonds, would be payable as a result of an Event of Default, or (iii) with respect to a Series that is subject to redemption, would be payable as a result of a redemption pursuant to the Indenture.

                           "Interest" means, with respect to any Monthly Allocation Date and any Series of Transition Bonds, the amount of interest payable with respect to such Series on the immediately following Payment Date therefor, including overdue interest and, to the extent permitted by law, interest thereon.

Expected Final Payment
Dates and Series
Termination Dates:         For each Series or Class of Transition Bonds, the
                           related Prospectus Supplement will specify an Expected Final Payment Date. The "Expected Final
                           Payment Date" will be the date when all principal and interest of the related Series or Class of Transition
                           Bonds is expected to be paid in full in accordance with the Expected Amortization Schedule for the applicable Series. For each Series of Transition
                           Bonds, the related Prospectus Supplement will also specify a Series Termination Date and, if applicable, Class Termination Dates. The Series Termination Date or Class Termination Date shall be on or after the related Expected Final Payment Date. Failure to pay unpaid principal of any Series or Class of Transition
                           Bonds in full by the applicable Series Termination
                           Date or Class Termination Date shall constitute an Event of Default under the Indenture, and the Bond
                           Trustee or the holders of a majority in principal amount of all Transition Bonds of all Series then outstanding may declare the principal amount of all Series then outstanding to be immediately due and payable. See
                           "The Indenture--Events of Default; Rights Upon Event of Default" and "Ratings" in this Prospectus.

Redemption:                Each Series of Transition Bonds will be subject to
                           mandatory redemption in whole at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, on the date PECO
                           Energy is obligated to pay Liquidated Damages under the Sale and Servicing Agreement. PECO Energy, as
                           Seller, will be required to pay an amount sufficient to pay the principal of the outstanding Transition
                           Bonds, plus accrued interest thereon to the date of redemption ("Liquidated Damages") as a result of a breach by PECO Energy of certain of its representations relating to Intangible Transition
                           Property under the Sale and Servicing Agreement if such breach continues beyond a 90-day grace period and has a material adverse effect on the Transition
                           Bondholders. Additional redemption provisions, if any, for each Series of Transition Bonds will be specified in the related Prospectus Supplement. See
                           "The Transition Bonds--Redemption" in this
                           Prospectus.

Other Credit Enhancement:  The Issuer, at its option, may provide additional credit enhancement with respect to a Series in the form of other reserve accounts, a financial guaranty insurance policy, a letter of credit, a credit or liquidity facility, a repurchase obligation, third party payment or other support, a cash deposit or such other arrangement as is described in the applicable Prospectus Supplement. See "The Transition Bonds--Credit Enhancement" in this Prospectus.

Denominations:             Each Class of Transition Bonds will be issued in the
                           minimum initial denominations set forth in the related Prospectus Supplement.

Form of the
Transition Bonds:          Unless otherwise provided in the applicable
                           Prospectus Supplement, each Series and Class of
                           Transition Bonds will initially be issued only in book- entry form through DTC. See "The Transition
                           Bonds--Book-Entry Registration" in this Prospectus.

Servicing:                 The Servicer (initially PECO Energy) is responsible
                           for servicing, managing and making collections of the Intangible Transition Charges in accordance with its customary and usual billing and collection practices and for filing Adjustment Requests. The Servicer will remit to the Bond Trustee for deposit into the Collection Account all ITC Collections (from whatever source) and all proceeds of other Collateral, if any, received by it on each "Remittance Date." As long as PECO Energy is the Servicer, the Remittance Date is the 20th day of each month (or if the 20th is not a Business Day, the immediately succeeding Business
                           Day), provided that, among other things, (i) PECO
                           Energy maintains a short-term rating of at least
                           "A-2" by Standard & Poor's Rating Group ("S&P") and
                           "P-2"
                           by Moody's Investor Service ("Moody's") (and for five
                           Business Days following a reduction in either such rating) or (ii) the Rating Agency Condition will have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with). Otherwise, the Remittance Date is two Business Days after any ITC
                           Collections or proceeds of other Collateral are received by the Servicer. The period from the 20th day of the month to the 20th day of the next month is referred to in this Prospectus as the "Collection
                           Period." See "The Sale and Servicing Agreement" in this Prospectus. Pending deposit into the Collection
                           Account, ITC Collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from the general funds of the Servicer. See "Risk Factors--Bankruptcy; Creditors'
                           Rights."

Servicing Compensation:    The Servicer will be entitled to receive a servicing
                           fee on each Monthly Allocation Date with respect to each Series of Transition Bonds in an amount equal to 1/12 of the percent specified in the related
                           Prospectus Supplement of the outstanding principal amount of the Transition Bonds of such Series (the
                           "Monthly Servicing Fee"). The Monthly Servicing Fee will be paid prior to the payment of any amounts in respect of interest on and premium and principal of the Transition Bonds. See "The Sale and Servicing
                           Agreement--Servicing Compensation" in this
                           Prospectus.

Servicer Advances:         If so specified in the related Prospectus Supplement,
                           the Servicer will make advances of interest or principal on the related Series of Transition Bonds.
                           If no advances are specified in a particular
                           Prospectus Supplement, the Servicer will make no advances for the related Series.

ERISA Considerations:      A fiduciary of any employee benefit plan or other
                           plan or arrangement that is subject to the Employee
                           Retirement Income Security Act of 1974, as amended
                           ("ERISA"), or Section 4975 of the Internal Revenue
                           Code of 1986, as amended (the "Code"), should carefully review with its legal advisers whether the purchase or holding of the Transition Bonds of any Class or Series could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in this Prospectus and in the related Prospectus Supplement.

Tax Status:                In the opinion of Ballard Spahr Andrews & Ingersoll,
                           LLP, (i) the Issuer will be treated as a division of PECO Energy for United States federal income tax purposes and therefore will not be treated as a separate taxable entity for such purposes and (ii) consequently, interest paid on the Transition Bonds will be treated as interest expense incurred by PECO
                           Energy. Transition Bondholders who are United States taxpayers will be required to include the interest received on the Transition Bonds in gross income.
                           Investors should consult their income tax advisers with respect to their own individual tax situations to determine the federal, state, local and other tax consequences of the purchase of Transition Bonds. Transition
                           Bondholders who are not United States taxpayers generally will not be subject to United States federal income or withholding taxes on interest received on the Transition Bonds. See "Certain Tax
                           Matters" in this Prospectus.

Ratings: It is a condition of the Underwriters' obligation to purchase each Series or Class of Transition Bonds that, at the time of issuance, such Series or Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from one or more Rating Agencies specified therein.

                           A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Transition Bond, and accordingly, there can be no assurance that the ratings assigned to any Series or Class of Transition Bonds upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Series or Class of Transition Bonds is revised downward or withdrawn, the liquidity and the price of such Series or Class of Transition Bonds may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each Series or Class of Transition Bonds by the applicable Series Termination Date or Class Termination Date. See "Risk Factors--The Transition Bonds--Uncertain Weighted Average Life" and "Ratings" in this Prospectus.

                                  RISK FACTORS

     Prospective investors in any Series of Transition Bonds should consider, among other things, the following factors in connection with the purchase of Transition Bonds:

Unusual Nature of Intangible Transition Property

     Reliance on Adjustments of the Intangible Transition Charges. The actual rate of ITC Collections may vary from projections upon which the Intangible Transition Charges were based, primarily as a result of variations in electricity usage by Customers from projected electricity usage and delinquencies and write-offs. Under the Sale and Servicing Agreement, the Servicer is obligated to submit Adjustment Requests to the PUC on each Calculation Date to reflect the actual rate of ITC Collections and changes in projections regarding such rate. See "The Sale and Servicing Agreement--Servicing Procedures--ITC Adjustment Process" in this Prospectus. The adjustments to the Intangible Transition Charges are designed to result in the Transition Bond Balance of each Series equaling the Projected Transition Bond Balance therefor and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level by the Monthly Allocation Date immediately [preceding] the next Adjustment Date or the Expected Final Payment Date, as applicable, taking into account any amounts on deposit in the Reserve Subaccount. Since the adjustments will be based on forecasted usage, delinquencies and write-offs, there can be no assurance that any such adjustments to the Intangible Transition Charges will result in ITC Collections sufficient to pay expenses, interest on the Transition Bonds when due and principal of the Transition Bonds in accordance with the Expected Amortization Schedules therefor. The Competition Act and the QRO require the PUC to approve adjustments to the Intangible Transition Charges requested by the Servicer within 90 days of the Calculation Date. There can be no assurance that the PUC will approve such requests in accordance with the QRO. Any failure to approve such adjustments to the Intangible Transition Charges in accordance with the QRO or any litigation challenging the approval thereof could adversely affect the price and liquidity of the Transition Bonds and the expected dates of the payment of the principal thereof and, accordingly, the weighted average lives thereof.

     Limitations on the Intangible Transition Charges. After December 31, 2010, PECO Energy must cease billing Customers the Intangible Transition Charges, and, after the date specified as the last Adjustment Date for each Series in the related Prospectus Supplement, there will be no further adjustments of the Intangible Transition Charges with respect to such Series. Thereafter, any shortfalls in amounts available to make payments with respect to such Series are expected to be recovered through amounts, if any, on deposit in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. To the extent such amounts are insufficient to cover any such shortfalls, the Transition Bonds may not be paid in full by the applicable Expected Final Payment Date or Class or Series Termination Date, and Transition Bondholders would suffer a loss of their investments.

     Possible Commonwealth Amendment or Repeal of the Competition Act. Under the Competition Act, the Commonwealth has pledged to and agreed with transition bondholders that it will not limit or alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by a qualified rate order, until the transition bonds and interest thereon are fully paid and discharged. The Competition Act also provides, however, that subject to the requirements of law, nothing contained in the Competition Act precludes such limitation or alteration by the Commonwealth if "adequate compensation" is made by law for the full protection of the intangible transition charges collected pursuant to a qualified rate order and of transition bondholders. It is unclear what "adequate compensation . . . by law" would be afforded to Transition Bondholders by the Commonwealth if it attempts to limit or alter Intangible Transition Property or Intangible Transition Charges. Accordingly, no assurance can be given that any such provision would not adversely affect the price of the Transition Bonds or the timing of payments with respect to the Transition Bonds. See also "--The Electric Industry Generally--Changing Regulatory Environment" below.

     In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to PECO Energy, under the Contract Clauses of the United States and Pennsylvania Constitutions, the Commonwealth could not repeal or amend the Competition Act (by way of legislative process) or take any action that substantially impairs the rights of the Transition Bondholders, unless such action is a reasonable exercise of the Commonwealth's sovereign powers and of a character appropriate to the public purpose justifying such action. To date, no cases addressing these issues in the context of transition bonds have been decided. There have been cases in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation reducing or eliminating taxes or public charges which supported bonds issued by public instrumentalities, or otherwise reducing or eliminating the security for such bonds. Based upon such case law, it would appear unlikely that the Commonwealth could reduce, modify or alter intangible transition property, or take any action with respect to intangible transition property which would substantially impair the rights of transition bondholders, unless the action is reasonable and appropriate to further a legitimate public purpose. Moreover, under the Taking Clauses of the United States and Pennsylvania Constitutions, the Commonwealth could not repeal or amend the Competition Act (by way of legislative process) or take any action in contravention of its pledge and agreement (described above) without paying just compensation to the transition bondholders (generally the estimated market value of the Intangible Transition Property at the time of the taking) if doing so would constitute a permanent appropriation of the property interest of transition bondholders in the intangible transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds. However, there is no assurance that, even if a court were to award such just compensation, it would be sufficient to pay the full amount of principal of and interest on the transition bonds. In addition, no assurance can be given that a repeal of or amendment to the Competition Act will not be sought or adopted or that any action by the Commonwealth may not occur, any of which might constitute a violation of the Commonwealth's pledge and agreement with the transition bondholders. In any such event, costly and time-consuming litigation might ensue. Any such litigation might adversely affect the price and liquidity of the Transition Bonds and the dates of payments of principal thereof and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Transition Bondholders, the outcome of any such litigation cannot be predicted with certainty, and accordingly, Transition Bondholders could incur a loss of their investment. See "--Legal Challenges" below.

     Possible Federal Preemption of the Competition Act. At least one bill was introduced in the 105th Congress, First Session, prohibiting the recovery of stranded costs such as the Qualified Transition Expenses, which could negate the existence of Intangible Transition Property. That bill, H.R. 1230 (The Consumers Electric Power Act of 1997) ("H.R. 1230"), was introduced on April 8, 1997 and referred to the House Commerce Committee, which referred it to the Subcommittee on Energy and Power. On October 21, 1997, the Subcommittee on Energy and Power held hearings, but since those hearings, no further action has been taken. No prediction can be made as to whether H.R. 1230, or any future bills that could prohibit the recovery of stranded costs, will become law or, if they become law, what their final form or effect will be. Moreover, even if such a preemption of the Competition Act and/or the QRO by the federal government were considered a "taking," for which the government had to pay the estimated market value of the Intangible Transition Property at the time of the taking, there is no assurance that such compensation would be sufficient to pay the full amount of principal of and interest on the Transition Bonds, and Transition Bondholders could suffer a loss of their investment. Further, there is no assurance that the courts would consider such a preemption a taking. See "--Possible Commonwealth Amendment or Repeal of the Competition Act" above.

     Legal Challenges. The existence of Intangible Transition Property and its adequacy as a source of payment of principal of and interest on the Transition Bonds are dependent on relevant provisions of the Competition Act, the QRO and the Adjustment Requests. If the relevant provisions of the Competition Act, the QRO or any Adjustment Request were challenged in a lawsuit and determined to be invalid or unenforceable in whole or in part, such determination could adversely affect the ability of the Issuer to make payments on the Transition Bonds and Transition Bondholders could suffer a loss of their investment.

     As of the date of this Prospectus, the Competition Act and the QRO are in full force and effect. The PUC issued its Final Order dated May 14, 1998 (the "Final Order") approving PECO Energy's restructuring plan (the "Restructuring Plan") as modified by the settlement (the "Settlement") concerning the Restructuring Plan. The period for appealing the QRO has expired, and one petition challenging the Final Order, including the QRO, has been filed by Indianapolis Power & Light Company ("IP&L") before the Commonwealth Court. As of the date of this Prospectus, there are three pending Pennsylvania court actions challenging the constitutionality of the Competition Act. See "--Limited Rights and Remedies" below and "Litigation" in this Prospectus.

     Limited Rights and Remedies. Under the terms of the Sale and Servicing Agreement, PECO Energy, as the Seller, will be required to pay the Bond Trustee Liquidated Damages if there has been a breach by PECO Energy of certain of its representations relating to the Intangible Transition Property, but only if such breach continues beyond a 90-day grace period and has a material adverse effect on the Transition Bondholders. No assurances are given that the Seller would be able to pay such Liquidated Damages. See "The Sale and Servicing Agreement--Seller Representations and Warranties" in this Prospectus. A determination by a court that, based on laws in effect on the date any Intangible Transition Property is sold, Intangible Transition Property or the QRO violated any such laws, or is otherwise invalid or unenforceable, would be considered to be a breach of the Seller's representation.

     The Seller will not be in breach of any representations and warranties (or be required to pay Liquidated Damages) for a change in law by legislative enactment or constitutional amendment, including an enactment or amendment that breaches the pledge and agreement of the Commonwealth in the Competition Act not to limit, alter or impair Intangible Transition Property or Intangible Transition Charges. A repeal of the Competition Act, an amendment thereto voiding the existence of Intangible Transition Property or the adoption of a federal statute prohibiting the recovery of all stranded costs are examples of changes in law.

     The Seller will not be in breach of any representations and warranties or be required to pay Liquidated Damages as a result of a breach of the pledge and agreement of the Commonwealth that constitutes an impairment of the Transition Bondholders' rights. Furthermore, under current law a substantial impairment would be permitted and would not constitute such a breach if the impairment can be shown to be a reasonable and appropriate exercise of the Commonwealth's sovereign power. A reasonable and appropriate exercise of the Commonwealth's sovereign power is generally considered valid under both the United States and Commonwealth Constitutions if the action is deemed to serve a significant public purpose. An example of a significant public purpose would be certain actions to protect the public's health and safety or the exercise of the state's power of eminent domain. If, for example, competition in electricity generation reduced the safety and reliability of electric service and the legislature decided competition was injurious to the public health and safety and repealed the Competition Act to protect consumers, the protection of consumers could be considered to be an important public purpose and, therefore, the repeal of the statute a reasonable and appropriate exercise of the Commonwealth's sovereign power. An exercise of the Commonwealth's sovereign power could, at the least, delay payments on Transition Bonds and, if upheld, cause Transition Bondholders to suffer a loss of their investment.

     Uncertainties Associated with New Asset Type. There are no historical performance data for an asset type such as Intangible Transition Property, although customer and energy usage records are available. Such customer and energy usage records, however, do not reflect customers' payment patterns or energy usage in a competitive market and do not reflect consolidated billing by electric generation suppliers, so these records may have limited predictive value with respect to the Intangible Transition Charges and the Transition Bonds. See "--Servicing--Electric Generation Suppliers" below. Furthermore, the Servicer does not have any experience administering this specific type of asset. In addition, in the event of a foreclosure, there is likely to be a limited market, if any, for Intangible Transition Property, and, therefore, foreclosure may not be a realistic or practical remedy for the Bond Trustee. See "--Bankruptcy; Creditors' Rights" below.

Servicing

     Reliance on Servicer. The Issuer will rely on the Servicer for the determination of any adjustments to the Intangible Transition Charges and submission of Adjustment Requests to the PUC and for the Customer billing and collection that is necessary to recover the Intangible Transition Charges and, therefore, necessary to make payments of principal and interest on the Transition Bonds. If, as a result of its insolvency or liquidation or otherwise, PECO Energy were to cease servicing Intangible Transition Property, so determining any adjustments to the Intangible Transition Charges or collecting the Intangible Transition Charges, it may be difficult to obtain a successor servicer under the Competition Act to fulfill the obligations of PECO Energy as Servicer. In addition, a transfer of servicing functions will require regulatory cooperation. A successor servicer may also experience difficulties in collecting Intangible Transition Charges and so determining appropriate adjustments to Intangible Transition Charges. Further, under current law, it is possible that the remedy of shutting off service to a consumer for nonpayment of the Intangible Transition Charges would not be available to a successor servicer. If PECO Energy were to be replaced as Servicer, any of these factors, and others, could delay the timing of payments on Intangible Transition Property, and Transition Bondholders could incur a loss. See "The Sale and Servicing Agreement" in this Prospectus.

     Inaccurate Projections. The failure of the Servicer to forecast accurately the electricity usage of Customers and the delinquency and write-off experience relating to Intangible Transition Charges could adversely affect the timely receipt of ITC Collections. Projections are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, changes in political, social and economic conditions, weather, unexpected demographic trends, catastrophes, regulatory initiatives and compliance with governmental regulations, litigation and various other events, conditions and circumstances, all of which are beyond the control of the Servicer and the Seller. While adjustments to the Intangible Transition Charges are required under the Competition Act to be made as described in this Prospectus, to the extent actual results differ from projections, payments on Transition Bonds could be delayed, and Transition Bondholders could suffer a loss on their investment.

     For calendar year 1997, forecast usage was 2.7% greater than actual usage. See "The Seller and Servicer--Forecasting Customers and Usage" in this Prospectus. The accuracy of the Servicer's historical forecasts is not necessarily indicative of the accuracy of the Servicer's future forecasts, particularly in light of changes which are expected to occur as a result of the introduction of competition for electric generation services. Competition could affect usage in ways that cannot now be predicted and that would make past projections useless in making future projections. Similarly, the introduction of electric generation suppliers providing consolidated bills to customers and being responsible for paying amounts owed in respect of transmission and distribution charges and the intangible transition charges to the electric distribution companies, including PECO Energy, could make past projections meaningless as a tool in predicting delinquencies and write-offs in the future. Such changes to the electricity market could also substantially affect the methodology by which the Servicer produces forecasts and the types of information used by the Servicer to produce them. There can be no assurance that the accuracy of past projections will be replicated in any future predictions made by the Servicer. There can be no assurances that actual usage, delinquencies and write-offs will not be significantly different from future forecasts thereof.

     While the Servicer will make all reasonable efforts to make accurate forecasts of usage, write-offs and delinquencies and incorporate assumptions relating thereto into its calculation of the Intangible Transition Charges, there can be no assurance that such calculation will not result in a shortfall in ITC Collections. In addition, there can be no assurance that any successor Servicer will be successful in making such forecasts. Shortfalls may be recovered through adjustments to the Intangible Transition Charges, but the frequency of such adjustments is limited, and, accordingly, delays in payments to Transition Bondholders or losses might result. See "--Unusual Nature of Intangible Transition Property--Reliance on Adjustments of the Intangible Transition Charges" above.

     Delays Caused by Changes in Payment Terms. The Servicer is permitted to alter the terms of billing and collection arrangements and modify amounts due from Customers. Although the Servicer does not have the right to change the amount of a Customer's individual Intangible Transition Charges, it does have the right to take actions that in its judgment will maximize actual collections from Customers with respect to any utility bill. In addition, the Servicer has the right to write-off outstanding bills that it deems uncollectible in accordance with its customary and usual billing and collection practices. Such actions might include, for example, agreeing to an extended payment schedule or agreeing to write-off a portion of an outstanding bill in order to recover a portion thereof. While PECO Energy has no current intention of taking actions that would change the billing and collection arrangements in a manner which would adversely affect the collection of payments of the Intangible Transition Charges, there can be no assurance that PECO Energy will not change its customary and usual billing and collection practices, including its requirements regarding Customer deposits, in such a manner or that a successor servicer may not make such a change or that such a change may not be required by the PUC or new legislation. Such changes could delay or reduce ITC Collections and, accordingly, could adversely affect the payment of interest on the Transition Bonds on a timely basis or the payment of principal of the Transition Bonds pursuant to the Expected Amortization Schedules or in full by the applicable Expected Final Payment Date or Series Termination Date or, if applicable, Class Termination Date. See "Certain Weighted Average Life and Yield Considerations" in this Prospectus; see also "The Seller and Servicer--Customers and Operating Revenues," "--Billing Process" and "--Credit Policy and Procedures; Collection Process" in this Prospectus.

     Credit Policy and Procedures. The Servicer's ability to collect amounts billed to Customers for the Intangible Transition Charges will depend in part on the creditworthiness of the Customers. Under Commonwealth law, PECO Energy generally is obligated to provide service to new Customers in its retail electric service territory, and credit investigations of new Customers by PECO Energy have been limited. PECO Energy's information regarding the creditworthiness of new Customers is limited to information regarding prior service, if any, by PECO Energy provided by its Customer information system audits. If the Servicer incorrectly evaluates the creditworthiness of a significant number of its Customers, significant increases in delinquencies and write-offs may result, and delays in payments to Transition Bondholders may occur. See "--Electric Generation Suppliers" below.

     Electric Generation Suppliers. The Restructuring Plan and future orders of the PUC will set forth guidelines governing customer billing and collection by electric generation suppliers. Any electric generation supplier that provides consolidated billing is required to pay the Servicer periodic amounts billed by the Servicer to the electric generation supplier, including the Intangible Transition Charges, regardless of the ability of the electric generation supplier to collect such amounts from Customers. In such event, the collecting electric generation supplier will, in effect, replace the Customer as the obligor with respect to such Intangible Transition Charges, and the Servicer, on behalf of the Issuer, will have no right to collect such Intangible Transition Charges from the Customer. See also "--The Electric Industry Generally-- Shrinking Base of Customers" below. There can be no assurance that each electric generation supplier will use the same customer credit standards as the Servicer or that the Servicer will be able to mitigate credit risks relating to electric generation suppliers in the same manner in which it mitigates such risks relating to its Customers. The Servicer, on behalf of the Issuer, will pursue any electric generation supplier that fails to remit applicable Intangible Transition Charges in a manner similar to that by which the Servicer will pursue any failure by a Customer to remit Intangible Transition Charges. See "The Sale and Servicing Agreement" in this Prospectus. The Servicer will not generally have the right to pursue Customers of an electric generation supplier that defaults in the payment of Intangible Transition Charges. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Issuer or the Servicer directly from all Customers receiving consolidated bills from electric generation suppliers following certain payment defaults by an electric generation supplier and applicable grace periods. See "The QRO and the Intangible Transition Charges--Electric Generation Suppliers" in this Prospectus.

     Changes in Customer billing and payment arrangements may result in Customer confusion and the misdirection or delay of payments, which could have the effect of causing shortfalls in ITC Collections. Any problems arising from new and untested systems or any lack of experience on the part of the electric generation suppliers with Customer billing and collections could cause delays in billing and collecting the Intangible Transition Charges resulting in shortfalls in ITC Collections. Such ITC Collections shortfalls could adversely affect the timely payment of interest on the Transition Bonds or the payment of principal of the Transition Bonds pursuant to the Expected Amortization Schedules therefor or in full by the applicable Expected Final Payment Date or Series Termination Date or, if applicable, Class Termination Date. For a discussion of the future market share of electric generation suppliers, see

"PECO Energy's Restructuring Plan--The Settlement--Customer Choice" in this Prospectus. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any electric generation suppliers to forward ITC Collections to the Servicer. The adjustment mechanism for the Intangible Transition Charges, as well as the Overcollateralization Amount and the amounts on deposit in the Capital Subaccount and the Reserve Subaccount, are designed to mitigate this risk relating to the timing of collections and payments. However, delays in payments to Transition Bondholders might occur as a result of delays in implementation of the adjustment mechanism or any lack of funds in the Reserve Subaccount, the Overcollateralization Subaccount, and the Capital Subaccount after the final Adjustment Date.

     In addition, to the extent that Customers choose to purchase their electricity from electric generation suppliers that provide consolidated billing, the Issuer may be relying on a small number of electric generation suppliers, rather than a large number of individual Customers, to remit ITC Collections. In this circumstance, a default in the payment of Intangible Transition Charges by a single electric generation supplier that provides generation service to a large number of Customers may adversely affect the timing of payments on the Transition Bonds.

     Commingling of ITC Collections with Servicer's Other Funds. Until ITC Collections are remitted to the Collection Account on a Remittance Date, the Servicer will not segregate them from its general funds. A failure or inability of the Servicer to remit the full amount of the ITC Collections, whether voluntary or involuntary, might result in delays or reductions in payments to Transition Bondholders. The adjustments to the Intangible Transition Charges described in this Prospectus as well as the amounts, if any, on deposit in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount are designed to mitigate this risk. However, delays in payments to Transition Bondholders may occur as a result of delays in implementation of the adjustment mechanism or any lack of funds in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount after the final Adjustment Date.

     Year 2000 Issues. PECO Energy, like all other companies using computers and automated devices containing microprocessors, is faced with the task of addressing the Year 2000 issue. See "The Seller and Servicer--Year 2000 Compliance" in this Prospectus. The Year 2000 issue could affect, among other things, the ability of PECO Energy as Servicer and electric generation suppliers to bill and collect the Intangible Transition Charges, both because of problems with their own systems and problems that Customers may have in processing bills, and the ability of the Servicer and electric generation suppliers to meter usage. The Year 2000 issue could also affect usage if there are problems with the generation or distribution of electricity. There is no way to predict the impact of the Year 2000 issue, but if there are significant interruptions of service to Customers or significant business interruptions in general caused by Year 2000 issues, there could be significant delays in ITC Collections and, therefore, in payments to Transition Bondholders.

The Electric Industry Generally

     Changing Regulatory Environment. The Restructuring Plan provides certain standards for metering, billing and other activities by electric generation suppliers. In addition, PECO Energy, the electric generation suppliers and the other groups involved in the Settlement submitted additional standards, and the PUC is expected to adopt those standards by order on or about July 1, 1998. While the Restructuring Plan provides that an electric generation supplier that bills customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the PUC may waive any of those requirements at any time in the future. Further, the parties to the Settlement agreed to review and, as appropriate, to recommend changes to PUC regulations and procedures "in order to facilitate the efficient and full recovery of revenues from customers, while at the same time protecting customers." Any such changes might adversely affect the price and liquidity of the Transition Bonds and their amortization and, accordingly, their weighted average lives. Transition Bondholders may suffer a loss of their investment as a result of any such changes. See "--Unusual Nature of Intangible Transition Property" above.

     Changes in General Economic Conditions and Electricity Usage. General economic conditions and technological changes that would significantly alter power consumption or reduce the Customer base in the Seller's historical service area may affect payments on the Transition Bonds. Additionally, changes in business cycles, departures of Customers from the Seller's historical service area, weather, occurrence of natural disasters, dramatic changes in energy prices, implementation of energy conservation efforts and increased efficiency of equipment, among other things, affect energy usage. If a sufficient number of Customers significantly reduce their electricity consumption or cease consuming electricity altogether, the Intangible Transition Charges, as adjusted from time to time, required to be paid by remaining Customers may become burdensome. See "--Unusual Nature of Intangible Transition Property--Reliance on Adjustments of the Intangible Transition Charges" above and "--Shrinking Base of Customers" below.

     Shrinking Base of Customers. The Intangible Transition Charges are a relatively modest amount on an individual Customer basis when imposed on the Seller's current base of Customers. However, if one or more of the risks described under the subsection "--The Electric Industry Generally" or an unforeseen catastrophe were to occur, the number of Customers on whom the Intangible Transition Charges would be levied might be reduced significantly. See also "--Unusual Nature of Intangible Transition Property--Risks of Increased Intangible Transition Charges" above. Although the Issuer believes that the likelihood of this scenario occurring is remote, this scenario might cause Transition Bondholders to fail to receive the full amount to which they are entitled. Furthermore, the Issuer expects that the applicable Intangible Transition Charges will be imposed on Customers who only partially self-generate; however, the ability of the Servicer to collect such Intangible Transition Charges may be reduced because the Servicer will not have ready access to data about which consumers are self-generating and will not be able to exercise complete shut-off rights as an enforcement tool against a self-generator. Nevertheless, the Servicer's current forecasts of future electricity demand do not include any shift by Customers to self-generation, because self-generation of electricity by Customers is not expected to be economically viable during the period in which the Transition Bonds will be outstanding. But see "--Servicing--Electric Generation Suppliers" above.

     In addition, to the extent that Customers choose to purchase their electricity from electric generation suppliers that provide consolidated billing, the Issuer may be relying on a small number of electric generation suppliers, rather than a large number of individual Customers, to remit ITC Collections. In this circumstance, a default in the payment of Intangible Transition Charges by a single electric generation supplier that provides generation service to a large number of Customers may adversely affect the timing of payments on the Transition Bonds.

Bankruptcy; Creditors' Rights

     Bankruptcy of Seller. General. The bankruptcy of the Seller could have several adverse consequences, the most important of which are briefly described in this subsection.

     True Sale or Financing. The Seller will represent and warrant in the Sale and Servicing Agreement that the transfer of Intangible Transition Property in accordance with that agreement is a valid sale and assignment by the Seller to the Issuer of such Intangible Transition Property. The Seller and Issuer will also represent and warrant in the Sale and Servicing Agreement that they will each take the appropriate actions under the Competition Act to perfect this sale. The Competition Act provides that a transfer of intangible transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a qualified rate order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a true sale, and not as a pledge or other financing, of such intangible transition property. The Seller and the Issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal and Commonwealth income and franchise tax purposes the Transition Bonds will be treated as a financing and not a sale. See "The Competition Act--Securitization of Stranded Costs--Characterization of Transfer of Intangible Transition Property as True Sale" in this Prospectus. If the Seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of the Seller or the Seller itself as debtor in possession were to take the position that the sale of Intangible Transition Property to the Issuer was a financing transaction and not a "true sale," there can be no assurance that a court would not adopt such a position. If a court adopted this position, then delays or reductions in payments on the Transition Bonds could result. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a Seller bankruptcy could result in delays in payments on the Transition Bonds and could have an adverse effect on the secondary markets for the Transition Bonds, including the liquidity and market value of the Transition Bonds.

     In order to mitigate the impact of the possible recharacterization of a sale of intangible transition property as a financing transaction, the Competition Act and the regulations thereunder provide that if an intangible transition property notice is filed and the transfer is thereafter held to constitute a financing transaction (as opposed to a true sale), such notice will be deemed to constitute a filing with respect to a security interest. The Sale and Servicing Agreement provides that the filing of such a notice shall be made. The Competition Act further provides that any such filing in respect of transition bonds takes precedence over any other filings. In addition, the Sale and Servicing Agreement requires that financing statements under the Uniform Commercial Code executed by the Issuer be filed in the appropriate offices in Delaware. As a result of such filings, the Issuer would be a secured creditor of the Seller and entitled to recover against the security, which is Intangible Transition Property. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a Seller bankruptcy.

     Consolidation of the Issuer and the Seller. If the Seller were to become a debtor in a bankruptcy case, a creditor or bankruptcy trustee of the Seller or the Seller itself as a debtor in possession may attempt to substantively consolidate the assets of the Issuer and the Seller. Although the Seller and the Issuer have taken steps to attempt to minimize this risk (see "The Issuer" in this Prospectus), no assurance can be given that if the Seller or an affiliate of the Seller were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the Issuer be consolidated with those of the Seller or such affiliate, thus resulting in delays or reductions in payments on the Transition Bonds.

     Status of Intangible Transition Property as Property. The Seller believes, and the Competition Act provides, that any intangible transition property constitutes a current property right on the date that the QRO became effective and that it thereafter exists continuously for all purposes. Nonetheless, no assurance can be given that if the Seller were to become a debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the Seller or the Seller itself as debtor in possession would not attempt to take the position that, because the payments based on Intangible Transition Property are indirectly usage-based charges, Intangible Transition Property comes into existence only as Customers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the Transition Bondholders would attach to Intangible Transition Charges in respect of electricity consumed after the commencement of a bankruptcy case for the Seller. If it were determined that Intangible Transition Property has not been sold to the Issuer, and the security interest in favor of the Transition Bondholders did not attach to Intangible Transition Charges in respect of electricity consumed after the commencement of a bankruptcy case of the Seller, then the Issuer would be an unsecured creditor of the Seller, and delays or reductions in payments on the Transition Bonds could result. Whether or not a court determined that Intangible Transition Property had been sold to the Issuer, no assurances can be given that a court would not rule that any Intangible Transition Charges relating to electricity consumed after the commencement of the Seller's bankruptcy cannot be transferred to the Issuer or the Bond Trustee, thus resulting in delays or reductions of payments of the Transition Bonds.

     In addition, because the payments based on the Intangible Transition Charges are indirectly usage-based charges, if the Seller were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, the Seller or the Seller itself as debtor in possession could take the position that the Issuer should pay a portion of the costs of the Seller associated with the generation, transmission or distribution by the Seller of the electricity, consumption of which gave rise to the ITC Collections used to make payments on the Transition Bonds. If a court were to adopt this position, the result could be delays or reductions in payments to the Transition Bondholders.

     Regardless of whether the Seller is the debtor in a bankruptcy case, if a court were to accept the argument that Intangible Transition Property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of the Seller arising before Intangible Transition Property came into existence could have priority over the Issuer's interest in such Intangible Transition Property, thereby possibly resulting in a reduction of amounts paid to the Transition Bondholders. Adjustments to the Intangible Transition Charges may be available to mitigate this risk, although delays in implementation thereof may cause a delay in receipt of scheduled payments.

     Enforcement of Rights by Bond Trustee. Upon an Event of Default under the Indenture, the Competition Act permits the Bond Trustee to enforce the security interest in Intangible Transition Property and direct the PUC to order the sequestration and payment to Transition Bondholders of all revenues arising with respect to Intangible Transition Property. The Competition Act provides that such an order will remain in full force and effect notwithstanding bankruptcy, reorganization, or other insolvency proceedings with respect to the utility or its assignee. There can be no assurance, however, that the PUC would issue such an order in light of the automatic stay provisions of Section 362 of the Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit such action by the PUC. In that event, the Bond Trustee is required under the Indenture to seek an order from the bankruptcy court lifting the automatic stay with respect to such action by the PUC and an order requiring an accounting and segregation of the revenues arising from Intangible Transition Property. There can be no assurance that a court would grant either order.

     Bankruptcy of Servicer. The Servicer is entitled to commingle ITC Collections with its own funds until each Remittance Date. The Competition Act provides that the relative priority of a lien created under the Competition Act is not defeated or adversely affected by the commingling of funds arising with respect to Intangible Transition Property with funds of the electric utility. However, no assurances can be given that in the event of a bankruptcy of the Servicer, the Bond Trustee will have a perfected interest in such commingled funds, and the inclusion thereof (or the attempt to include such amounts) in the bankruptcy estate of the Servicer may result in delays in payments due on the Transition Bonds. In addition, in the event of a Servicer bankruptcy, the automatic stay may prevent the Issuer from effecting a transfer of servicing, notwithstanding the contractual provisions in the Sale and Servicing Agreement that provide that the Issuer may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer which satisfies the Rating Agency Condition. Even if a successor Servicer may be appointed, such a successor may be difficult to obtain and may not be capable of performing all the duties that PECO Energy as Servicer was capable of performing. See "--Servicing--Reliance on Servicer" above.

The Transition Bonds

     Limited Liquidity. There is no assurance that a secondary market for any of the Transition Bonds will develop or, if one does develop, that it will provide the Transition Bondholders with liquidity of investment or that it will continue for the life of such Transition Bonds. It is not anticipated that any Transition Bonds will be listed on any securities exchange.

     Limited Sources of Payments. The Transition Bonds will not represent an interest in or obligation of the Seller, the Issuer Trustee or the Bond Trustee. Intangible Transition Property owned by the Issuer and certain other assets of the Issuer (which are expected to be minimal) are the only source of payments on the Transition Bonds. The Issuer's organizational documents will restrict its right to acquire other assets unrelated to the transactions described in this Prospectus. None of the Transition Bonds will be guaranteed or insured by the Seller, the Issuer Trustee or the Bond Trustee or any affiliates thereof (other than the Issuer).

         Considerations of Additional Series and Other Financings. Subject to certain conditions, the Issuer may from time to time issue new Series of Transition Bonds. The principal terms of any Series will be specified in a Prospectus Supplement for such Series, but the terms of any additional Series will not be subject to the prior review by or consent of the Transition Bondholders of any previously issued Series. Such principal terms may include methods for allocating collections, provisions creating different or additional security or other credit enhancement, and any other amendment or supplement to the Indenture or otherwise which is made applicable only to such Series of Transition Bonds. While the issuance of other Series must meet the Rating Agency Condition, there can be no assurance that the issuance of any other Series of Transition Bonds might not have an impact on the timing or amount of payments received by Transition Bondholders. See "The Transition Bonds" and "The Indenture--Issuance of Additional Series" in this Prospectus. In addition, various matters relating to the Transition Bonds are subject to a vote of all Transition Bondholders for all Series of Transition Bonds, even though there may be differences in the interests or positions among such Series or Classes of such Series which could result in voting outcomes adverse to the interests of one or more Series or Classes of Transition Bonds.

     The Seller may sell Intangible Transition Property to one or more entities other than the Issuer to finance Stranded Costs. Neither such sales nor the terms of any transition bonds issued by such entity or entities will be subject to the prior review by or consent of the Transition Bondholders of any Series. ITC Collections will be pro rated among Intangible Transition Property held by the Issuer and Intangible Transition Property held by such other entities. The sale of Intangible Transition Property to an entity other than the Issuer will be subject, among other things, to the Rating Agency Condition. There can be no assurance that the issuance of other transition bonds secured by Intangible Transition Property might not have an impact on the timing or amount of payments received by Transition Bondholders. See "PECO Energy Company" in this Prospectus.

     Limited Nature of Ratings. It is a condition of the Underwriters' obligation to purchase each Series and Class of Transition Bonds that at the time of issuance such Transition Bonds receive from the Rating Agencies the respective ratings set forth in the applicable Prospectus Supplement. The ratings of the Transition Bonds address the likelihood of the ultimate payment of principal and the timely payment of interest on the Transition Bonds. The ratings do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each Series or Class of Transition Bonds by the applicable Series Termination Date or Class Termination Date. As a result, any Series or Class of Transition Bonds might be paid later than scheduled, resulting in a weighted average life of such Transition Bonds which is longer than expected. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant.

     Uncertain Weighted Average Life. The actual dates on which principal is paid on each Class of Transition Bonds might be affected by, among other things, the amount and timing of receipt of ITC Collections. Since the amount of Intangible Transition Charges collected from each Customer will depend upon each Customer's usage of electricity, the aggregate amount and timing of ITC Collections (and the resulting amount and timing of principal amortization on the Transition Bonds) will depend, in part, on actual usage of electricity and the rate of delinquencies and write-offs. See "--Servicing--Inaccurate Projections" above. Although the Intangible Transition Charges will be adjusted from time to time based in part on the actual rate of ITC Collections during prior billing periods, no assurances can be given that the Servicer will be able to forecast accurately actual Customer energy usage and the rate of delinquencies and write-offs and implement adjustments to the Intangible Transition Charges that will cause payments to be made at any particular rate. If ITC Collections are received at a slower rate than expected, payments on the Transition Bonds may be made later than expected. Because principal will only be paid at a rate not to exceed that reflected in the Expected Amortization Schedules except in the event of a redemption or acceleration, the Transition Bonds are not expected to be retired earlier than scheduled. A payment on a date that is later than forecasted will result in a longer weighted average life.

     The Transition Bonds may be subject to optional and mandatory redemptions as specified herein or in the related Prospectus Supplement. Any such redemption will cause such Transition Bonds to be retired earlier than would otherwise be expected and may adversely affect the yield to maturity of such Transition Bonds. There can be no assurance as to whether the Issuer will redeem any Series of Transition Bonds or as to whether Transition Bondholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption. See "Certain Weighted Average Life and Yield Considerations" and "The Transition Bonds--Credit Enhancement" in this Prospectus.

                               PECO ENERGY COMPANY

     Incorporated in Pennsylvania in 1929, PECO Energy provides retail electric and gas service in Southeastern Pennsylvania and, through pilot programs, natural gas service to areas in Maryland and New Jersey. PECO Energy also engages in the wholesale marketing of electricity on a national basis and participates in joint ventures which provide telecommunication services in the Philadelphia area. See "The Seller and Servicer" in this Prospectus.

     The electric and gas utility industries are both undergoing fundamental restructuring. See "The Competition Act" in this Prospectus. In addition, in 1996, the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file non-discriminatory, open-access transmission tariffs.

     PECO Energy files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.


                               THE COMPETITION ACT

General

     The Competition Act was enacted in December 1996 and provides for the restructuring of the electric utility industry in Pennsylvania. The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. Electric distribution and transmission services will remain regulated by the PUC. The Competition Act requires utilities to submit restructuring plans, including their stranded costs which will result from retail competition for generation services. Stranded costs include regulatory assets, nuclear decommissioning costs and long-term purchase power commitments for which full recovery is allowed and other costs, including investment in generating plants, spent fuel disposal, retirement costs and reorganization costs, for which an opportunity for recovery is allowed in an amount determined by the PUC as just and reasonable. Under the Competition Act, utilities are subject to a rate cap through December 31, 2005 which provides that total charges to customers cannot exceed rates in place at December 31, 1996, subject to certain exceptions. The Competition Act also caps transmission and distribution rates from December 31, 1996 through June 30, 2001, subject to certain exceptions. Under the Competition Act, each regulated electric utility was required to implement a retail access pilot program for customers representing 5% of the peak load of each customer class for the period from November 1, 1997 through December 31, 1998.

Recovery of Stranded Costs

     As a mechanism for utilities (including PECO Energy) to recover their allowed stranded costs, the Competition Act provides for the imposition and collection of nonbypassable charges on customer's bills called the "competitive transition charges." The competitive transition charges are assessed to and collected from all retail customers who have been assigned stranded cost responsibility and access the utilities' transmission and distribution system, and may be collected over a maximum period of nine years, except as such period may be extended by the PUC for good cause shown. As the competitive transition charges are based on access to the utility's transmission and distribution system, they will be assessed regardless of whether such customer purchases electricity from the utility or an independent electric generation supplier. The Competition Act provides, however, that the utility's right to collect the competitive transition charges is contingent on the continued operation at reasonable availability levels of the assets for which the stranded costs were awarded, except where continued operation is no longer cost efficient.

Securitization of Stranded Costs

     The Competition Act authorizes the PUC to approve, by adopting a qualified rate order, the issuance of transition bonds as a mechanism to mitigate stranded costs and reduce customer rates. Transition bonds may be issued by a utility, a finance subsidiary of a utility or a third-party assignee of a utility. Under the Competition Act, proceeds of transition bonds are required to be used principally to reduce qualified transition expenses, including the utilities' stranded costs, and the related capitalization costs of the utility. The transition bonds are secured by intangible transition property and payable from the intangible transition charges and may have a maximum maturity of ten years. The Competition Act provides that simultaneously with the imposition of intangible transition charges, either the utility's rates for electric service or competitive transition charges shall be reduced by an amount equal to the revenue requirement of the transition or stranded costs for which transition bonds have been successfully issued.

     The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs.

     Irrevocability of Intangible Transition Property. Under the Competition Act, intangible transition property is created by the issuance by the PUC of a qualified rate order and the declaration by the PUC that relevant paragraphs of the qualified rate order are irrevocable. The PUC is granted the power under the Competition Act to specify that all or a portion of a qualified rate order will be irrevocable. The Competition Act provides that to the extent that the PUC declares a qualified rate order irrevocable, the PUC may not, by any subsequent action, reduce, postpone, impair or terminate either the order or the intangible transition charge authorized therein. In addition, under the Competition Act, the Commonwealth pledges and agrees with the holders of the transition bonds, and with any assignee or finance party, not to limit or alter or in any way impair or reduce the value of intangible transition property or the intangible transition charges until the related transition bonds are fully discharged. The Competition Act provides, however, that nothing precludes the Commonwealth from limiting or altering intangible transition property or the qualified rate order, provided that adequate compensation is made by law for the full protection of the intangible transition charges collected pursuant to the qualified rate order and of the holders of the transition bonds and any assignee or finance party.

     Adjustments of the Intangible Transition Charges. The Competition Act requires the PUC to provide in all qualified rate orders a procedure for expeditiously approving periodic adjustments to the intangible transition charges. The Competition Act requires that such adjustments be conducted on at least an annual basis on each anniversary of the issuance of the qualified rate order and at additional intervals as specified therein. The PUC must approve such adjustments within 90 days of each request for adjustment.

     Nonbypassability. The Competition Act provides that the competitive transition charges and the intangible transition charges will be imposed on customers accessing the utility's transmission and distribution system even if a utility's customer elects to purchase electricity from another supplier or if the customer chooses to operate self-generation equipment in tandem with accessing the utility's transmission and distribution system. The Competition Act further provides that to the extent that the utility, or any assignee of intangible transition property, assigns, sells, transfers or pledges any interest in intangible transition property, the PUC authorizes the utility to contract with such assignee for the utility (i) to continue to operate the system to provide electric services to the utility's customers, (ii) to impose and collect the applicable intangible transition charges for the benefit and account of the assignee, (iii) to make periodic adjustments of the intangible transition charges, and (iv) to account for and remit the applicable intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind. In addition, to the extent specified in the qualified rate order, the obligations of the utility under any such contract (i) will be binding upon the utility, its successors and assigns and (ii) will be required by the PUC to be undertaken and performed by the utility and any other entity which provides electric service to a person that is a customer of the utility located within the utility's retail electric service territory, as a condition to providing service to such customer or the municipal entity providing such services in place of the utility.

     Creation of a Statutory Lien on Intangible Transition Property. The Competition Act provides that a valid and enforceable security interest in intangible transition property automatically attaches from the time the related transition bonds are issued and is enforceable against all third parties (including judicial lien creditors) if (i) value is given by purchasers of the transition bonds and (ii) a filing is made with the PUC to perfect the security interest within 10 days from issuance of transition bonds. The Competition Act also provides that security interests in the intangible transition property are created and perfected only by means of a separate filing with the PUC in accordance with the provisions of the Competition Act. Upon perfection, the statutorily created lien attaches both to intangible transition property and to all revenues and proceeds of intangible transition property, whether or not accrued. The Competition Act provides that any such filing will take precedence over any other filing and will be enforceable against the assignee and all third parties, including judicial lien creditors, subject only to rights of any third parties holding security interests in intangible transition property previously perfected in accordance with the Competition Act. The Competition Act provides that priority of security interests in intangible transition property will not be defeated or adversely affected by (i) commingling of revenues with other funds of the utility or (ii) changes to the qualified rate order or the intangible transition charges.

     Characterization of Transfer of Intangible Transition Property as True Sale. The Competition Act provides that a transfer by the utility or an assignee of intangible transition property will be treated as a true sale of the transferor's right, title and interest and not as a pledge or other financing, other than for federal and state income and franchise tax purposes, if (i) the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer and (ii) the transaction is approved in a qualified rate order. See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus.


                        PECO ENERGY'S RESTRUCTURING PLAN

General.

     In accordance with the provisions of the Competition Act, in April 1997, PECO Energy filed with the PUC a comprehensive restructuring plan detailing its proposal to implement full customer choice of electric generation suppliers. PECO Energy's restructuring plan identified $7.5 billion of retail electric generation-related stranded costs. In August 1997, PECO Energy and various intervenors in PECO Energy's restructuring proceeding filed with the PUC a Joint Petition for Partial Settlement (the "Joint Petition"). In December 1997, the PUC rejected the Joint Petition and entered an Opinion and Order, revised in January and February 1998 (the "PUC Restructuring Order"), which deregulated PECO Energy's electric generation operations. The PUC Restructuring Order authorized PECO Energy to recover stranded costs of $4.9 billion on a discounted basis, or $5.3 billion on a book value basis, over 8 1/2 years beginning in 1999.

     On January 21, 1998, PECO Energy filed a complaint in the U.S. District Court for the Eastern District of Pennsylvania (the "Eastern District Court") seeking injunctive and monetary relief on the grounds that the Competition Act and the PUC Restructuring Order were preempted by the Federal Power Act and violative of several provisions of the U.S. Constitution. On January 22, 1998, PECO Energy also filed two Petitions for Review in the Commonwealth Court of Pennsylvania (the "Commonwealth Court") appealing the PUC Restructuring Order based upon errors of law, an arbitrary and capricious abuse of administrative discretion and the deprivation of the due process of law.

     In addition to PECO Energy's appeals, numerous other parties, including various intervenors, filed appeals and cross appeals of the PUC Restructuring Order, including two actions, still pending, that alleged that the manner in which the Competition Act was passed by the Pennsylvania legislature violates the Pennsylvania Constitution. See "Litigation."

     On April 29, 1998, PECO Energy and all but one of the 25 parties who challenged PECO Energy's restructuring plan filed the Settlement with the PUC. The Settlement, approved by the PUC on May 14, 1998, resolved issues on appeal before the Commonwealth Court and the Eastern District Court by parties to the Settlement. The parties also agreed not to challenge PECO Energy's securitization of Stranded Costs, the Settlement or any order of the PUC approving the Settlement. The Settlement was effective on May 14, 1998 and will expire on December 31, 2010.

The Settlement

     Recovery of Stranded Costs. The Settlement authorizes PECO Energy to recover $5.26 billion of Stranded Costs over a 12-year transition period beginning January 1, 1999 and ending December 31, 2010, together with a return of 10.75% thereon. Recovery of Stranded Costs is to be through competitive transition charges (with respect to PECO Energy, the "Competitive Transition Charges") or, at PECO Energy's election, Intangible Transition Charges designed to recover together the $5.26 billion of Stranded Costs, plus the allowed return. The Competitive Transition Charges will be established assuming annual growth in sales of 0.8% and will be reconciled annually to actual sales.

     The following table shows the estimated levels of Competitive Transition Charges for the years 1999 through 2010, based on estimated 0.8% annual sales growth assumed in the Settlement.

                                     TABLE 1

                              Annual Stranded Cost
                             Amortization And Return



                   Annual                 CTC                        Revenue Excluding gross receipts tax(3)
Year                Sales             and/or ITC(2)            Total            Return @ 10.75%        Amortization
----             ----------           -------------          --------           ---------------        ------------
                    MWh(1)               ($)/kWh              ($000)                ($000)                ($000)

1999             33,569,358              $0.0172             $551,988              $566,134              $(14,146)

2000             33,837,913               0.0192              621,102               564,222                56,879

2001             34,108,616               0.0251              818,457               547,777               270,680

2002             34,381,485               0.0251              825,004               516,869               308,135

2003             34,656,537               0.0247              818,352               482,401               335,951

2004             34,933,789               0.0243              811,540               444,798               366,742

2005             35,213,260               0.0240              807,933               403,555               404,378

2006             35,494,966               0.0266              902,623               353,070               549,553

2007             35,778,925               0.0266              909,844               290,627               619,217

2008             36,065,157               0.0266              917,123               220,312               696,811

2009             36,353,678               0.0266              924,459               141,229               783,231

2010             36,644,507               0.0266              931,855                52,381               879,474

--------------

(1) Subject to reconciliation of actual sales and collections. Under the Settlement, sales are estimated to increase 0.8 percent per year.

(2) Figures result in the recovery of $5.26 billion of Stranded Costs plus the allowed return from the estimated number of Customers and at projected usage levels in the period during which the Competitive Transition Charges and/or Intangible Transition Charges will be collected, taking into account the discounts from the current total bundled bill of Customers, based on the discounts to be provided in accordance with the terms of the Restructuring Plan. Both the Competitive Transition Charges and the Intangible Transition Charges are subject to adjustment.

(3) The utilities gross receipts tax is imposed on public utilities (including electric utilities) organized under the laws of, or doing business in, the Commonwealth and is currently levied at the rate of 5% on each dollar of the utility's gross receipts arising from certain sales of energy.

     Authorization to Securitize up to $4 Billion. Under the Settlement, PECO Energy may securitize up to $4 billion of its $5.26 billion of Stranded Cost recovery through the issuance of transition bonds. The Intangible Transition Charges associated with the issuance of transition bonds must terminate no later than December 31, 2010. The rate reductions and rate caps described below included as part of the Settlement anticipate the benefits of the securitization, and no rate adjustment will be made upon issuance of transition bonds. As part of its approval of the Settlement, the PUC issued the QRO. See "The QRO and the Intangible Transition Charges" in this Prospectus.

     Unbundling of Rates and Rate Reductions and Rate Caps. The Settlement requires PECO Energy to unbundle its retail electric rates on January 1, 1999 into the following components: (i) distribution and transmission charges, (ii) Competitive Transition Charges and, if applicable, Intangible Transition Charges and (iii) a shopping credit for generation which is the maximum amount PECO Energy can charge Customers who continue to receive generation services from PECO Energy.

     The Settlement requires PECO Energy to reduce rates during 1999 and 2000 by 8% and 6%, respectively, from rates in existence on December 31, 1996. The Settlement also extends the rate caps on generation rates at higher levels than required by the Competition Act, until December 1, 2010 and extends rate caps on transmission and distribution rates until June 30, 2005. PECO Energy's unbundled rates, rate reductions and rate caps are reflected in the schedule of system-wide average rates included in the Settlement and shown in Table 2 below.

                                     TABLE 2

      Schedule of System-Wide Average Rates (per kilowatt-hour ("kWh"))(1)

                                                        T&D               CTC             Shopping         Generation
Effective Date    Transmission(2)    Distribution     Rate Cap(3)     and/or ITC(4)        Credit          Rate Cap
--------------    ---------------    ------------     -----------     -------------       ---------        ----------
                       (1)              (2)          (3)=(1) + (2)        (4)               (5)          (6)=(4) + (5)

                      ($)/kWh          ($)/kWh         ($)/kWh          ($)/kWh            ($)/kWh          ($)/kWh

January 1, 1999       $0.0045          $0.0253         $0.0298          $0.0172            $0.0446          $0.0618

January 1, 2000        0.0045           0.0253          0.0298           0.0192             0.0446           0.0638

January 1, 2001        0.0045           0.0253          0.0298           0.0251             0.0447           0.0698

January 1, 2002        0.0045           0.0253          0.0298           0.0251             0.0447           0.0698

January 1, 2003        0.0045           0.0253          0.0298           0.0247             0.0451           0.0698

January 1, 2004        0.0045           0.0253          0.0298           0.0243             0.0455           0.0698

January 1, 2005        0.0045(5)        0.0253(5)       0.0298(5)        0.0240             0.0458           0.0698

January 1, 2006         N/A              N/A              N/A            0.0266             0.0485           0.0751

January 1, 2007         N/A              N/A              N/A            0.0266             0.0535           0.0801

January 1, 2008         N/A              N/A              N/A            0.0266             0.0535           0.0801

January 1, 2009         N/A              N/A              N/A            0.0266             0.0535           0.0801

January 1, 2010         N/A              N/A              N/A            0.0266             0.0535           0.0801


(1) All prices reflect average retail billing for all Rate Classes (including gross receipts tax). The average prices as presented in this table reflect the profile of service contained in PECO Energy's proof of revenue set forth in the Restructuring Plan.

(2) The transmission prices listed are for unbundled rates only. The PUC does not regulate the rates for transmission service.

(3) The T&D (Transmission & Distribution) Rate Cap under Section 2804(4) of the Competition Act will be extended until June 30, 2005.

(4) Figures result in the recovery of $5.26 billion of Stranded Costs plus the allowed return as such costs from the estimated number of Customers and at projected usage levels in the period during which the Competitive Transition Charges and/or Intangible Transition Charges will be collected, taking into account the discounts from the current total bundled bill of Customers, based on the discounts to be provided in accordance with the terms of the Restructuring Plan. Both the Competitive Transition Charges and the Intangible Transition Charges are subject to adjustment.

(5)  Effective until June 30, 2005.

     Competitive Metering and Billing. On January 1, 1999, PECO Energy will unbundle its retail electric rates for metering, meter reading, and billing and collection services to provide credits for those customers that have elected to have alternate suppliers perform these services. Effective January 1, 1999, PUC-licensed electric generation suppliers may act as agents to provide a single bill and provide associated billing and collection services to their retail customers located in PECO Energy's retail electric service territory. The PUC-licensed electric generation suppliers may also finance, install, own, maintain, calibrate and remotely read advanced meters for service to their retail customers located in PECO Energy's service territory. An electric generation supplier that bills on behalf of PECO Energy must comply with all applicable billing and disclosure requirements absent waiver by the PUC, including the unbundling of transmission and distribution rates. Only PECO Energy can physically disconnect or reconnect a customer's distribution service. Physical termination of the service may only be permitted for failure to pay for transmission and distribution service or provider of last resort service.

     Customer Choice. Under the Settlement, Customer choice of electric generation suppliers will be phased in between January 1, 1999 and January 2, 2000 with one-third of each Rate Class by January 1, 1999, an additional one-third by January 2, 1999 and the remaining one-third by January 1, 2000. If on January 1, 2001 and January 1, 2003 less than 35% and 50%, respectively, of all of PECO Energy's residential and commercial Customers by Rate Class are obtaining generation service from alternate electric generation suppliers, non-shopping Customers will be randomly assigned to electric generation suppliers, including those affiliated with PECO Energy, to meet those thresholds. Assignment of non-shopping Customers shall be through a PUC-approved process. No assignment shall be made until all Customers have been notified in advance of the process and have been given the option to remain with PECO Energy as the provider of last resort or to select an electric generation supplier of their choice. The 35% and 50% threshold amounts will be determined for residential and commercial Customers on the basis of the number of Customers and for large commercial Customers on the basis of peak load. Customers assigned to a provider of last resort, other than PECO Energy, will be counted as customers receiving service from an alternate electric generation supplier.

Provider of Last Resort

     Under the Restructuring Plan, PECO Energy will provide electric generation service to all retail electric customers in its retail electric service territory that do not choose or cannot choose to purchase power from alternative suppliers (referred to as serving as the "provider of last resort") through December 31, 2010, subject to the certain terms, conditions and qualifications. On January 1, 2001, 20% of all of PECO Energy's residential Customers, determined by random selection, including low-income and inability-to-pay Customers, and without regard to whether such Customers are obtaining generation service from an electric generation supplier, will be assigned to a provider of last resort other than PECO Energy (the service provided by such supplier, "Competitive Default Service"). Such alternative supplier (the "Competitive Default Supplier") will be selected on the basis of an energy and capacity market price bidding process approved, established and maintained by the PUC among electric generation suppliers who meet certain qualifications. The right to provide Competitive Default Service will be rebid annually, unless an alternative bidding term is approved by the PUC. If, 30 days prior to the annual bid, the number of residential customers served by Competitive Default Service has fallen below 17%, a further random selection of customers will be assigned to Competitive Default Service to restore the number of customers to the 20% level. The further random selection will be chosen from the Customers not already assigned to Competitive Default Service and served by electric generation suppliers other than PECO

Energy. The PUC will develop qualifications for an electric generation supplier to bid on Competitive Default Service, including creditworthiness and an increased bond amount, by January 1, 1999.

     Other Provisions. The Settlement also provides for flexible generation service pricing for residential default customers, authorization of PECO Energy to transfer its generation assets to a separate subsidiary, inclusion under the capped transmission and distribution rates of .01 cent per kilowatt-hour for a sustainable energy and economic development fund and expansion of PECO Energy's program for low income customers.


                  THE QRO AND THE INTANGIBLE TRANSITION CHARGES

The QRO

     As part of its approval of the Settlement, the PUC issued the QRO on May 14, 1998. In the QRO, the PUC determines that PECO Energy's recovery of Stranded Costs as set forth in the Settlement is just and reasonable and in the public interest and that securitization of up to $4 billion of its $5.26 billion of Stranded Costs as set forth in the Settlement is just and reasonable and in the public interest.

     Authorization of Issuance of Transition Bonds. In the QRO, the PUC authorized the issuance of transition bonds in an aggregate principal amount not to exceed $4 billion. PECO Energy, or any assignee of PECO Energy to whom Intangible Transition Property is sold, may issue and sell, in reliance on the QRO, one or more series of transition bonds, each series in one or more classes, secured by Intangible Transition Property, provided that the final maturity of any series of transition bonds not exceed ten years from the date of issuance and in no event have a final maturity after December 31, 2010. PECO Energy, or its assignee, is also authorized to refinance transition bonds in a face amount not to exceed the unamortized principal thereof.

     The QRO provides that PECO Energy retains the sole discretion whether to issue or cause the issuance of transition bonds. Within 120 days after each issuance of transition bonds, PECO Energy is required to file a description of the financing structure of the transition bonds, including the principal amount, the price at which each series or class of transition bonds were sold, payment schedules, interest rate and other financing costs and the final plans for PECO Energy's use of the proceeds of such offering with the PUC. Notwithstanding such filing, the final structure of each such issuance is not subject to change or revision by the PUC after the date of such issuance.

     Authorization to Impose Intangible Transition Charges. Pursuant to the QRO, the PUC determined that it was just and reasonable and in the public interest for PECO Energy to recover from its customers, through Intangible Transition Charges, $4 billion of its $5.26 billion of Stranded Costs. Under the QRO, the PUC authorized PECO Energy to impose on and collect from Customers, either directly or through bills rendered by electric generation suppliers, Intangible Transition Charges in an amount sufficient to recover the aggregate principal amount of transition bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses related to the transition bonds. The PUC found that good cause had been shown to extend the payment period for imposing Intangible Transition Charges to December 31, 2010.

     Upon the successful issuance of the Transition Bonds, PECO Energy is directed by the QRO to implement reductions in Competitive Transition Charges or other regulated rates (including PECO Energy's distribution rates) in an amount equal to the Intangible Transition Charges associated with each transition bond issuance.

     In the QRO, the PUC approves the allocation and methodology for imposing Competitive Transition Charges and Intangible Transition Charges on Customers. The QRO also authorizes PECO Energy to make annual adjustments to Intangible Transition Charges if collections of such Intangible Transition Charges fall below the amount necessary to ensure the receipt by the transition bond trustee of revenues sufficient to fully recover the Qualified Transition Expenses, provided, however, that such adjustments during the final year of Intangible Transition Charges collection for any series of transition bonds shall be quarterly or monthly if necessary to insure full recovery of Intangible Transition Charges. The QRO states that the revenues received by the transition bond trustee through Intangible Transition Charges shall be determined to be sufficient for the foregoing purpose if, and only if, the revenues so received through the Intangible Transition Charges are sufficient to amortize the transition bonds, fund any reserves and to pay premiums, if any, thereon (after payment of accrued interest, redemption premiums, if any, related credit enhancement, servicing fees and other related costs and expenses) in accordance with the terms thereof. For each annual adjustment, the QRO directs PECO Energy to file with the PUC (i) an accounting of Intangible Transition Charges received by the transition bond trustee for the previous annual period; (ii) a statement of any over-or-under receipts; and (iii) the charge or credit to be added to Intangible Transition Charges to ensure that the Intangible Transition Charges received by the transition bond trustee will be sufficient to amortize the Qualified Transition Expenses in accordance with the amortization schedule for the transition bonds and the corresponding reduction or increase in Competitive Transition Charges or PECO Energy's distribution rates, as the case may be. The QRO provides that, in accordance with the Competition Act, the PUC shall approve all annual adjustments within 90 days of PECO Energy's annual adjustment filing.

     Authorization to Sell Intangible Transition Property. Under the QRO, the PUC concluded that it is in the public interest, and authorized PECO Energy and any assignee of PECO Energy, to assign, sell, transfer or pledge Intangible Transition Property in an amount sufficient to recover all of PECO Energy's Qualified Transition Expenses and all revenues, collections, claims, payments or money or proceeds arising from Intangible Transition Charges. The PUC directed PECO Energy to use the proceeds from the sale of Intangible Transition Property to reduce Stranded Costs and related capitalization.

     To the extent PECO Energy or its assignee assigns, sells, transfers or pledges an interest in the Intangible Transition Property, the PUC authorized PECO Energy to contract, for a specified fee, with such assignee for PECO Energy to continue to operate its transmission and distribution system, to provide electric service to Customers, to impose and collect Intangible Transition Charges for the benefit and account of the assignee, to make periodic adjustments of Intangible Transition Charges and to account for and remit the Intangible Transition Charges to or for the account of the assignee free of any charge, deduction or surcharge or any kind. The QRO also authorized the assignee to contract with an alternate party to replace PECO Energy as servicer of the Intangible Transition Property. The QRO provides that the obligations of PECO Energy in servicing the Intangible Transition Property shall be required by the PUC to be undertaken and performed by PECO Energy and any other entity which provides transmission or distribution services to Customers.

     Irrevocability of QRO. The QRO declares that the paragraphs in the QRO concerning the recovery of $4 billion of PECO Energy's Stranded Costs through the issuance of transition bonds, the imposition of Intangible Transition Charges on Customers in an amount sufficient to recover Qualified Transition Expenses, the methodology and allocation and timing of adjustments to the Intangible Transition Charges and the sale of Intangible Transition Property, among other things, are irrevocable for purposes of the Competition Act, and the PUC accordingly agrees that it will not, directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate the QRO or the Intangible Transition Charges. In the QRO, the PUC further declared that the right, title and interest of PECO Energy and any assignee in the QRO and the Intangible Transition Charges, the rates and other charges authorized by the QRO, and all revenues, collections, claims, payments, money or proceeds of or arising from the same constitute Intangible Transition Property.

The Intangible Transition Charges

     Calculation of the Intangible Transition Charges. The Qualified Transition Expenses authorized in the QRO are to be recovered from Customers in each of PECO Energy's separate Rate Classes based on the allocation of generation-related charges borne by the Rate Classes through current electric rates approved by the PUC. The Intangible Transition Charges will be calculated by determining the total amount of Intangible Transition Charges required to be billed to each Rate Class in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses among affected Rate Classes. This amount is then expressed as a percentage of total projected revenue per Rate Class. This percentage is applied to each Customer's total bill (except in the case of Customers participating in the pilot program for competition, where the percentage will be applied to the non-generation portion of the bill) within the applicable Rate Class. The resulting dollar amount on a Customer's bill after the application of such percentage is the Intangible Transition Charge payable by such Customer. To the extent that total revenues are affected by changes in usage, number of Customers, rate of delinquencies and write-offs or other factors, ITC Collections will vary. Variations in ITC Collections will be addressed by recalculating the percentages applied to Customers' bills. See Tables 5, 6, 7 and 8 under "Description of the Seller's Business" in the related Prospectus Supplement and "--The ITC Adjustment Process" below. Once Customer bills are unbundled beginning January 1, 1999 and charges for generation, transmission and distribution and other services are separately identified, the Intangible Transition Charge percentage will be applied to total projected revenue per Rate Class, exclusive of transmission, energy and capacity and fixed distribution charges. This will be reflected in the calculation thereof.

     Initial Billing and Termination of ITC Collections. Intangible Transition Charges for each Series of Transition Bonds will be assessed on all Customer bills where all current charges are for services provided after the relevant Series Issuance Date. For instance, if a particular Series Issuance Date is August 15, bills that include current charges for services provided before August 15 (i.e. billing period beginning prior to August 15) will not be assessed Intangible Transition Charges with respect to that Series. Upon each adjustment of Intangible Transition Charges or issuance of additional Series of Transition Bonds, the adjusted Intangible Transition Charges will be assessed in the same manner. The imposition of Intangible Transition Charges as a result of the issuance of Transition Bonds will result in a reduction in any Competitive Transition Charges then in effect in an amount equal to such Intangible Transition Charges, such that the total amount billed to Customers with respect to PECO Energy's Stranded Costs will remain unchanged.

     The Servicer (or electric generation supplier) will continue to bill the Intangible Transition Charges and make ITC Collections with respect to each outstanding Series of Transition Bonds until the Series Termination Date or Class Termination Date, as applicable, with respect to each such Series or Class, as applicable, but in no event later than December 31, 2010. Upon the Series Termination Date or Class Termination Date, as applicable, relating to the Series or Class, as applicable, of Transition Bonds having the latest Series Termination Date or Class Termination Date, as applicable, the Servicer will cease assessing the Intangible Transition Charges. However, the Servicer (or electric generation supplier) will continue to collect the Intangible Transition Charges previously billed to Customers. To the extent that ITC Collections exceed the amount necessary to amortize fully all Transition Bonds and pay interest thereon and certain fees and expenses, such ITC Collections will be retained by the Issuer.

     The ITC Adjustment Process. In order to enhance the likelihood that the actual ITC Collections are neither more nor less than the amount necessary to amortize the Transition Bonds of each Series in accordance with the Expected Amortization Schedule therefor and to fund the Overcollateralization Subaccount to the Calculated Overcollateralization Level, the Sale and Servicing Agreement requires the Servicer to seek, and the Competition Act and the QRO require the PUC to approve, annual adjustments to the Intangible Transition Charges based on actual ITC Collections and updated assumptions by the Servicer as to projected future usage of electricity by Customers, expected delinquencies and write-offs, and future expenses relating to Intangible Transition Property and the Transition Bonds. In addition, the QRO provides that adjustments during the final calendar year of ITC Collections for any Series of Transition Bonds may be made quarterly or monthly. If at the time of issuance of a Series, the Servicer determines such additional adjustments are required, the dates for such adjustments will be specified in the Prospectus Supplement for such Series. Such adjustments will cease on the earlier of (i) the Payment Date after which all interest on and principal of all Series of Transition Bonds have been paid or distributed in full and (ii) the date specified in the related Prospectus Supplement for such Series.

     The Servicer will file an Adjustment Request on each Calculation Date, requesting modifications to the Intangible Transition Charges which are designed, among other things, to result in the Transition Bond Balance for each Series equaling the Projected Transition Bond Balance therefor and the amount on deposit in the Overcollateralization Subaccount equalling the Calculated Overcollateralization Level, by the Monthly Allocation Date immediately [preceding] the next Adjustment Date or the Expected Final Payment Date, as applicable, taking into account any amounts on deposit in the Reserve Subaccount. The Competition Act and the QRO require the PUC to approve such adjustments within 90 days of the Calculation Date. The adjustments to the Intangible Transition Charges are expected to be implemented on each Adjustment Date.

Electric Generation Suppliers

     The Restructuring Plan gives Customers who purchase electric generation from electric generation suppliers the opportunity to choose from several billing source options as of January 1, 1999: consolidated billing from the utility, consolidated billing from the electric generation supplier, or separate billing from both. Any electric generation supplier that provides consolidated billing is required to pay the utility amounts billed by the utility to the electric generation supplier, including the Intangible Transition Charges, regardless of the electric generation supplier's ability to collect such amounts from its Customers. In such event, the collecting electric generation supplier will, in effect, replace the Customer as the obligor with respect to such Intangible Transition Charges, and the Servicer, on behalf of the Issuer, will generally have no right to collect such Intangible Transition Charges from the Customer. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Servicer directly from all of the electric generation supplier's consolidated billing Customers following certain payment defaults by an electric generation supplier and the expiration of the applicable grace period. See "The QRO and the Intangible Transition Charges--Electric Generation Suppliers" and "Risk Factors--Servicing--Electric Generation Suppliers."

     The Restructuring Plan sets forth and future orders of the PUC will set forth guidelines governing metering, billing and other activities by electric generation suppliers. In addition, PECO Energy, the electric generation suppliers and other groups submitted additional standards, and the PUC is expected to adopt those standards by order on or about July 1, 1998. In addition, the PUC has determined that if an electric generation supplier provides consolidated billing, the electric generation supplier must first establish its creditworthiness by either (i) demonstrating that it has an investment grade rating for its own long-term debt or (ii) depositing with the PUC a letter of credit or other mechanism sufficient to cover 30 days of its expected ITC Collections. While the Restructuring Plan provides that an electric generation supplier that bills Customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the PUC may waive any of those requirements at any time in the future. Further, the parties to the Settlement agreed to review and, as appropriate, to recommend changes to PUC regulations and procedures in order to facilitate the efficient and full recovery of revenues from Customers, while at the same time protecting Customers. See "Risk Factors--The Electric Industry Generally--Changing Regulatory Environment" in this Prospectus.

     Discounts, Special Charges, Termination Fees. Under the Restructuring Plan, PECO Energy will provide certain discounts to certain classes of Customers, for instance commercial and industrial Customers who reduce their purchase of electricity through installation of self-generating equipment and Customers in certain low-income assistance programs, among others. Such discounts in the Competitive Transition Charges, including the Intangible Transition Charges, are already accounted for in the average rates to be charged to all other Customers. In addition, the Restructuring Plan requires PECO Energy to allow certain Customers to pay Competitive Transition Charges, including Intangible Transition Charges, in a lump sum, based on a calculation that takes into account such Customers' last 12 months of demand and PECO Energy's weighted average cost of capital. Electric sales revenue attributable to Customers who will be eligible to exercise this option was 3.7% of total sales for the 1997 fiscal year.

     The recovery of both Competitive Transition Charges and Intangible Transition Charges from industrial and commercial Customers that significantly reduce their purchases of electricity generation from PECO Energy through the installation of on-site generation equipment will be governed by special rules set forth in the Restructuring Plan. These special arrangements were designed so that Customers who operate generation equipment in parallel with PECO Energy's transmission and distribution system pay their fully allocated share of Stranded Costs through Competitive Transition Charges and Intangible Transition Charges. For each self-generating Customer, the Servicer will determine annually, after the end of each calendar year in which Competitive Transition Charges or Intangible Transition Charges are assessed, whether such Customer purchased at least 10% fewer kilowatt-hours of electricity through the transmission and distribution system than the Customer purchased in the applicable base year. For Customers who began self-generation on or after January 1, 1997, the base year is the immediately preceding calendar year. For all others, the base year is 1996. If the ratio between (i) the amount of usage difference caused by the on-site generation and (ii) the base year usage is 10% or more, the Servicer will bill the Customer separately in an amount equal to the difference between
(x) the total Competitive Transition Charges and Intangible Transition Charges that the Customer would have paid using usage and demand data for the base year (as adjusted for any portion not related to self-generation) and (y) the total Competitive Transition Charges and Intangible Transition Charges that the Customer did pay in the preceding calendar year. There are other special rules for Customers whose peak load during 1996 was at least 4 megawatts and who can prove that they were actively self-generating as of December 31, 1996 or earlier. PECO Energy does not expect the number of Customers who self-generate or the kilowatt-hours produced by self-generation to be significant. The calculation of the Intangible Transition Charges and any adjusted Intangible Transition Charges will reflect actual self-generation at the time of such calculation and the Servicer's projection with respect to future self-generation.


                                   LITIGATION

     Two actions, one filed by the Utility Workers Union of America (the "Union Action") and one filed by a group of plaintiffs including State Senator Vincent
J. Fumo (the "Fumo Action"), respectively, allege that the adoption of the Competition Act violated certain provisions of the Pennsylvania Constitution governing legislative procedure. In particular, these plaintiffs allege that enactment of the Competition Act by attaching it to a bill to increase the maximum legal operational age of taxicabs in Philadelphia (a change already enacted by the legislature) violated constitutional provisions prohibiting any bill from addressing more than one subject, prohibiting any bill from being altered or amended during passage so as to change its original purpose, and requiring every bill to be considered on three separate days in each house of the General Assembly. The PUC has filed preliminary objections seeking dismissal of these actions at the pleading stage, on the ground that enactment of the Competition Act did not violate any of these constitutional provisions as a matter of law. In similar cases, Pennsylvania courts have interpreted the "original purpose" and "single subject" requirements with deference to the legislature. However, the courts decide each such challenge on its particular facts, and there are no cases finding these constitutional procedural requirements met under facts directly analogous to those regarding the Competition Act. Accordingly, the outcome of the Union and Fumo Actions cannot be predicted. If such actions are successful, Transition Bondholders may suffer a loss of their investment.

     The remaining action challenging the Competition Act, filed by IP&L, alleges that the Competition Act's provision allowing PECO Energy to recover Stranded Costs discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. In an opinion dated May 7, 1998, the Commonwealth Court dismissed IP&L's action, holding, as a matter of law, that the Competition Act does not violate the Commerce Clause. IP&L has petitioned the Pennsylvania Supreme Court for allowance of appeal. It has also petitioned the PUC for review of the PUC's Final Order, including the QRO, on the basis of its action. In the petition, IP&L claims that the payment of stranded costs to PECO Energy discriminates against interstate commerce by favoring in-state electricity producers over out-of-state electricity producers. Whether the Pennsylvania Supreme Court grants the petition for allowance of appeal and whether, if it does grant the petition, it will invalidate the Act under the Commerce Clause, cannot be predicted with certainty. If the Pennsylvania Supreme Court either denies the petition, or grants the petition and affirms the Commonwealth Court's decision, IP&L could seek review of the Pennsylvania Supreme Court's decision in the United States Supreme Court. Whether the United States Supreme Court would grant review and whether, if it did, it would invalidate the Competition Act, also cannot be predicted with certainty. Accordingly, Transition Bondholders may suffer a loss of their investment.

     A determination that the Competition Act, the QRO, the Final Order, the Intangible Transition Property or the Intangible Transition Charges were invalid or unenforceable, in whole or in part, could affect the ability of PECO Energy to impose the Intangible Transition Charges and could adversely affect the Issuer's ability to make payments on the Transition Bonds. As a result, Transition Bondholders could suffer a loss of their investment. See "Risk Factors."


                             THE SELLER AND SERVICER
                               PECO Energy Company

Retail Electric Service Territory

     PECO Energy's retail electric service territory covers 1,972 square miles with a population of approximately 3.6 million, including approximately 1.6 million in the City of Philadelphia. Approximately 94% of the retail service area and 64% of retail kilowatt-hour electricity sales are in the suburbs around Philadelphia, and 6% of the retail service area and 36% of such sales are in the City of Philadelphia. This retail electric service territory includes all of the City of Philadelphia and Delaware County, substantially all of Chester and Montgomery Counties and the southern portion of Bucks County. This territory is primarily urban and suburban, with a service-based economy.

Customers and Operating Revenues

     PECO Energy's Customer base is divided into three categories: Residential, Small Commercial and Industrial, and Large Commercial and Industrial. Rate Classes are created by the PUC and are subject to change. Such changes will be reflected in any Adjustment Request filed with the PUC by the Servicer. The current Rate Classes have remained unchanged for eight years. The current Rate Classes are:

Residential Rate Classes:

     Rate R - Residential Service: Single-phase Electric Delivery Service is available in the entire territory of PECO Energy to the dwelling and appurtenances of a single private family for the domestic requirements of its members, which service is supplied through one meter. Also includes Rate RS Customers receiving service under a solar rate and payment-troubled low income Customers receiving discounted rates under the Customer Assistance Program, Rate CAP.

     Rate R-H - Residential Heating Service: Single-phase Electric Delivery Service is available to the dwelling and appurtenances of a single private family (or to a multiple dwelling unit building consisting of two to five dwelling units, whether occupied or not) for domestic requirements when such service is supplied through one meter and where the dwelling is heated by specified types of electric space heating systems.

     Rate OP - Off-Peak Service: Available in conjunction with Rates R, R-H and with Residence Electric Delivery Service under Rate GS, for any Customer receiving delivery at 120/240 volts, 3 wires, or 120/208 volts, 3 wires, for the operation of 240-volt or 208-volt domestic equipment of a type approved by PECO Energy.

Small Commercial and Industrial Rate Classes:

     Rate GS - General Service: Electric Delivery Service available through a single metering installation for offices, professional, commercial or industrial establishments, governmental agencies, and other applications outside the scope of the Residential service rate schedules.

     Rate POL - Private Outdoor Lighting: Available in conjunction with Rate GS for the outdoor lighting of sidewalks, driveways, yards, lots and similar places, outside the scope of service under Rate SL-P, SL-S and SL-E.

     Rate SL-P - Street Lighting in the City of Philadelphia: Available only to a governmental agency, municipal, state or federal, for outside lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where other outdoor lighting service is established hereunder, for the safety and convenience of the public within the City of Philadelphia.

     Rate SL-S - Street Lighting - Suburban Divisions: Available for the outdoor lighting of streets, highways, bridges, parks and similar places for the safety and convenience of the public in Suburban Divisions.

     Rate SL-E - Street Lighting Customer-Owned Facilities: Available to any governmental agency outside of the City of Philadelphia for outdoor lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where outdoor lighting service is established hereunder for the safety and convenience of the public where all of the utilization facilities are installed, owned and maintained by a governmental agency.

     Rate TL - Traffic Lighting: Available to any municipality using PECO Energy's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

     Rate BLI - Borderline Interchange: Available under reciprocal agreements to neighboring electric utilities for resale in their adjacent territory. No Intangible Transition Charges will be imposed on Rate BLI Customers.

Large Commercial and Industrial Rate Classes:

     Rate PD - Primary-Distribution Power: Untransformed Electric Delivery Service available from the primary supply lines of PECO Energy's distribution system where the Customer installs, owns and maintains any transforming, switching and other receiving equipment required.

     Rate HT - High-Tension Power: Untransformed Electric Delivery Service from PECO Energy's standard high-tension lines, where the Customer installs, owns and maintains, any transforming, switching and other receiving equipment required. Excludes certain special contracts.

     Rate EP - Electric Propulsion: This rate is available only to the National Rail Passenger Corporation and to the Southeastern Pennsylvania Transportation Authority for untransformed Electric Delivery Service from PECO Energy's standard high-tension lines, where the Customer installs, owns and maintains any transforming, switching and other receiving equipment required and where the service is supplied for the operation of electrified transit and railroad systems and appurtenances.

     Total Customers. The following tables show for the last five years the number of retail electric Customers and the percentage of all retail electric Customers in all Rate Classes (Table 3), retail electric usage by Rate Class (Table 4) and retail electric revenues by Rate Class (Table 5). Not all Customers in all Rate Classes will be billed Intangible Transition Charges. For the pro forma Intangible Transition Charges assessed to individual Rate Classes as of any Series Issuance Date and any adjustment thereto, in each case giving effect to the issuance of Transition Bonds on that date, see the related Prospectus Supplement. There can be no assurance that total Customers, the composition of total Customers by Customer Category and Rate Class or usage levels or revenues for each Customer Category and Rate Class will remain at or near the levels reflected in the following tables.

                                     TABLE 3

                  Retail Electric Customers For the Year Ended



                                       12/31/93                     12/31/94                     12/31/95
                                       --------                     --------                     --------
                                 Average                     Average                      Average
                                Number of       % of        Number of        % of        Number of        % of
                                Customers      Total        Customers       Total        Customers       Total
                                ---------      -----        ---------       -----        ---------       -----


Residential

R(1)                            1,158,750       79.8%       1,164,470        79.7%       1,167,866        79.6%

R-H                               150,468       10.4%         152,393        10.4%         153,513        10.4%

OP(2)                              99,478        6.8%          99,258         6.8%         188,339        12.8%

Total (Excludes OP)             1,309,218       90.2%       1,316,863        90.1%       1,321,379        90.0%

Small Commercial
and Industrial

GS                                139,067        9.6%         140,241         9.6%         141,653         9.7%

POL(3)                              3,304         .2%           3,313          .2%           3,291          .2%

SL-P                                    9      .0006%               9       .0006%               9       .0006%

SL-S                                  405        .02%             395         .03%             391         .03%

SL-E                                  230        .01%             285         .02%             325         .02%

TL                                    211        .01%             215         .01%             215         .01%

BLI(4)                                 15       .001%              19        .001%              19        .001%

Total (Excludes POL)              139,937        9.5%         141,164         9.7%         142,612         9.8%

Large Commercial
and Industrial

PD                                  1,313        .09%           1,213         .08%           1,130         .08%

HT                                  2,355         .2%           2,314          .2%           2,264          .2%

EP                                      3      .0002%               3       .0002%               3       .0002%

Total                               3,671         .3%           3,530          .3%           3,397          .3%

Total                           1,452,826        100%       1,461,557         100%       1,467,388         100%
                                =========      =====        =========       =====        =========       =====



                                    12/31/96                    12/31/97
                                    --------                    --------
                               Average                     Average
                              Number of        % of       Number of       % of
                              Customers       Total       Customers       Total
                              ---------       -----       ---------       -----


Residential

R(1)                          1,169,654       79.5%       1,177,996       79.4%

R-H                             154,794       10.5%         155,865       10.5%

OP(2)                            98,781        6.7%          98,417        6.6%

Total (Excludes OP)           1,324,448       90.0%       1,333,861       89.9%

Small Commercial
and Industrial

GS                              142,431        9.7%         144,142        9.7%

POL(3)                            3,173         .2%           3,067         .2%

SL-P                                 10      .0006%              10      .0006%

SL-S                                442        .03%             408        .03%

SL-E                                319        .02%             396        .03%

TL                                  216        .01%             171        .01%

BLI(4)                               63       .004%             108       .007%

Total (Excludes POL)            143,481        9.8%         145,235        9.8%

Large Commercial
and Industrial

PD                                1,047        .07%           1,231        .08%

HT                                2,252         .2%           2,077         .2%

EP                                    3      .0002%               3      .0002%

Total                             3,302         .3%           3,311         .3%

Total                         1,471,231        100%       1,482,407        100%
                              =========      =====        =========      =====

--------------------

(1) For a description of the meanings of Rate Class abbreviations, see "The Seller and Servicer--Customers and Operating Revenues" in this Prospectus.

(2) Rate OP is available in conjunction with Residential Rate Classes R and R-H and with Small Commercial and Industrial Rate Class GS for those Customers in Rate Class GS who use Residence Electric Delivery Service.

(3) Rate POL is available in conjunction with Small Commercial and Industrial Rate Class GS.

(4)  No Intangible Transition Charges will be imposed on Rate BLI Customers.

                                     TABLE 4

   Actual Retail Electric Usage (per megawatt-hour ("MWh")) For the Year Ended




                                       12/31/93                     12/31/94                    12/31/95
                                       --------                     --------                    --------
                                                % of                         % of                         % of
                                   MWh          Total          MWh           Total          MWh           Total
                                   ---          -----          ---           -----          ---           -----


Residential

R(1)                            7,336,119       22.7%       7,380,127        22.5%       7,669,938        22.8%

R-H                             2,552,675        7.9%       2,653,978         8.1%       2,625,621         7.8%

OP(2)                             374,758        1.1%         378,298         1.2%         364,856         1.1%

Total                          10,263,552       31.7%      10,412,403        31.8%      10,660,415        31.7%

Small Commercial
and Industrial

GS                              5,613,800       17.3%       5,945,233        18.1%       6,213,330        18.4%

POL(3)                              9,232        .03%           9,050         .03%           9,160         .03%

SL-P                               85,851         .3%          90,717          .3%          91,689          .3%

SL-S                               24,083        .07%          20,965         .06%           1,938        .006%

SL-E                               38,739         .1%          42,430          .1%          44,644          .1%

TL                                 39,358         .1%          38,457          .1%          39,336          .1%

BLI(4)                             81,874         .3%          74,930          .2%          69,543          .2%

Total                           5,892,937       18.2%       6,221,782          19%       6,469,640        19.3%

Large Commercial
and Industrial

PD                              1,347,526        4.2%       1,298,117         3.7%       1,213,554         3.6%

HT                             14,366,187       44.3%      14,324,131        43.7%      14,655,439        43.6%

EP                                499,860        1.5%         521,951         1.6%         594,543         1.8%

Total                          16,213,572       50.0%      16,144,199        49.3%      16,463,535        49.0%

Total                          32,370,061        100%      32,778,384         100%      33,593,590         100%
                               ==========       ====       ==========        ====       ==========        ====





                                             12/31/96                    12/31/97
                                             --------                    --------
                                                      % of                        % of
                                         MWh          Total          MWh          Total
                                         ---          -----          ---          -----


Residential

R(1)                                  7,474,224       22.7%       7,548,861       22.8%

R-H                                   2,807,279        8.5%       2,600,231        7.9%

OP(2)                                   375,823        1.1%         365,605        1.1%

Total                                10,657,327       32.3%      10,514,697       31.8%

Small Commercial
and Industrial

GS                                    6,400,620       19.4%       6,680,070       20.2%

POL(3)                                    9,002        .03%           8,721        .03%

SL-P                                     88,820         .3%          81,474         .2%

SL-S                                     16,908        .05%          15,700        .05%

SL-E                                     47,017         .1%          44,367         .1%

TL                                       39,681         .1%          39,461         .1%

BLI(4)                                   71,260         .2%          65,724         .2%

Total                                 6,673,306       20.3%       6,935,517       21.0%

Large Commercial
and Industrial

PD                                    1,130,530        3.4%       1,069,260        3.2%

HT                                   13,845,485       42.0%      13,922,827       42.1%

EP                                      638,800        1.9%         594,319        1.8%

Total                                15,614,815       47.4%      15,586,407       47.2%

Total                                32,945,448        100%      33,036,621        100%
                                     ==========       ====       ==========       ====

--------------------
(1) For description of the meanings of Rate Class abbreviations, see "The Seller and Servicer--Customers and Operating Revenues" in this Prospectus.

(2) Rate OP is available in conjunction with Residential Rate Classes R and R-H and with Small Commercial and Industrial Rate Class GS for those Customers in Rate Class GS who use Residence Electric Delivery Service.

(3) Rate POL is available in conjunction with Small Commercial and Industrial Rate Class GS.

(4)  No Intangible Transition Charges will be imposed on Rate BLI Customers.

Actual usage fluctuations are highly dependent on weather conditions. See "The Seller and Servicer--Forecasting Customers and Usage." The total annual usage adjusted for weather effects has decreased for each of the past two years. The compounded annual growth rate in the usage adjusted for weather effects for all Customer Categories from 1987 through 1997 was .75%. There can be no assurance that future usage rates will be similar to historical experience. See "Risk Factors--Servicing--Inaccurate Projections" in this Prospectus.

                                     TABLE 5

       Retail Electric Revenues (dollars in thousands) For the Year Ended


                                        12/31/93                    12/31/94                     12/31/95
                                        --------                    --------                     --------
                                                 % of                        % of                         % of
                                 $(000s)        Total        $(000s)         Total        $(000s)         Total
                                 -------        -----        -------         -----        -------         -----
Residential

R(1)                            1,028,264       32.1%       1,037,528        32.2%       1,082,737        32.5%

R-H                               259,123        8.1%         264,684         8.2%         269,747         8.1%

OP(2)                              25,173         .8%          25,321          .8%          25,134          .8%

Total                           1,312,560       41.0%       1,327,534        41.2%       1,377,618        41.3%

Small Commercial
and Industrial

GS                                660,072       20.6%         687,782        21.3%         728,349        21.9%

POL(3)                              1,872        .06%           1,842         .06%           1,887         .06%

SL-P                               14,028         .4%          14,407          .4%          14,596          .4%

SL-S                                7,725         .2%           6,648          .2%           6,148          .2%

SL-E                                7,813         .2%           8,512          .3%           9,032          .3%

TL                                  4,412         .1%           4,327          .1%           4,480          .1%

BLI(4)                              6,820         .2%           6,082          .2%           5,711          .2%

Total                             702,742       21.9%         729,599        22.6%         770,205        23.1%

Large Commercial
and Industrial

PD                                127,744        4.0%         122,102         3.8%         115,491         3.4%

HT                              1,019,514       31.8%       1,003,922        31.1%       1,024,012        30.7%

EP                                 40,468        1.3%          41,919         1.3%          45,234         1.4%

Total                           1,187,725       37.1%       1,167,943        36.2%       1,184,737        35.6%

Total                           3,203,027        100%       3,225,076         100%       3,332,560         100%
                                =========       ====        =========        ====        =========        ====




                                           12/31/96                   12/31/97
                                           --------                   --------
                                                 % of                      % of
                                   $(000s)      Total        $(000s)      Total
                                   -------      -----        -------      -------
Residential

R(1)                            1,059,589       32.3%       1,078,275       32.5%

R-H                               280,930        8.6%         273,611        8.3%

OP(2)                              25,879         .8%          25,425         .8%

Total                           1,366,398       41.7%       1,377,311       41.5%

Small Commercial
and Industrial

GS                                738,796       22.5%         778,198       23.5%

POL(3)                              1,855        .06%           1,805        .05%

SL-P                               13,685         .4%          12,916         .4%

SL-S                                5,116         .2%           4,236         .1%

SL-E                                9,494         .3%           8,777         .3%

TL                                  4,520         .1%           4,375         .1%

BLI(4)                              5,865         .2%           5,468         .2%

Total                             779,331       23.8%         815,776       24.6%

Large Commercial
and Industrial

PD                                108,056        3.3%         101,513        3.1%

HT                                975,971       29.8%         973,872       29.4%

EP                                 46,979        1.4%          46,994        1.4%

Total                           1,131,006       34.5%       1,122,379       33.9%

Total                           3,276,735        100%       3,315,465        100%
                                =========       ====        =========       ====

--------------------
(1) For description of the meanings of Rate Class abbreviations, see "The Seller and Servicer--Customers and Operating Revenues" in this Prospectus.

(2) Rate OP is available in conjunction with Residential Rate Classes R and R-H and with Small Commercial and Industrial Rate Class GS for those Customers in Rate Class GS who use Residence Electric Delivery Service.

(3) Rate POL is available in conjunction with Small Commercial and Industrial Rate Class GS.

(4)  No Intangible Transition Charges will be imposed on Rate BLI Customers.

     Concentrations. For the period ended _________, 1998, the largest Customer represented approximately ____% of PECO Energy's retail electric revenues, and the 10 largest Customers represented approximately ____% of PECO Energy's retail electric revenues. There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above. See "Risk Factors--Servicing--Inaccurate Projections" in this Prospectus.

     Delinquency and Write-Off Experience. The following table sets forth the delinquency and write-off experience with respect to payments to PECO Energy by Customer Category for each of the periods indicated below. There can be no assurance that the future delinquency and write-off experience for PECO Energy or for the Intangible Transition Charges will be similar to the historical experience set forth below:


                                     TABLE 6

       Delinquencies (30 days+) as a Percentage of Billed Retail Electric
                          Revenues For the Year Ended




                                    12/31/93        12/31/94        12/31/95        12/31/96         12/31/97
                                    --------        --------        --------        --------         --------
Residential                          8.24%            8.06%           7.72%           8.55%           8.36%

Small Commercial                     0.82%            0.60%           0.59%           1.02%           1.23%
and Industrial

Large Commercial                     0.31%            0.30%           0.24%           0.19%           0.18%
and Industrial

Total                                3.84%            3.76%           3.50%           4.09%           4.05%

                                     TABLE 7

       Net Write-Offs as a Percentage of Billed Retail Electric Revenues
                               For the Year Ended




                                    12/31/93        12/31/94        12/31/95        12/31/96         12/31/97
                                    --------        --------        --------        --------         --------
Residential                          4.31%            4.26%           4.52%           4.56%           4.79%

Small Commercial                     0.66%            0.64%           0.86%           0.72%           0.65%
and Industrial

Large Commercial                     0.23%            0.22%           0.11%           0.09%           0.14%
and Industrial

Total                                1.99%            1.97%           2.10%           2.09%           2.18%



Forecasting Customers and Usage

     Accurate projections of the number of Customers, usage and retail electric revenue are important in setting and maintaining the Intangible Transition Charges or any adjusted Intangible Transition Charges at levels sufficient to recover interest on and principal of the Transition Bonds, to maintain the Calculated Overcollateralization Level, and to pay the Bond Trustee's fee, the Issuer Trustee Fee, the Monthly Servicing Fee and the other expenses and costs included in Qualified Transition Expenses. See "The QRO and the Intangible Transition Charges--The Intangible Transition Charges" and "Risk Factors--Servicing--Inaccurate Projections" in this Prospectus.

     Forecasts are produced by a staff of four employees and are reviewed internally by PECO Energy's senior management executives. PECO Energy's customer projections are reviewed by the PUC. In the course of its review, the PUC may request additional data in support of the projections or compare such projections to other regional forecasts. The PUC may make an explicit finding regarding the projections but is not required to do so.

     Customer projections are determined by PECO Energy based on demographic and economic information, and there is a different methodology used for each Customer Category. The residential customer forecasting process begins with a review of regional household growth population projections and residential construction and permit trends within PECO Energy's retail electric service territory and the surrounding counties. Regional Financial Associates ("RFA"), an independent economic forecasting and consulting firm, provides these projections. PECO Energy uses these sources to develop internal population forecasts for each of the five counties in which it operates. PECO Energy then employs its own historical data regarding the percentage of each county's population served by PECO Energy, as well as such other factors as PECO Energy deems relevant, to convert the internal population forecast into a projection of residential customers within its service area.

     The Small Commercial and Industrial Customer forecasting process begins with a review of projections of employment trends in the manufacturing and non-manufacturing Standard Industrial Classification Code numbers, gross regional product for Pennsylvania, business failures and an overview of economic prospects in the Philadelphia metropolitan area. These external data are obtained from RFA and the local chambers of commerce. PECO Energy uses these sources to develop internal employment forecasts for each of the five counties it serves. PECO Energy then considers its historical data regarding the percentage of employment in each county served by PECO Energy, as well as such other factors as PECO Energy deems relevant, to convert the internal employment forecast into a projection of Small Commercial and Industrial Customers within its service area.

     PECO Energy does not forecast Customer usage or retail electric revenues for Rate Class BLI. Rate BLI Customers are located outside PECO Energy's retail electric service territory yet receive electricity from PECO Energy through a reciprocal agreement with the customer's utility. PECO Energy is reimbursed for any service provided to Rate BLI Customers by the utility in whose retail electric service territory such Customer belongs. Per Table 3, there were 108 BLI Customers in 1997. None of them will be charged Intangible Transition Charges through Rate Class BLI.

     The usage of Customers in the Large Commercial and Industrial category is estimated in two stages. Usage for the top 10 Customers is projected separately. This is added to estimates of other Large Commercial and Industrial Customers to obtain the aggregate forecast. The usage of the top 10 Customers is derived in consultation with the appropriate sales representatives for each of such Customers. The sales representatives provide data on the Customers' plans regarding increase/decrease in output, hours worked, space and potential cogeneration. The data is converted into kilowatt-hours, and the net increment is added to the previous year's data to derive the forecast. The other Large Commercial and Industrial Customers usage forecast is derived with a multiple regression methodology of which the primary drivers include incremental square footage, manufacturing manhours, air condition penetration rates and regional economic and employment growth.

     Usage forecasts, which will be used when determining adjustments to the Intangible Transition Charges, use statistical methods to relate kilowatt-hour sales growth by Rate Class to key economic and demographic variables. The statistical method used combines econometric, regression, and other time series techniques. All three Customer Categories are included in the forecast. The key variables used have included number of Customers, employment, personal income, price of electricity, economic growth based on the RFA forecasts, and weather (temperature and rainfall).

     Actual sales can deviate from forecasted sales for many reasons, including the general economic climate in PECO Energy's retail electric service territory as it impacts net migration of Customers; weather as it impacts air conditioning and heating usage; levels of business activity; and the availability of more energy efficient appliances, new energy conservation technologies and the Customer's ability to acquire these new products.

     For calendar year 1997, the forecasted number of Customers was .24% less than actual customers. For calendar year 1997, the forecast usage was 2.7% greater than actual usage. Summaries of the total annual forecasted and actual number of PECO Energy Customers and their usage (by Customer Category) since 1993 are shown below. There can be no assurance that the future variance between actual and projected Customers in the aggregate or by category or their usage will be similar to the historical experience set forth below.

                                     TABLE 8

     Forecasted Number of Customer Variance for the Year Ended December 31,



                            1993            1994           1995           1996           1997
                            ----            ----           ----           ----           ----
Residential

       R and OP
       Forecasted        1,158,341      1,186,724      1,172,193       1,174,208      1,174,037
       Actual            1,180,400      1,186,391      1,167,866       1,169,654      1,177,996
       Variance              1.90%        (0.03%)        (0.37%)         (0.39%)           .34%

       R-H
       Forecasted          162,312        165,955        156,765         157,336        157,045
       Actual              161,473        163,819        153,513         154,794        155,865
       Variance            (0.52%)        (1.29%)        (2.07%)         (1.62%)        (0.75%)

Small Commercial
and Industrial

       GS and POL
       Forecasted          142,136        142,508        142,207         142,441        143,445
       Actual              142,363        143,605        141,653         142,431        144,142
       Variance              0.16%          0.77%        (0.39%)         (0.01%)           .49%

       SL-P, SL-S, SL-E
         and TL
       Forecasted              855            877            904           1,034            987
       Actual                  873            925            940             987            985
       Variance              2.11%          5.47%          3.98%         (4.55%)        (0.20%)

Large Commercial
and Industrial

       PD and HT
       Forecasted            3,922          3,780          3,485           3,363          3,264
       Actual                3,742          3,603          3,394           3,299          3,308
       Variance            (4.59%)        (4.68%)        (2.61%)         (1.90%)          1.35%

       EP
       Forecasted                3              3              3               3              3
       Actual                    3              3              3               3              3
       Variance              0.00%          0.00%          0.00%           0.00%          0.00%

                                     TABLE 9

   Forecasted Customer Usage (in kWh) Variance for the Year Ended December 31,



                             1993           1994           1995           1996           1997
                             ----           ----           ----           ----           ----
Residential

       R and OP
       Forecasted        7,909,031      7,812,000      7,913,998       7,852,000      7,867,001
       Actual            7,916,588      7,965,494      8,130,607       7,906,048      7,858,466
       Variance               0.1%           2.0%           2.7%            0.7%         (0.1%)

       RH
       Forecasted        2,796,000      2,871,000      2,959,381       2,724,000      2,722,000
       Actual            2,740,563      2,851,076      2,728,472       2,765,279      2,548,231
       Variance             (2.0%)         (0.7%)         (7.8%)            1.5%         (6.4%)

Small Commercial
and Industrial

       GS and POL
       Forecasted        5,612,000      5,843,999      6,405,882       6,377,000      6,775,999
       Actual            5,772,912      6,108,112      6,299,521       6,490,621      6,684,791
       Variance               2.9%           4.5%         (1.7%)            1.8%         (1.3%)

       SL-P, SL-S, SL-E
         and TL
       Forecasted       16,217,000     16,043,000     16,009,377      15,804,000     15,597,482
       Actual           15,934,603     15,847,047     15,975,731      15,208,015     15,034,087
       Variance             (1.7%)         (1.2%)         (0.2%)          (3.8%)         (3.6%)

Large Commercial
and Industrial

       PD and HT
       Forecasted          202,998        204,000        204,998         197,000        198,003
       Actual              189,085        193,690        195,507         192,425        181,002
       Variance             (6.9%)         (5.1%)         (4.6%)          (2.3%)         (8.6%)

       EP
       Forecasted          639,000        732,000        688,000         658,000        668,000
       Actual              499,860        521,951        594,543         638,800        594,319
       Variance            (21.8%)        (28.7%)        (13.6%)          (2.9%)        (11.0%)

Billing Process

     PECO Energy operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. For the year ended December 31, 1997, PECO Energy mailed out an average of 75,000 bills daily. PECO Energy bills the majority of its Customers monthly. Accounts with potential billing errors are held by the computer system for review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions. Subject to statutory and legal requirements, PECO Energy may change its billing policies and procedures from time to time. It is expected that any such changes would be designed to enhance PECO Energy's ability to make timely recovery of amounts billed to Customers.

Credit Policy and Procedures; Collection Process

     Under the Sale and Servicing Agreement, any changes instituted by PECO Energy will apply to the servicing of Intangible Transition Property so long as PECO Energy is the Servicer.

     Under Pennsylvania law, PECO Energy is obligated to provide service to new Residential Customers. Credit bureau investigations are performed on new Customers through a social security number investigation. PECO Energy is also starting to use other fraud detection measures so that actions can be taken at the earliest stages to reduce the costs associated with delinquent accounts. PECO Energy relies on the information provided by the Customer and its Customer information system audits to indicate whether the Customer has been previously served by PECO Energy.

     As part of its obligation to provide universal service, PECO Energy has developed a special rate program (the "CAP Rate Program") provided to certain low income Customers who are currently served under or otherwise qualify for Rate R or RH. Customers must apply for this rate and must demonstrate annual household gross income below 150% of the Federal poverty guidelines. Customers in the CAP Rate Program qualify for certain rate adjustments and payment programs and have their pre-program arrearages in excess of $500 forgiven if they remain current on the CAP Rate Program for six to twelve consecutive months. The development of any new arrearages during this period will delay forgiveness. PECO Energy estimates the annual costs of the CAP Rate Program at $50 million, which it recovers through adjustments to the distribution rates applicable to all Customers. Pursuant to the Restructuring Plan, the initial maximum participation for the CAP Rate Program is 100,000 Customers, subject to review by the participants in the Settlement, to ensure that total annual CAP Rate Program costs do not exceed $50 million and all eligible Customers are able to participate. As of June 30, 1998, there were approximately [______] Customers enrolled in the CAP Rate Program accounting for $[_________] of revenues during 1998.

     In 1997, approximately 83% of total bill payments were received by PECO Energy via the U.S. mail. During the same period, approximately 9% of total payments were paid in person at either PECO Energy's local business office or at approximately 300 pay stations (which are located in unaffiliated businesses or organizations, such as supermarkets and convenience stores) throughout the retail electric service territory. Other payment methods include pay-by-phone and direct debits of Customer accounts through local banks, which accounted for approximately 8% of bill payments collected in 1997.

     Collection Process for Residential & Small Commercial and Industrial Customers. Customer bills are due approximately 22 days after mailing. If the Customer does not pay the bill by the due date, the Customer will not be considered for termination until the next bill is rendered, which is approximately 30 days from the last billing date. PECO Energy's Residential and Small Commercial and Industrial collection process is based on a recovery score assigned to each delinquent account. Each delinquent Customer is scored for approximate risk based on outstanding balance, payment habits, length of time as a Customer, time since last payment and previous termination history. The score is used to segment Customers into specific collection strategies. The lowest risk Customers are monitored with no collection activity, since most Customers in this category usually pay but pay late and pay the associated finance charges. The next segment of Customers are moved into a proactive collection call program which is a collection call strategy designed to remind the Customer of the delinquency. Customers in the third segment are moved into a portfolio management program where each Customer's account is referred to a collection agency which follows up on the account for 60 days using letters and collection calls. The most chronic delinquent accounts comprise the fourth segment of Customers which are moved into a service termination process that is initiated by mailing a ten day notice. If no payment is made within seven days, a 72-hour notice will be given either over the telephone or at the property. If sufficient payment has not been received within ten days after the original notice, the account is sent to a service termination vendor for termination. If the service termination vendor makes contact with a responsible adult, the service is terminated. If the service termination vendor does not make contact, a deferred notice is left. Two days later, the service is terminated with or without contact if sufficient payment has not been made. Power is not customarily disconnected if the delinquent Customer is subject to a PUC-mandated winter moratorium (the "Winter Moratorium"), which requires special approval from the PUC prior to the disconnection of electricity to certain residential Customers from December 1 through March 31 of each year. Currently, residential accounts are managed during the Winter Moratorium through a combination of letters, proactive phone contacts and negotiated payment plans. Delinquencies which accumulate during the Winter Moratorium continue to contribute to the credit scoring, which can lead to termination after the Winter Moratorium.

     If a Customer account is closed, either because a Customer has moved or the Customer has failed to remedy a delinquent account, the account is sent to a collection agency. Accounts are written-off after efforts by the collection agency are unsuccessful. Written-off accounts are then placed with a second vendor to increase collections. In 1997, 190,000 accounts, totalling $116 million, were referred to the collection agency; $8.1 million was recovered by the collection agency for accounts previously referred to it. Over $3 million in additional recoveries of delinquencies were received through litigation. Collection recovery rates are monitored monthly. Once written-off, the uncollected account is monitored for six years and may be collected at any point during that time. During April, 1998, a portfolio of accounts aggregating approximately $271 million which were written-off prior to October, 1997 were sold as part of PECO Energy's effort to improve cash flow and manage bad debt. Written-off accounts which are the subject of bankruptcy, litigation or disputes were excluded from the sale.

     If a Customer declares bankruptcy, a review is conducted to assess whether the account is current. Good paying accounts are kept active. The accounts of bankrupt customers having delinquencies are closed, and efforts are initiated to submit claims in the bankruptcy of these customers. Deposits are also required for delinquent bankrupt customers for which PECO Energy is required to continue services. Deposits are also required as a condition of providing service to all new Small Commercial and Industrial Customers. Such deposits are maintained for three years.

     Collection Process for Large Commercial and Industrial Customers. PECO Energy's Large Commercial and Industrial collection process is based on providing special handling of accounts and attention to detail because of the importance of each Customer as a source of revenue. The delinquency of individual Customers may result from differing circumstances, and it is the operational policy of PECO Energy in serving these accounts to have a firm understanding of individual Customers so that the collection strategy can be matched to the particular account while ensuring that regulations are followed and collection actions are performed legally. PECO Energy's goal with respect to Large Commercial and Industrial Customers is for delinquencies to be no greater than .5% of total revenue and write-offs to be no greater than from .1% to .2% of revenue. PECO Energy's collection strategies range from use of letters and phone contacts through implementation of disconnection and litigation.

     Application of Customer Payments. The Competition Act provides that the PUC require the unbundling of electric utility services, tariffs and customer bills to separate the charges for generation, transmission and distribution by January 1, 1999. Until such date, PECO Energy will continue to employ its current system to record and apply Customer payments for Intangible Transition Charges, transmission and distribution charges and electric generation charges. In the event that a Customer makes a partial payment toward an outstanding balance, the payment will be applied first to Intangible Transition Charges, then to the Competitive Transition Charges, then to transmission and distribution charges and finally to electric generation charges.

     PECO Energy's electric tariff approved by the PUC in the Restructuring Plan provides that when PECO Energy is providing separate billing for its transmission and distribution charges and a Customer remits a partial payment to PECO Energy, the payment will be applied as follows:

                  (i) To the outstanding balance before direct access to electric generation from electric generation suppliers or the installment amount for a payment agreement on this balance;

                  (ii)     To the balance due for state tax charges;

                  (iii) To the balance due or the installment amount for a payment agreement for Intangible Transition Charges;

                  (iv) To the balance due or the installment amount for a payment agreement for Competitive Transition Charges;

                  (v) To the balance due or the installment amount for a payment agreement for fixed and variable utility distribution service charges;

                  (vi)     To the current state tax charges;

                  (vii)    To the current Intangible Transition Charges;

                  (viii)   To the current Competitive Transition Charges;

                  (ix) To the current fixed and variable utility distribution service charges;

                  (x) To the balance due for prior charges for energy and capacity (if PECO Energy is the provider of last resort);

                  (xi) To the current charges for energy and capacity charges (if PECO Energy is the provider of last resort); and

                  (xii)    To the non-basic service charges.

Electric Generation Suppliers

     The Servicer, on behalf of the Issuer, will pursue any electric generation supplier that fails to remit the applicable Intangible Transition Charges in a manner similar to that by which the Servicer will pursue any failure by a Customer to remit the Intangible Transition Charges. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Issuer or the Servicer directly from all of the electric generation supplier's consolidated billing Customers as follows: if PECO Energy does not receive payment for undisputed charges within 25 calendar days for residential customers or 20 calendar days for non-residential customers after the charges are communicated to the electric generation supplier, then PECO Energy may provide notice of breach to the electric generation supplier at any time thereafter, at PECO Energy's discretion. Upon notice of a breach, the electric generation supplier will have 20 calendar days to cure such breach. If the electric generation supplier has not cured such breach within 20 calendar days, PECO Energy may terminate consolidated billing by the electric generation supplier and take over billing functions for the customer. In no event will these procedures result in a customer being sent two bills covering the same service. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any electric generation suppliers to forward ITC Collections to PECO Energy, as Servicer. See "Risk Factors--Servicing--Electric Generation Suppliers" in this Prospectus.

Year 2000 Compliance

     PECO Energy, like all other companies using computers and automated devices containing microprocessors, is faced with the task of addressing the Year 2000 issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year and other programming techniques which constrain date calculations or assign special meanings to certain dates. Any of PECO Energy's computer systems that have date-sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to measure usage, read meters, process transactions, send bills or operate electric generation stations. In addition, the Year 2000 issue could affect the ability of Customers to receive bills sent by PECO Energy or make payments on such bills.

     PECO Energy has determined that it will be required to modify or replace significant portions of its software so that its computer systems will properly use dates beyond December 31, 1999. PECO Energy presently believes that, with modifications to existing software and conversions to new software, the Year 2000 issue can be mitigated. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material adverse impact on the operations and financial condition of PECO Energy. The costs associated with this potential impact are speculative and not presently quantifiable. PECO Energy has not investigated and has no intention of investigating the Year 2000 issue as it relates to Customers' abilities to receive bills sent by PECO Energy or make payments on bills.


                                   THE ISSUER

     PECO Energy Transition Trust, a statutory business trust established under the laws of the State of Delaware, was formed on June 23, 1998 pursuant to a trust agreement (the "Trust Agreement") between PECO Energy, as grantor and sole owner of all beneficial interests in the Issuer, and the Issuer Trustee and the other Trustees identified below. The assets of the Issuer will consist of Intangible Transition Property, the other Collateral and any money distributed to the Issuer from the Collection Account in accordance with the Indenture. As of the date of this Prospectus, the Issuer has not carried on any business activities and has no operating history. Audited financial statements of the Issuer are included as an exhibit to this Prospectus.

     The Issuer has been organized for the purpose of purchasing and owning Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in Intangible Transition Property and other Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds and performing activities that are necessary, suitable or convenient to accomplish these purposes.

     The Issuer's business will be managed by no fewer than one and no more than three trustees appointed from time to time by PECO Energy, however, subject to certain conditions PECO Energy may appoint additional Trustees. The Issuer will at all times have at least one trustee, which, in the case of a natural person, will be a person who is a resident of the State of Delaware, or in all other cases, has its principal place of business in the State of Delaware (the "Delaware Trustee"). In addition, the Issuer will always have at least one Trustee (the "Independent Trustee") that is not and has not been for at least three years from the date of his or her or its appointment (i) a direct or indirect legal or beneficial owner of the Issuer or PECO Energy or any of their respective affiliates, (ii) a creditor, relative, supplier, employee, officer, director, manager or contractor of the Issuer or PECO Energy or any of their respective affiliates, or (iii) a person who controls PECO Energy or its affiliates. The Delaware Trustee and the Independent Trustee may, and will initially, be the same person or entity and is referred to in this Prospectus as the "Issuer Trustee." First Union Trust Company, National Association of Wilmington, Delaware will serve as the initial Issuer Trustee. The remaining trustees are representatives of PECO Energy and are referred to as the "Beneficiary Trustees." The Issuer Trustee and the Beneficiary Trustees are collectively referred to as the "Trustees."

     The following two people are Beneficiary Trustees as of the date of this Prospectus. The Beneficiary Trustees and the Issuer Trustee have served since the establishment of the Issuer. The Trustees will devote such time as is necessary to the affairs of the Issuer.

Name                               Age                 Title
----                               ---                 -----
Diana Moy Kelly                    44                  Beneficiary Trustee

George R. Shicora                  51                  Beneficiary Trustee

     Diana Moy Kelly is a Beneficiary Trustee of the Issuer. Ms. Moy Kelly has served as Assistant Treasurer of PECO Energy since she joined PECO Energy in 1995. From 1984 to 1994, she served as Vice President - Treasurer of Takai Financial Services, Inc.

     George R. Shicora is a Beneficiary Trustee of the Issuer. Mr. Shicora has served as Assistant Treasurer of PECO Energy since 1995 and has held various positions at PECO Energy since 1968.

     The Issuer has not paid any compensation to any Trustee since the Issuer was formed. The Beneficiary Trustees will not be compensated by the Issuer for their services on behalf of the Issuer. The Issuer Trustee will be paid an annual retainer of $__________ from the assets of the Issuer and will be reimbursed for its reasonable expenses, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Issuer Trustee may employ in connection with the exercise and performance of its rights and duties under the Trust Agreement, the Indenture and the Sale and Servicing Agreement. As permitted by Delaware law, the Trust Agreement limits the personal liability of each Trustee to the Issuer and PECO Energy for monetary damages resulting from breaches of such Trustee's duty of care. The Trust Agreement provides that Trustees will be indemnified against liabilities incurred in connection with their services on behalf of the Issuer, including liabilities under applicable securities laws.

     The Trust Agreement provides that the trust created thereunder will terminate and property held by the trust will be distributed to PECO Energy thirty years from the date of its formation or sooner, at the option of PECO Energy, but in no event before payment in full of all Series of Transition Bonds.

     The Issuer has no intent to file, and PECO Energy has advised the Issuer that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to the Issuer so long as the Issuer is solvent and does not reasonably foresee becoming insolvent.

     The Trust Agreement requires the Issuer to take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of PECO Energy, other affiliates of PECO Energy, the Trustees or any other person, and that, except for federal income tax purposes, it is not a division of PECO Energy or any of its affiliated entities or any other person.

     The principal place of business of the Issuer is c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801 and its telephone number is 302-888-7532.


                                 USE OF PROCEEDS

     The Issuer will use the proceeds of the issuance of the Transition Bonds to pay certain expenses of issuance and to purchase Intangible Transition Property from PECO Energy. PECO Energy proposes using the proceeds it receives from the sale of Intangible Transition Property to reduce Stranded Costs and related capitalization.

                              THE TRANSITION BONDS

     The Transition Bonds will be issued under and secured by a base Indenture between the Issuer and the Bond Trustee substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of each Series of Transition Bonds will be provided in a separate Supplemental Indenture. The following summary describes certain general terms and provisions of the Transition Bonds. The particular terms of the Transition Bonds of any Series offered by any Prospectus Supplement will be described in such Prospectus Supplement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Transition Bonds and the Indenture.

General

     The Transition Bonds may be issued in one or more Series, each comprised of one or more Classes. The terms of all Transition Bonds of the same Series will be identical in all respects, unless such Series is comprised of more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical in all respects.

     The Supplemental Indenture will specify the following terms of the related Series of Transition Bonds and, if applicable, the Classes thereof:

          (i) the designation of the Series and, if applicable, the Classes thereof;

          (ii) the aggregate principal amount of the Transition Bonds of the Series and, if applicable, each Class thereof;

          (iii) the Bond Rate of the Series or, if applicable, each Class thereof or the formula, if any, used to calculate the applicable Bond Rate or Bond Rates for the Series;

          (iv)   the Payment Date or Payment Dates for such Series;

          (v) the Expected Final Payment Date of the Series and, if applicable, each Class thereof;

          (vi) the Series Termination Date and, if applicable, the Class Termination Dates;

          (vii)  the Series Issuance Date;

          (viii) the place or places for payments with respect to the Series;

          (ix)   the initial authorized denominations;

          (x)    the redemption provisions, if any, of the Series;

          (xi)   the Expected Amortization Schedule for the Series;

          (xii)  the Overcollateralization Amount with respect to the Series;

          (xiii) the Calculation Dates and Adjustment Dates for the Series;

          (xiv) the pro forma Intangible Transition Charges as of the Series Issuance Date giving effect to all Series;

          (xv)   the terms of any credit enhancement applicable to the Series;
                 and

          (xvi) any other terms of such Series or Class that are not inconsistent with the provisions of the Indenture.

     Unless otherwise specified in the applicable Prospectus Supplement, each Series of Transition Bonds will initially be represented by one or more Transition Bonds registered in the name of Cede, as the nominee of DTC, except as set forth below. The Transition Bonds will be available for purchase in initial denominations specified in the applicable Prospectus Supplement (which denominations will be not less than $1,000). Unless and until definitive Transition Bonds are issued under the limited circumstances described in this Prospectus, no Transition Bondholder will be entitled to receive a physical bond representing a Transition Bond. All references in this Prospectus to actions by Transition Bondholders will refer to actions taken by DTC upon instructions from the Participants and all references in this Prospectus to payments, notices, reports and statements to Transition Bondholders will refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of each Series of Transition Bonds, for distribution to Transition Bondholders in accordance with DTC's procedures with respect thereto. See "--Book Entry Registration" and "--Definitive Transition Bonds" below.

Interest and Principal

     Interest will accrue on the principal balance of Transition Bonds of a Series or Class at the Bond Rate specified in or determined in the manner specified in the applicable Prospectus Supplement and will be payable to the Transition Bondholders of such Series or Class on each Payment Date, commencing on the Payment Date specified in the related Prospectus Supplement.

     On any Payment Date with respect to any Series, the Issuer will make principal payments on such Series only until the outstanding principal balance thereof has been reduced to the principal balance specified for such Payment Date in the Expected Amortization Schedule for such Series on such Payment Date, but only to the extent funds are available therefor as described in this Prospectus. Accordingly, principal of such Series or Class of Transition Bonds may be paid later than reflected in the Expected Amortization Schedule therefor. See "Risk Factors--Unusual Nature of Intangible Transition Property," "--The Transition Bonds--Uncertain Weighted Average Life" and "Certain Weighted Average Life and Yield Considerations" in this Prospectus.

     The failure to make a scheduled payment of principal on the Transition Bonds, other than upon redemption or on the Series Termination Date or, if applicable, Class Termination Date, does not constitute an Event of Default under the Indenture. The entire unpaid principal amount of the Transition Bonds will be due and payable if an Event of Default under the Indenture occurs and is continuing and the Bond Trustee or the holders of a majority in principal amount of the Transition Bonds of all Series then outstanding have declared the Transition Bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" and "Certain Weighted Average Life and Yield Considerations" in this Prospectus.

Redemption

     Each Series of Transition Bonds will be subject to mandatory redemption in whole at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, on the date PECO Energy is obligated to pay Liquidated Damages under the Sale and Servicing Agreement. PECO Energy, as Seller, will be required to pay Liquidated Damages as a result of a breach by PECO Energy of certain of its representations relating to Intangible Transition Property under the Sale and Servicing Agreement if such breach continues beyond a 90-day grace period and has a material adverse effect on the Transition Bondholders.

     Additional redemption provisions, if any, for the Series will be specified in the related Prospectus Supplement, including the premiums, if any payable upon redemption. Unless the context requires otherwise, all references in this Prospectus to principal of the Transition Bonds of a Series insofar as it relates to redemption includes any premium that might be payable thereon if Transition Bonds of such Series are redeemed, as described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Supplemental Indenture, notice of redemption of any Series of Transition Bonds will be given by the Bond Trustee to each registered holder of a Transition Bond to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption. Notice of optional redemption may be conditioned upon the deposit of moneys with the Bond Trustee before the redemption date and such notice shall be of no effect unless such moneys are so deposited. All Transition Bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the Bond Trustee at that time, and shall no longer be considered "outstanding" under the Indenture. The Transition Bondholders will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption.

Credit Enhancement

     Credit enhancement with respect to the Transition Bonds of all Series will be provided by adjustments to the Intangible Transition Charges and amounts on deposit in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount as described above. In addition, for any Series of Transition Bonds, additional credit enhancement may be provided with respect thereto or one or more Classes thereof. The amounts and types of credit enhancement, and the provider of credit enhancement, if any, with respect to each Series of Transition Bonds or one or more Classes thereof will be described in the applicable Prospectus Supplement. Credit enhancement may be in the form of an additional reserve account, additional overcollateralization, a financial guaranty insurance policy, letter of credit, credit or liquidity facility, repurchase obligation, third party payment or other support, cash deposit or other credit enhancement, or any combination of the foregoing, as may be set forth in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, credit enhancement for a Series of Transition Bonds may cover one or more other Series of Transition Bonds.

     If any such additional credit enhancement is provided with respect to a Series offered hereby, the applicable Prospectus Supplement will include a description of (i) the amount payable under such credit enhancement, (ii) any conditions to payment thereunder not otherwise described in this Prospectus,
(iii) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced and (iv) any material provisions of any applicable agreement relating to such credit enhancement. Additionally, in certain cases, the applicable Prospectus Supplement may describe certain information with respect to the provider of any third-party credit enhancement, including
(i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the applicable Prospectus Supplement.

Book-Entry Registration

     Unless the applicable Prospectus Supplement relating to a Series of Transition Bonds indicates that the Transition Bonds of such Series or a Class thereof will be issued as definitive Transition Bonds, all Classes of Transition Bonds will be book-entry Transition Bonds, which are initially represented by one or more bonds registered in the name of Cede, as nominee of DTC, or another securities depository and are available only in the form of book-entries ("Book-Entry Transition Bonds"). Transition Bondholders may also hold Transition Bonds of a Class through Cedel, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems ("Participants").

     Cede, as nominee for DTC, will hold the global bond or bonds representing the Transition Bonds. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its

Depositary to take action to effect final settlement on its behalf by delivering or receiving Transition Bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Transition Bonds settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of Transition Bonds by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transition Bondholders that are not direct or indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Transition Bonds may do so only through direct or indirect Participants. In addition, Transition Bondholders will receive all payments of principal and interest on the Transition Bonds, through the Participants who in turn will receive them from DTC. Under a book-entry format, Transition Bondholders will receive payments after the related Payment Date, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to indirect Participants or holders of beneficial interests in the Transition Bonds. The Issuer and the Bond Trustee, and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Transition Bond is registered (expected to be Cede) as the absolute owner thereof (whether or not such Transition Bond is overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payments and for all other purposes.

     Unless and until definitive Transition Bonds are issued, it is anticipated that the only "holder" of Transition Bonds of any Series will be Cede, as nominee of DTC. Transition Bondholders will only be permitted to exercise their rights as Transition Bondholders indirectly through Participants and DTC. All references herein to actions by Transition Bondholders thus refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Transition Bondholders refer to payments, notices, reports and statements to Cede, as the registered holder of the Transition Bonds, for payments to the beneficial owners of the Transition Bonds in accordance with DTC procedures.

     While any Book-Entry Transition Bonds of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Transition Bonds and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Transition Bonds. Participants with whom Transition Bondholders have accounts with respect to Book-Entry Transition Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Transition Bondholders. Accordingly, although Transition Bondholders will not possess physical bonds, the Rules provide a mechanism by which Transition Bondholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect Participants and certain banks, the ability of holders of beneficial interests in the Transition Bonds to pledge Transition Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Transition Bonds, may be limited due to the lack of a definitive Transition Bonds.

     DTC has advised the Bond Trustee that it will take any action permitted to be taken by a Transition Bondholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Transition Bonds are credited.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilities the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any Underwriters, agents or dealers with respect to a Series of Transition Bonds offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, out of its Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments with respect to Transition Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Tax Matters" in this Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Transition Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Transition Bonds among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Transition Bonds

     Unless otherwise specified in the applicable Prospectus Supplement, each Class of Transition Bonds will be issued in fully registered, certificated form to Transition Bondholders or their nominees, rather than to DTC or its nominee, only if (i) the Issuer advises the Bond Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Class of Transition Bonds and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture, Transition Bondholders representing at least a majority of the outstanding principal amount of the Transition Bonds of all Series advise the Bond Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Transition Bondholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected Transition Bondholders through Participants of the availability of definitive Transition Bonds. Upon surrender by DTC of the definitive bonds representing the applicable Transition Bonds and receipt of instructions for re-registration, the Bond Trustee will authenticate and deliver definitive Transition Bonds, and thereafter the Bond Trustee will recognize the holders of such definitive Transition Bonds as Transition Bondholders under the Indenture.

     Payments of principal of, and interest on, the applicable Transition Bonds will thereafter be made by the Bond Trustee, as paying agent, in accordance with the procedures set forth in the Indenture directly to holders of definitive Transition Bonds in whose names the definitive Transition Bonds were registered at the close of business on the related Record Date. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Bond Trustee. The final payment on any Transition Bond, however, will be made only upon presentation and surrender of such Transition Bond at the office or agency specified in the notice of final payment to Transition Bondholders.

     Definitive Transition Bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Bond Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                          CERTAIN WEIGHTED AVERAGE LIFE
                            AND YIELD CONSIDERATIONS

     The rate of principal payments on each Series or Class of Transition Bonds, the aggregate amount of each interest payment on each Series or Class of Transition Bonds and the actual final Payment Date of each Series or Class of Transition Bonds will be dependent on the rate and timing of receipt of ITC Collections. Accelerated receipts of ITC Collections will not, however, result in payment of principal on the Transition Bonds earlier than the related Expected Final Payment Dates since receipts in excess of the amounts necessary to amortize the Transition Bonds in accordance with the applicable Expected Amortization Schedules will be deposited in the Overcollateralization Subaccount or Reserve Subaccount. However, delayed receipts of ITC Collections may result in principal payments on the Transition Bonds occurring more slowly than as reflected in the Expected Amortization Schedules or later than the related Expected Final Payment Dates. Redemption of any Class or Series of Transition Bonds in accordance with the terms thereof will result in payment of principal earlier than the related Expected Final Payment Dates.

     The actual payments on each Payment Date for each Series or Class of Transition Bonds and the weighted average life thereof will be affected primarily by the rate of ITC Collections and the timing of receipt of such ITC Collections, as well as amounts available in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. Because the Intangible Transition Charges will be calculated based on estimates of usage and revenue, the aggregate amount of ITC Collections and the rate of principal amortization on the Transition Bonds will depend, in part, on actual energy usage by Customers and the rate of delinquencies and write-offs. Although the Intangible Transition Charges will be adjusted from time to time based in part on the actual rate of ITC Collections, no assurances are given that the Servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the Intangible Transition Charges that will cause ITC Collections to be received at any particular rate. See "Risk Factors--Unusual Nature of Intangible Transition Property" and "The QRO and the Intangible Transition Charges--The Intangible Transition Charges--The ITC Adjustment Process" in this Prospectus; see also "PECO Energy Company" in this Prospectus. If ITC Collections are received at a slower rate than expected, Transition Bonds may be retired later than expected. Because principal will only be paid at a rate not faster than that contemplated in the Expected Amortization Schedule for each Series or Class, except in the event of a redemption or the acceleration of the final payment date of the Transition Bonds after an Event of Default as specified in the Indenture, the Transition Bonds are not expected to be paid earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the Transition Bonds are received in later years, this will result in a longer weighted average life of the Transition Bonds.

                        THE SALE AND SERVICING AGREEMENT

     The following summary describes certain general terms and provisions of the Sale and Servicing Agreement pursuant to which the Seller is selling and the Issuer is purchasing Intangible Transition Property and the Servicer is undertaking to service Intangible Transition Property. The Sale and Servicing Agreement may be supplemented by the Issuer and the Servicer, with the consent of the Bond Trustee, as necessary, with respect to any particular Series of Transition Bonds. The form of the Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Sale and Servicing Agreement.

     The Seller may sell Intangible Transition Property to one or more entities other than the Issuer to finance Stranded Costs other than through the Issuer. Neither such sales nor the terms of any transition bonds issued will be subject to the prior review by or consent of the Transition Bondholders of any Series. ITC Collections will be pro rated among Intangible Transition Property held by the Issuer and Intangible Transition Property held by such other entities. The sale of Intangible Transition Property to an entity other than the Issuer will be subject to the condition, among others, that such issuance will satisfy the Rating Agency Condition.

Sale and Assignment of Intangible Transition Property

     On the Series Issuance Date for the first Series of Transition Bonds (the "Initial Transfer Date"), pursuant to the Sale and Servicing Agreement, the Seller will sell and assign to the Issuer, without recourse, except as provided therein, Intangible Transition Property in the amount set forth in the related Prospectus Supplement. The net proceeds received from the sale of the Transition Bonds issued on the Initial Transfer Date will be applied to the purchase of such Intangible Transition Property. In addition, the Seller may from time to time offer to sell additional Intangible Transition Property to the Issuer, subject to the satisfaction of certain conditions (each, a "Subsequent Sale"). Each Subsequent Sale will be financed through the issuance of an additional Series of Transition Bonds. If any such offer is accepted by the Issuer, the Subsequent Sale will be effective on a date (a "Subsequent Transfer Date") specified in a written notice provided by the Seller to the Issuer.

     "Initial Intangible Transition Property" means Intangible Transition Property sold to the Issuer on the Initial Transfer Date pursuant to the Sale and Servicing Agreement, and "Subsequent Intangible Transition Property" means Intangible Transition Property sold to the Issuer on any Subsequent Transfer Date pursuant to the Sale and Servicing Agreement.

     The Seller's accounting records and computer systems will reflect the sale and assignment of Intangible Transition Property to the Issuer.

     Each sale of Intangible Transition Property under the Sale and Servicing Agreement is subject to the following conditions:

          (i) the Seller will have delivered to the Issuer a duly executed written instrument of sale and assignment in the form required by the Sale and Servicing Agreement;

          (ii) as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Seller will not be insolvent and will not be made insolvent by such sale;

          (iii) the Rating Agency Condition will have been satisfied with respect to such sale;

          (iv) as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, no breach by the Seller of its representations, warranties or covenants in the Sale and Servicing Agreement shall exist and no Servicer Default shall have occurred and be continuing; and

          (v) as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Issuer will have sufficient funds available to pay the purchase price for Intangible Transition Property to be sold on such date, and all conditions in the Indenture to the issuance of the Series of Transition Bonds to provide such funds will have been satisfied.

Seller Representations and Warranties

     In the Sale and Servicing Agreement, the Seller will make representations and warranties to the Issuer as of the Initial Sale Date and any Subsequent Transfer Date to the effect, among other things, that:

          (i) the information provided by the Seller to the Issuer with respect to the Intangible Transition Property is correct in all material respects;

          (ii) Intangible Transition Property being sold on that date is owned by the Seller;

          (iii) at the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the applicable Intangible Transition Property being sold on that date has been validly transferred and sold to the Issuer free and clear of all security interests, liens, charges and encumbrances, and all filings (including filings with the PUC under the Competition Act) necessary in any jurisdiction to give the Issuer a first priority perfected ownership interest in such Intangible Transition Property will have been made;

          (iv) under the laws of the Commonwealth and the United States in effect on the Initial Transfer Date or the Subsequent Transfer Date, as applicable:

               (x) the QRO is in full force and effect;

               (y) the Transition Bonds are entitled to certain protections provided in the Competition Act and, accordingly, the provisions of the QRO relating to Intangible Transition Property and Intangible Transition Charges are not revocable by the PUC;

               (z) subject to the Commonwealth's right to limit or alter or in any way impair or reduce the value of Intangible Transition Property as set forth in the Competition Act or as a reasonable exercise of the Commonwealth's sovereign powers, which right may be exercised only if the Transition Bonds are fully discharged or adequate provision is made by law for the protection of the Transition Bondholders, none of the Commonwealth, the PUC or the Issuer may revoke, limit, alter or modify Intangible Transition Property or the QRO, or any rights thereunder, in a manner adversely affecting the Transition Bondholders;

               (xx) the QRO and the process by which the QRO was issued comply with all applicable laws, rules and regulations, and there is no order by any court providing for the revocation, limitation or other impairment of the QRO, Intangible Transition Property or the Intangible Transition Charges or which seeks to enjoin the performance of any obligations under the QRO; and

               (yy) no other approval or filing with any governmental body is required in connection with the creation of Intangible Transition Property, except those that have been obtained or made;

          (v) the assumptions used in calculating the Intangible Transition Charges related to Intangible Transition Property are reasonable and made in good faith;

          (vi) (x) Intangible Transition Property constitutes a current property right; and

               (y) Intangible Transition Property includes, without limitation,
          (A) the right to recover, through Intangible Transition Charges, all of the Seller's Qualified Transition Expenses described in the QRO in the aggregate amount at least equal to all interest due on the Transition Bonds, the Overcollateralization Amount relating to each Series of Transition Bonds, Monthly Servicing Fees and other fees, costs and expenses in respect of the Transition Bonds and amounts sufficient to pay principal of each Series of Transition Bonds in accordance with the Expected Amortization Schedules therefor until they have been paid in full, and (B) all right, title and interest in the QRO applicable to the Transition Bonds and to all revenues, collections, claims, payments, money, or proceeds of or arising from the Intangible Transition Charges applicable to the Transition Bonds set forth in the QRO; and

          (vii) the Seller is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and perform its obligations under the Sale and Servicing Agreement;

          (viii) the execution, delivery and performance of the Sale and Servicing Agreement have been duly authorized by the Seller by all necessary corporate action;

          (ix) the Sale and Servicing Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

          (x) the consummation of the transactions contemplated by the Sale and Servicing Agreement do not conflict with the Seller's articles of incorporation or bylaws or any agreement to which the Seller is a party or bound, result in the creation of imposition of any lien upon the

     Seller's properties (other than the lien of the Seller's mortgage on its interest in the Sale and Servicing Agreement) or violate any law or any order, rule or regulation applicable to the Seller or its properties;

          (xi) except for Adjustment Requests, no governmental approvals, authorizations or filings are required for the Seller to execute, deliver and perform its obligations under the Sale and Servicing Agreement except those which have previously been obtained or made; and

          (xii) except as disclosed to the Issuer, no court or administrative proceeding or investigation is pending or, to the Seller's best knowledge, threatened (x) asserting the invalidity of, or seeking to prevent the issuance of the Transition Bonds or the consummation of the transactions contemplated by the Sale and Servicing Agreement, the Indenture, the Trust Agreement or any of the other documents relating to the Transition Bonds or
     (y) seeking a determination that might materially adversely affect the performance by the Seller of its obligations under such documents.

     The Seller will agree to make efforts, consistent with efforts it would make with respect to its own property, to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act or the QRO or Intangible Transition Property by legislative enactment or constitutional amendment adverse to the holders of the Transition Bonds. The Seller will also agree to take any legal or administrative action, including defending against or instituting and pursuing legal actions, as may be reasonably necessary to protect the Issuer from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of the representations described in clauses (ii), (iii), (iv) and (vi). If the Seller breaches any of its representations and warranties described in (ii), (iii), (iv), (vi) and (x) above, the Seller will pay the Bond Trustee Liquidated Damages. If the Seller breaches any of the other representations and warranties described above, the Seller will indemnify, defend and hold harmless the Issuer and the Bond Trustee, for itself and on behalf of the Transition Bondholders, against any costs, expenses, losses, damages, claims and liabilities incurred as a result thereof up to the amount of Liquidated Damages.

Servicing Procedures

     General. The Servicer, as agent for the Issuer, will manage, service and administer, and make collections in respect of, Intangible Transition Property. The Servicer's duties will include (i) calculating and billing the Intangible Transition Charges and collecting (from Customers and electric generation suppliers, as applicable) and posting all ITC Collections, (ii) responding to inquiries of Customers, the electric generation suppliers and the PUC with respect to Intangible Transition Property and the related Intangible Transition Charges, (iii) accounting for ITC Collections and furnishing monthly and annual statements to the Issuer and the Bond Trustee and (iv) taking action in connection with adjustments to the Intangible Transition Charges as described below. See also "The QRO and the Intangible Transition Charges--Electric Generation Suppliers."

     The Intangible Transition Charges will be assessed on Customers, regardless of whether the Customer purchases its electricity from the Servicer or from another electric generation supplier. The Servicer expects the applicable Intangible Transition Charges to be separately identified on each Customer's bill rendered by the Servicer. Bills are sent to each Customer by the Servicer or the electric generation supplier every 27 to 33 days.

     ITC Adjustment Process. The Sale and Servicing Agreement requires the Servicer to file, and the Competition Act and the QRO require the PUC to approve, Adjustment Requests on each Calculation Date based on actual ITC Collections and updated assumptions by the Servicer as to projected future usage of electricity by Customers, expected delinquencies and write-offs and future payments and expenses relating to Intangible Transition Property and the Transition Bonds. In addition, the QRO provides that adjustments during the final calendar year during which any Series of Transition Bonds is outstanding may be implemented quarterly or monthly. The Servicer agrees to calculate such adjustments to result in the Transition Bond Balance equaling the Projected Transition Bond Balance, and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level by the Monthly Allocation Date immediately [preceding] the next Adjustment Date or the Expected Final Payment Date, as applicable, taking into account any amounts on deposit in the Reserve Subaccount. The Servicer will file Adjustment Requests on each Calculation Date. In accordance with the Competition Act and the QRO, the PUC has 90 days to approve such adjustments. The adjustments to the Intangible Transition Charges are expected to occur on each Adjustment Date. Such adjustments to the Intangible Transition Charges will cease with respect to each Series on the earlier of (i) the Payment Date on which all interest on and principal of Transition Bonds of that Series have been paid in full and (ii) the date specified in the Prospectus Supplement for that Series.

     ITC Collections. The Servicer is required to remit to the Bond Trustee for deposit into the General Subaccount all ITC Collections (from whatever source) and all proceeds of other Collateral, if any, on each Remittance Date. Until ITC Collections are remitted to the Collection Account, the Servicer will not segregate them from its general funds. Remittances of ITC Collections will not include interest thereon or late fees from customers.

Servicer Advances

     If specified in the related supplement to the Sale and Servicing Agreement, the Servicer will make advances of interest or principal on the related Series of Transition Bonds.

Servicing Compensation

     The Servicer will be entitled to receive the Monthly Servicing Fee for each Collection Period and all Series of Transition Bonds on each Monthly Allocation Date. The Monthly Servicing Fee (together with any portion of the Monthly Servicing Fee that remains unpaid from prior Monthly Allocation Dates) will be paid solely to the extent funds are available therefor as described under "The Indenture--Allocations and Payments" in this Prospectus. The Monthly Servicing Fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the Transition Bonds.

     In the Sale and Servicing Agreement, the Servicer releases the Issuer from any and all claims, whenever arising from or relating to Intangible Transition Property or the Servicer's servicing activities with respect thereto.

Servicer Covenants

     In the Sale and Servicing Agreement, the Servicer has covenanted, among other things, that, in servicing Intangible Transition Property:

          (i) it will, in its capacity as both Servicer and Seller, not at any time assert any security interest, lien, charge or encumbrance against or with respect to any Intangible Transition Property;

          (ii) it will manage, service, administer and make collections in respect of Intangible Transition Property with reasonable care and in material compliance with applicable law, including all applicable PUC regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself;

          (iii) it will follow standards, policies and procedures in performing its duties as Servicer that are customary in the Servicer's industry;

          (iv) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of Intangible Transition Property;

          (v) it will calculate Intangible Transition Charges in compliance with the Competition Act and the QRO; and

          (vi) it will not change the amount of or reschedule the due date of any scheduled payment of the Intangible Transition Charges, except as contemplated by the Sale and Servicing Agreement or as required by law or court order or order of the PUC, provided that the Servicer may take any of the actions described in this clause to the extent that such action would be in accordance with customary billing and collection practices of the Servicer with respect to bill collection activities that it conducts for itself.

     In addition, the Servicer will covenant that it will not at any time institute against the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Servicer Representations and Warranties

     In the Sale and Servicing Agreement, the Servicer will make representations and warranties as of the date of the Sale and Servicing Agreement and as of each Series Issuance Date to the Issuer to the effect, among other things, that:

          (i) the Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and carry out the terms of the Sale and Servicing Agreement;

          (ii) the Servicer's execution, delivery and carrying out of the Sale and Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action;

          (iii) the Sale and Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

          (iv) the consummation of the transactions contemplated by the Sale and Servicing Agreement do not conflict with the Servicer's articles of incorporation or by-laws or any material agreement to which the Servicer is a party or bound, result in the creation or imposition of any lien upon the Servicer's properties (other than the lien of the Seller's mortgage on its interest in the Sale and Servicing Agreement) or violate any law or any order, rule or regulation applicable to the Servicer or its properties;

          (v) except for the Adjustment Requests, no governmental approvals, authorizations or filings are required for the Servicer to execute, deliver and perform its obligations under the Sale and Servicing Agreement, except those which have previously been obtained or made; and

          (vi) except as disclosed to the Issuer, no court or administrative proceeding or investigation is pending or, to the Servicer's best knowledge, threatened (x) asserting the invalidity of, or seeking to prevent the issuance of the Transition Bonds or the consummation of the transactions contemplated by, the Sale and Servicing Agreement, the Indenture or the other documents relating to the Transition Bonds or (y) seeking a determination that might materially and adversely affect the performance by the Servicer of its obligations thereunder.

Servicer Indemnification

     Under the Sale and Servicing Agreement, the Servicer agrees to indemnify the Issuer and the Bond Trustee for itself and on behalf of Transition Bondholders against any costs, expenses, losses, damages, claims and liabilities that may be imposed on or incurred by or asserted against such person as a result of (i) the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or observance of its covenants under the Sale and Servicing Agreement or the Servicer's reckless disregard of its obligations and duties under the Sale and Servicing Agreement or (ii) the Servicer's breach of any of its representations and warranties under the Sale and Servicing Agreement.

Statements to Issuer and Bond Trustee

     For each Calculation Date, the Servicer will provide to the Issuer and the Bond Trustee a statement indicating (i) the Calculated Overcollateralization Level for all Series as of such Calculation Date, (ii) the Transition Bond Balance and the Projected Transition Bond Balance for each Series as of such Calculation Date and (iii) a comparison of the amount on deposit in the Overcollateralization Subaccount and the Calculated Overcollateralization Level as of such Calculation Date. Moreover, on or before each Remittance Date, the Servicer will prepare and furnish to the Issuer and the Bond Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Collection Account on such Remittance Date. On the basis of this information, the Bond Trustee will furnish to the Transition Bondholders on each Payment Date the report described under "The Indenture--Reports to Transition Bondholders" in this Prospectus.

Evidence as to Compliance

     The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer Trustee and the Bond Trustee, on or before March 31 of each year, a statement as to compliance by the Servicer during the preceding calendar year (or the relevant portion thereof) with certain standards relating to the servicing of Intangible Transition Property. This report (the "Annual Accountant's Report") will state that such firm has performed certain procedures in connection with the Servicer's compliance with the servicing procedures of the Sale and Servicing Agreement, identifying the results of such procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     The Sale and Servicing Agreement will also provide for delivery to the Issuer and the Bond Trustee, on or before March 31 of each year, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement for the preceding calendar year (or the relevant portion thereof) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Issuer and the Bond Trustee notice of certain Servicer Defaults under the Sale and Servicing Agreement.

Certain Matters Regarding the Servicer

     Under the Sale and Servicing Agreement, PECO Energy may not resign from its obligations and duties as Servicer, except upon determination that PECO Energy's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed PECO Energy's servicing obligations and duties under the Sale and Servicing Agreement.

     Under the Sale and Servicing Agreement, the Servicer will not be liable to the Issuer for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that the Servicer will not be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Sale and Servicing Agreement. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement or related to its obligation to pay Liquidated Damages or indemnification and that, in its reasonable opinion, may cause it to incur any expense or liability.

     PECO Energy may assign its obligations under the Sale and Servicing Agreement to any affiliate, as such term is defined in the Sale and Servicing Agreement, that is an electric distribution company, provided that the Rating Agency Condition has been satisfied. Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

     Additionally, the QRO and the Competition Act require that the Servicer's responsibility to collect the applicable Intangible Transition Charges and other obligations under the Sale and Servicing Agreement must be undertaken and performed by any other entity that provides transmission and distribution service to the customers.

Servicer Defaults

     "Servicer Defaults" under the Sale and Servicing Agreement will include, among other things (i) any failure by the Servicer to deliver to the Bond Trustee for deposit in the Collection Account any required payment, which failure continues unremedied for three Business Days after written notice from the Issuer or the Bond Trustee is received by the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects Intangible Transition Property and which continues unremedied for 30 days after the giving of notice of such failure to the Seller or the Servicer, as the case may be, by the Issuer or the Bond Trustee and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Seller or the Servicer and certain actions by the Seller or the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights Upon Servicer Default

     As long as a Servicer Default under the Sale and Servicing Agreement remains unremedied, the Bond Trustee, as assignee of the Issuer, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon a successor servicer appointed by the Bond Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Upon a Servicer Default based upon the commencement of a case by or against the Servicer under the Bankruptcy Code or similar laws (the "Insolvency Laws"), the Bond Trustee and the Issuer may be prevented from effecting a transfer of servicing. See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus. The Bond Trustee may make arrangements for compensation to be paid to any successor servicer, which in no event may be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement. See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus.

Successor Servicer

     If for any reason a third party assumes or succeeds to the role of the Servicer under the Servicing Agreement (in such role, the "Successor Servicer"), the Servicing Agreement will require the Servicer to cooperate with the Issuer, the Bond Trustee and the Successor Servicer in terminating the Servicer's rights and responsibilities under the Sale and Servicing Agreement, including the transfer to the Successor Servicer of all cash amounts then held by the Servicer for remittance or subsequently acquired by the Servicer. The Sale and Servicing Agreement will provide that the Servicer shall be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the Successor Servicer.

Amendment

     The Sale and Servicing Agreement may be amended by the Issuer, the Seller and the Servicer, with the consent of the Bond Trustee. See "The
Indenture--Modifications to the Sale and Servicing Agreement" in this Prospectus.

Termination

     The obligations of the Servicer, the Seller and the Issuer pursuant to the Sale and Servicing Agreement will terminate upon and not before the payment to Transition Bondholders of all amounts required to be paid to them pursuant to the Sale and Servicing Agreement and the Indenture.

Governing Law

     The Sale and Servicing Agreement will be governed by and construed under the laws of the Commonwealth of Pennsylvania.

                                  THE INDENTURE

     The following summary describes certain terms of the Indenture pursuant to which Transition Bonds will be issued. The form of the Indenture, including the form of the Supplemental Indenture, has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture. See "PECO Energy Company" in this Prospectus.

Security

     To secure the payment of principal of and interest on the Transition Bonds, pursuant to the Indenture, the Issuer will grant to the Bond Trustee for the benefit of the Transition Bondholders a security interest in all of the Issuer's right, title and interest in and to the following Collateral (i) Intangible Transition Property and all proceeds thereof, (ii) the Sale and Servicing Agreement, (iii) the Collection Account and all amounts on deposit therein from time to time (less $200,000 in the aggregate for all Series), (iv) all other property of whatever kind owned from time to time by the Issuer, which other property is expected to be relatively small and (v) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing, provided that cash distributed to the Issuer from the Collection Account in accordance with the provisions of the Indenture will not be subject to the lien of the Indenture. See "--Allocation and Payments" below.

Issuance of Additional Series

     The Indenture does not limit the amount of Transition Bonds that can be issued. Any Series of Transition Bonds may include one or more Classes which differ, among other things, as to interest rate and amortization of principal. The terms of all Transition Bonds of the same Series will be identical, unless such Series is comprised of more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical. The particular terms of the Transition Bonds of any Series and, if applicable, Classes thereof, will be established by the Supplemental Indenture for that Series. The terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the Transition Bondholders of any previously issued Series. See "Risk Factors--The Transition Bonds--Considerations of Additional Series and Other Financings," "The Transition Bonds" and "PECO Energy Company" in this Prospectus.

     Under the Indenture, the Bond Trustee will authenticate and deliver an additional Series of Transition Bonds only upon receipt by the Bond Trustee of, among other things, a certificate of the Issuer that no Event of Default has occurred and is continuing, an opinion of counsel to the Issuer and evidence of satisfaction of the Rating Agency Condition.

     The opinion of counsel will state that all conditions precedent provided for in the Indenture relating to the authentication and delivery of the Transition Bonds have been complied with and that (i) the Issuer has the power and authority to issue the Transition Bonds, (ii) the Transition Bonds applied for will constitute valid and binding obligations of the Issuer and are entitled to the benefits of the Indenture, (iii) the Indenture and the Sale and Servicing Agreement are valid and binding agreements of the Issuer and the Sale and Servicing Agreement is a valid and binding agreement of the Seller and the Servicer, (iv) the Issuer has a valid, first priority perfected ownership interest in Intangible Transition Property pursuant to the Competition Act, (v) the Bond Trustee has a valid, first priority perfected security interest in the Issuer's right, title and interest in and to the Collateral pursuant to the Competition Act.

     In addition, in connection with the issuance of the each new Series, the Bond Trustee will have to provide a certificate or opinion of a firm of independent certified public accountants of recognized national reputation to the effect that, based on the assumptions used in calculating the initial Intangible Transition Charges or, if applicable, the most recent revised Intangible Transition Charges, after giving effect to the issuance of such Series and the application of the proceeds therefrom, such Intangible Transition Charges will be sufficient to pay all fees and expenses, interest of each Series of Transition Bonds when due and principal of each Series of Transition Bonds in accordance with the Expected Amortization Schedule therefor and to fund the Calculated Overcollateralization Level as of the Monthly Allocation Date immediately [preceding] the relevant Adjustment Date or Expected Final Payment Date, as applicable, taking into account amounts on deposit in the Reserve Account.

Collection Account

     Under the Indenture, the Issuer will establish in the Bond Trustee's name one or more segregated trust accounts, which collectively comprise the Collection Account, with the Bond Trustee or at another Eligible Institution. The Collection Account will be divided into subaccounts, which need not be separate bank accounts: the General Subaccount, one or more Series Subaccounts, the Overcollateralization Subaccount, the Capital Subaccount and the Reserve Subaccount. All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references in this Prospectus to the Collection Account include all of the subaccounts contained therein.

     "Eligible Institution" means (i) the corporate trust department of the Bond Trustee or (ii) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (x) has either (A) a long-term unsecured debt rating of "AAA" by S&P and "A1" by Moody's or (B) a certificate of deposit rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (y) whose deposits are insured by the Federal Deposit Insurance Corporation.

     Funds in the Collection Account may be invested in any of the following:
(i) direct obligations of, or obligations fully and unconditionally guaranteed as to the timely payment by, the United States of America, (ii) demand deposits, time deposits, certificates of deposit or banker's acceptances of certain depository institutions or trust companies, (iii) commercial paper other than commercial paper issued by the Seller or the Servicer having, at the time of investment, a rating in the highest rating category from each Rating Agency from which a rating is available, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation, (v) money market funds which have the highest rating from each Rating Agency, (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain agencies or instrumentalities thereof, entered into with certain depository institutions or trust companies, or (vii) any other investment permitted by each Rating Agency (collectively, the "Eligible Investments"), in each case which mature on or before the Business Day preceding the next Payment Date.

     On each Remittance Date, the Servicer will remit to the Bond Trustee for deposit in the General Subaccount of the Collection Account the amount of ITC Collections received by the Servicer from two days before the last Remittance Date to two days before the current Remittance Date. See "The Sale and Servicing Agreement" in this Prospectus.

     Reserve Subaccount. ITC Collections available on any Monthly Allocation Date in excess of (i) amounts payable in respect of expenses of the Bond Trustee and the Servicer and certain other fees and expenses, (ii) amounts distributable to Series Subaccounts in respect of principal of and interest on each Series of Transition Bonds payable on the next Payment Date therefor and (iii) amounts allocable to the Overcollateralization Subaccount (all as described under "--Allocations and Payments" below) will be allocated to the Reserve Subaccount. Amounts in the Reserve Subaccount will be invested in Eligible Investments, and the Issuer will be entitled to earnings thereon, subject to the limitations described under "--Allocations and Payments" below. On each Monthly Allocation Date, the Bond Trustee will draw on amounts in the Reserve Subaccount, if any, to the extent amounts available in the General Subaccount are insufficient to make scheduled distributions to the Series Subaccounts and pay expenses of the Issuer, the Bond Trustee, the Servicer and certain other fees and expenses.

     Overcollateralization Subaccount. ITC Collections to the extent available as described under "--Allocation and Payments" will be deposited in the Overcollateralization Subaccount on each Monthly Allocation Date up to the Calculated Overcollateralization Level set forth in the related Supplement as described under "--Allocations and Payments" in this Prospectus. Amounts in the Overcollateralization Subaccount will be invested in Eligible Investments and the Issuer will be entitled to earnings thereon, subject to the limitations described under "--Allocations and Payments" below. On each Monthly Allocation Date, the Bond Trustee will draw on amounts in the Overcollateralization Subaccount to the extent amounts on deposit in the General Subaccount and the Reserve Subaccount are insufficient to make scheduled distributions to the Series Subaccounts and to pay expenses of the Issuer, the Bond Trustee and the Servicer and certain other fees and expenses. If any Series or Class of Transition Bonds has been retired as of any Monthly Allocation Date, the amount by which amounts on deposit in the Overcollateralization Subaccount exceed the Calculated Overcollateralization Level will be released to the Issuer, free of the lien of the Indenture.

     Capital Subaccount. Upon the issuance of each Series of Transition Bonds, the Seller will make a capital contribution in the amount of the Required Capital Amount to the Issuer, and the Issuer will pay such amount to the Bond Trustee for deposit into the Capital Subaccount which will be invested in Eligible Investments, and the Issuer will be entitled to earnings thereon subject to the limitations described under "--Allocations and Payments" below. The Bond Trustee will draw on amounts in the Capital Subaccount, if any (except for approximately $200,000 in the aggregate for all Series of Transition Bonds, which will be segregated to pay certain expenses), to the extent amounts available in the General Subaccount, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled distributions to the Series Subaccounts and to pay expenses of the Issuer, the Bond Trustee and the Servicer and certain other fees and expenses. If any Series or Class of Transition Bonds has been retired as of any Monthly Allocation Date, the amount by which amounts on deposit in the Capital Subaccount exceed the Required Capital Amount will be released to the Issuer, free of the lien of the Indenture.

     Series Subaccount. Upon the issuance of each Series of Transition Bonds, a Series Subaccount will be established with respect to such Series. On each Monthly Allocation Date, deposits will be made to each Series Subaccount as described under "--Allocations and Payments" in this Prospectus.

Allocations and Payments

     On each Monthly Allocation Date, all amounts in the General Subaccount, including net earnings thereon, will be allocated in the following priority:

          (i) all amounts owed by the Issuer to the Bond Trustee and the Issuer Trustee will be paid to the Bond Trustee and the Issuer Trustee, respectively;

          (ii) the Monthly Servicing Fee and all unpaid Monthly Servicing Fees from prior Monthly Allocation Dates will be paid to the Servicer;

          (iii) all other operating expenses (including all fees, costs and expenses of the Issuer) will be paid, so long as no Event of Default has occurred and is continuing or would be caused by such payment, and provided that the amount paid on each Monthly Allocation Date pursuant to this clause (iii) may not exceed $33,000 in the aggregate for all Series on any Monthly Allocation Date;

          (iv) Interest with respect to each Series of Transition Bonds and such Monthly Allocation Date will be transferred to the Series Subaccount for such Series, taking into account amounts on deposit therein in respect of Interest as of such Monthly Allocation Date;

          (v) any Principal of any Series or Class of the Transition Bonds payable as a result of an Event of Default under the Indenture, any Principal of any Series or Class of Transition Bonds payable on a Series Termination Date or Class Termination Date, if applicable, that will occur prior to the next Monthly Allocation Date and any Principal and premium on a Series or Class of Transition Bonds due on a date of redemption that will occur prior to the next Monthly Allocation Date will be transferred to the Series Subaccount for such Series, taking into account amounts on deposit therein in respect of Principal as of such Monthly Allocation Date;

          (vi) Principal to be paid in accordance with the Expected Amortization Schedule with respect to each Series of Transition Bonds will be transferred to the Series Subaccount for such Series, taking into account amounts on deposit therein as of such Monthly Allocation Date in respect of Principal;

          (vii) all unpaid operating expenses will be paid;

          (viii) the amount by which the Calculated Overcollateralization Level for the Monthly Allocation Date immediately [preceding] the next Adjustment Date or Expected Final Payment Date, as applicable, exceeds the amount on deposit in the Overcollateralization Subaccount on such Monthly Allocation Date will be allocated to the Overcollateralization Subaccount;

          (ix) funds up to the net earnings on amounts in the General Subaccount since the previous Monthly Allocation Date will be released to the Issuer free of the lien of the Indenture;

          (x) the balance, if any, will be allocated to the Reserve Subaccount; and

          (xi) following repayment of all outstanding Series of Transition Bonds, the balance, if any, will be released to the Issuer free of the lien of the Indenture.

     If on any Monthly Allocation Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clauses (i) through (vii) above, the Bond Trustee will (i) first, draw from amounts on deposit in the Reserve Subaccount, (ii) second, draw from amounts on deposit in the Overcollateralization Subaccount, and (iii) third, draw from amounts on deposit in the Capital Subaccount, up to the amount of such shortfall, in order to make the allocations described above.

     On each Payment Date for any Series, the amounts on deposit in the applicable Series Subaccount (other than income or other gain, which may be available to be released to the Issuer free of the lien of the Indenture) will be applied to pay the following (in the priority indicated): (i) interest due and payable on the Transition Bonds of such Series, together with any overdue interest and, to the extent permitted by law, interest thereon, will be paid to the holders of Transition Bonds of such Series and (ii) the balance, if any, up to the principal amount of the Transition Bonds of such Series that is scheduled to be paid by such Payment Date in accordance with the Expected Amortization Schedule therefor or, with respect to any Series of Transition Bonds payable as a result of an Event of Default or to be redeemed pursuant to the Indenture, the outstanding principal amount of such Series and premium, if any, will be paid to the holders of Transition Bonds of such Series in respect of principal of the Transition Bonds of such Series.

     All payments to the holders of Transition Bond of a Series pursuant to clauses (i) and (ii) above will be made pro rata based on the respective principal amounts of Transition Bonds of such Series held by such holders, unless, in the case of a Series comprised of two or more Classes, the applicable Prospectus Supplement for such Series specifies otherwise. All payments to Transition Bondholders of a Class will be made pro rata based on the respective principal amounts of Transition Bonds of such Class held by such holders.

Reports to Transition Bondholders

     With respect to each Series of Transition Bonds, on or prior to each Payment Date, the Bond Trustee will prepare and provide a statement to be delivered to the holders of Transition Bonds which will include (to the extent applicable) the following information (and any other information so specified in the applicable Supplemental Indenture) as to the Transition Bonds of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

          (i) the Transition Bond Balance and the Projected Transition Bond Balance as of the most recent Payment Date;

          (ii) the amount on deposit in the Overcollateralization Subaccount and the Calculated Overcollateralization Level for all Series, in each case as of the most recent Payment Date;

          (iii) the amount on deposit in the Capital Subaccount as of the most recent Payment Date; and

          (iv) the amount, if any, on deposit in the Reserve Subaccount as of the most recent Payment Date.

Modification of Indenture

     With the consent of the holders of a majority of the outstanding Transition Bonds of each Series or Class to be affected, the Issuer and the Bond Trustee may execute a Supplemental Indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture, or to modify (except as provided below) in any manner the rights of the Transition Bondholders.

     Without the consent of the holder of each outstanding Transition Bond of each Series or Class affected thereby, however, no Supplemental Indenture will:

          (i) change the due date of any installment of principal of or interest on any Transition Bond or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto or change any place of payment where, or the coin or currency in which, any Transition Bond or any interest thereon is payable;

          (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

          (iii) reduce the percentage of the aggregate amount of the outstanding Transition Bonds, or of a Series or Class thereof, the consent of the holders of which is required for any such Supplemental Indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences provided for in the Indenture;

          (iv) modify or alter the provisions of the Indenture regarding the voting of Transition Bonds held by the Issuer, the Seller, an affiliate of either of them or any obligor on the Transition Bonds;

          (v) reduce the percentage of the aggregate outstanding amount of the Transition Bonds required to direct the Bond Trustee to direct the Issuer to sell or liquidate Intangible Transition Property if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Transition Bonds;

          (vi) decrease the percentage of the aggregate principal amount of the Transition Bonds required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal amount of the Transition Bonds necessary to amend the Indenture or certain other related agreements;

          (vii) decrease the Overcollateralization Amount or Required Capital Amount with respect to any Series;

          (viii) change the ITC adjustment process; or

          (ix) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the Collateral for the Transition Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such Collateral or deprive the holder of any Transition Bond of the security provided by the lien of the Indenture.

     The Issuer and the Bond Trustee may enter into Supplemental Indentures, without obtaining the consent of Transition Bondholders, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of Transition Bondholders, provided that (i) such action will not in the opinion of counsel satisfactory to the Bond Trustee materially and adversely affect the interest of any Transition Bondholder and (ii) the Rating Agency Condition will have been satisfied with respect thereto.

     Any Supplemental Indenture executed in connection with the issuance of one or more new Series of Transition Bonds will not be considered an amendment to the Indenture requiring consent of the Transition Bondholders.

Modifications to the Sale and Servicing Agreement

     The Indenture will provide that the Issuer will not amend the Sale and Servicing Agreement without the consent of a majority of the holders of the outstanding Transition Bondholders of each Series or Class to be affected in any way that may adversely affect in any manner the interests of any Transition Bondholders or (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of the Intangible Transition Charges or (ii) reduce the aforesaid percentage of the Transition Bonds the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding Transition Bonds.

Events of Default; Rights Upon Event of Default

     An "Event of Default" is defined in the Indenture as being:

          (i) a default for five days or more in the payment of any interest on any Transition Bond;

          (ii) a default in the payment of the then unpaid principal of any Transition Bond of any Series on the Series Termination Date for such Series or, if applicable, any Class on the Class Termination Date for such Class;

          (iii) a default in the payment of the redemption price for any Transition Bond on the redemption date therefor;

          (iv) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of thirty days after notice thereof is given to the Issuer by the Bond Trustee or to the Issuer and the Bond Trustee by the holders of at least 25% in principal amount of the Transition Bonds of each Series then outstanding; and

          (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

     If an Event of Default occurs and is continuing, the Bond Trustee or holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may declare the principal of all Series of the Transition Bonds to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of all Series of the Transition Bonds then outstanding.

     If the Transition Bonds of all Series have been declared to be due and payable following an Event of Default, the Bond Trustee may, in its discretion, either sell the Collateral or elect to have the Issuer maintain possession of the Collateral and continue to apply distributions on the Collateral as if there had been no declaration of acceleration. The Bond Trustee is prohibited from selling the Collateral following an Event of Default other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Transition Bond of any Series or a default on the payment of the price set for redemption in the related Supplemental Indenture for any Transition Bond on the date for redemption therefor set in the related Supplemental Indenture unless:

          (i) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Transition Bonds; or

          (ii) the Bond Trustee determines that the proceeds of the Collateral would not be sufficient on an ongoing basis to make all payments on the Transition Bonds of all Series as such payments would have become due if the Transition Bonds had not been declared due and payable, and the Bond Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Transition Bonds of all Series.

     Subject to the provisions of the Indenture relating to the duties of the Bond Trustee, in case an Event of Default occurs and is continuing, the Bond Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Transition Bonds of any Series if the Bond Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Transition Bonds of all Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Bond Trustee, and the holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Transition Bonds of all Series.

     No Transition Bondholder of any Series will have the right to institute any proceeding with respect to the Indenture, unless:

          (i) such holder previously has given to the Bond Trustee written notice of a continuing Event of Default with respect to such Series;

          (ii) the holders of not less than 25% in principal amount of the outstanding Transition Bonds of all Series have made written request of the Bond Trustee to institute such proceeding in its own name as Bond Trustee;

          (iii) such holder or holders have offered the Bond Trustee reasonable indemnity;

          (iv) the Bond Trustee has for 60 days failed to institute such proceeding; and

          (v) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Transition Bonds of all Series.

Certain Covenants

     The Issuer will keep in effect its existence, rights and franchises as a statutory business trust under Delaware law, provided that the Issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

          (i) the entity formed by or surviving such consolidation or merger or to whom substantially all of such assets are sold is organized under the laws of the United States, any state thereof or the District of Columbia;

          (ii) such entity expressly assumes by a Supplemental Indenture the Issuer's obligation to make due and punctual payments upon the Transition Bonds and the performance or observance of every agreement and covenant of the Issuer under the Indenture;

          (iii) no Default or Event of Default will have occurred and be continuing immediately after such merger or consolidation;

          (iv) the Rating Agency Condition will have been satisfied with respect to such transaction;

          (v) the Issuer has received an opinion of counsel to the effect that such consolidation or merger or sale of assets would have no material adverse tax consequence to the Issuer or any Transition Bondholder and such consolidation or merger complies with the Indenture and all conditions precedent therein provided relating to such transaction;

          (vi) none of the Intangible Transition Property, the QRO or PECO Energy's or the Issuer's rights under the Competition Act or the QRO are impaired; and

          (vii) any action that is necessary to maintain the lien and security interest created by the Indenture will have been taken.

     The Issuer will from time to time execute and deliver such documents, make all filings and take any other action necessary or advisable to maintain and preserve the lien and security interest (and priority thereof) of the Indenture and will not permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the Indenture, to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof.

     The Issuer may not, among other things:

          (i) except as expressly permitted by the Indenture or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of its assets; or

          (ii) claim any credit on, or make any deduction from the principal and interest payable in respect of, the Transition Bonds (other than amounts properly withheld under the Code), or assert any claim against any present or former Transition Bondholder because of the payment of taxes levied or assessed upon the Issuer.

     The Issuer may not engage in any business other than purchasing and owning Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in Intangible Transition Property and other Collateral to the Bond Trustee in order to secure the Transition Bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

     The Issuer may not issue, incur, assume or guarantee any indebtedness except for the Transition Bonds or guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The Issuer may not, except as contemplated by the Indenture, the Sale and Servicing Agreement and certain related documents, including the Trust Agreement, make any loan or advance or credit to any person. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than Intangible Transition Property. The Issuer may not make any payments, distributions or dividends to any holder of beneficial interests in the Issuer in respect of such beneficial interest, except in accordance with the Indenture.

     The Issuer will cause the Servicer to deliver to the Bond Trustee the Annual Accountant's Report, compliance certificates and monthly reports regarding distributions and other statements required by the Sale and Servicing Agreement. See "The Sale and Servicing Agreement" in this Prospectus.

List of Transition Bondholders

     Any Transition Bondholder or group of Transition Bondholders (each of whom has owned a Transition Bond for at least six months) may, by written request to the Bond Trustee, obtain access to the list of all Transition Bondholders maintained by the Bond Trustee for the purpose of communicating with other Transition Bondholders with respect to their rights under the Indenture or the Transition Bonds. The Bond Trustee may elect not to afford the requesting Transition Bondholders access to the list of Transition Bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Transition Bondholders, to all Transition Bondholders.

Annual Compliance Statement

     The Issuer will be required to file annually with the Bond Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Bond Trustee's Annual Report

     The Bond Trustee will be required to mail each year to all Transition Bondholders a brief report relating to its eligibility and qualification to continue as the Bond Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Bond Trustee's individual capacity, the property and funds physically held by the Bond Trustee as such, any additional issue of a Series of Transition Bonds not previously reported and any action taken by it that materially affects the Transition Bonds of any Series and that has not been previously reported.

Satisfaction and Discharge of Indenture

     The Indenture will be discharged with respect to the Transition Bonds of any Series upon the delivery to the Bond Trustee for cancellation of all the Transition Bonds of such Series or upon the Expected Final Payment Date therefor, provided that the Issuer has deposited funds sufficient for the payment in full of all of the Transition Bonds of such Series with the Bond Trustee.

Legal Defeasance and Covenant Defeasance

     The Issuer may, at any time, terminate (i) all its obligations under the Indenture with respect to the Transition Bonds of any Series ("Legal Defeasance Option") or (ii) its obligations to comply with certain covenants, including certain of the covenants described under "The Indenture--Certain Covenants" (the "Covenant Defeasance Option"). The Issuer may exercise the Legal Defeasance Option with respect to any Series of Transition Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

     If the Issuer exercises the Legal Defeasance Option with respect to any Series, such Series of Transition Bonds shall be entitled to payment only from the funds or other obligations set aside under the Indenture for payment thereof on the Expected Final Payment Date or redemption date therefor as described below. Such Series of Transition Bonds shall not be subject to payment through redemption or acceleration prior to such Expected Final Payment Date or redemption date, as applicable, because of an Event of Default under the Indenture prior to such date. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the final payment of the Transition Bonds of such Series may not be accelerated because of an Event of Default relating to a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture.

     The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Transition Bonds only if:

          (i) the Issuer irrevocably deposits or causes to be deposited in trust with the Bond Trustee cash or U.S. Government Obligations for the payment of principal of and interest on such Transition Bonds to the Expected Payment Date or redemption date therefor, as applicable;

          (ii) the Issuer delivers to the Bond Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay in respect of the Transition Bonds of such Series:

               (x) principal in accordance with the Expected Amortization Schedule therefor, or, if such Series is to be redeemed, the redemption price of such redemption on the redemption date therefor, and

               (y) interest when due;

          (iii) in the case of the Legal Defeasance Option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the Issuer occurs and is continuing at the end of the period;

          (iv) no default has occurred and is continuing on the day of such deposit and after giving effect thereto;

          (v) in the case of the Legal Defeasance Option, the Issuer delivers to the Bond Trustee an opinion of counsel stating that:

               (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

               (y) since the date of execution of the Indenture, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Transition Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Legal Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (vi) in the case of the Covenant Defeasance Option, the Issuer delivers to the Bond Trustee an opinion of counsel to the effect that the holders of the Transition Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Covenant Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

          (vii) the Issuer delivers to the Bond Trustee a certificate of an authorized officer of the Issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the Transition Bonds of such Series have been complied with as required by the Indenture.

     There will be no other conditions to the exercise by the Issuer of its Legal Defeasance Option or its Covenant Defeasance Option.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

The Bond Trustee

     ______ will be the Bond Trustee under the Indenture. The Bond Trustee may resign at any time. The holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may remove the Bond Trustee by so notifying the Bond Trustee and may appoint a successor bond trustee. The Issuer will remove the Bond Trustee if the Bond Trustee ceases to be eligible to continue as such under the Indenture or if the Bond Trustee becomes insolvent. If the Bond Trustee resigns or is removed or a vacancy exists in the office of bond trustee for any reason, the Issuer will be obligated to appoint a successor bond trustee eligible under the Indenture. Any resignation or removal of the Bond Trustee and appointment of a successor bond trustee will not become effective until acceptance of the appointment by a successor bond trustee.

Governing Law

     The Indenture will be governed by and construed under the laws of the Commonwealth of Pennsylvania.

                               CERTAIN TAX MATTERS

Certain U.S. Federal Income Tax Considerations

     In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to PECO Energy ("Tax Counsel"), the following are the material United States federal income tax consequences of the purchase, ownership and disposition of Transition Bonds. This summary deals only with initial purchasers of Transition Bonds where such Transition Bonds are held as capital assets within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to a particular holder of Transition Bonds in light of the holder's personal circumstances, or to certain types of holders, such as certain financial institutions, dealers in securities or commodities, insurance companies, regulated investment companies, personal holding companies, corporations subject to the alternative minimum tax, tax-exempt organizations or persons who hold Transition Bonds as positions in a "straddle" or as part of a "hedging, "conversion" or "constructive sale" transaction for United States federal income tax purposes, or persons whose functional currency is not the United States dollar. This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change. Prospective purchasers should particularly note that any such change could have retroactive application to Transitions Bonds acquired through this offering. This summary also generally does not address the consequences to Transition Bondholders under state, local and foreign tax laws or the tax consequences to subsequent holders. Except to the extent discussed below under "--Taxation of Foreign Transition Bondholders," this discussion may not apply to foreign persons who are not subject to United States federal income tax on a net income basis.

     For purposes of the discussion below, "United States Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other specified entity created or organized in or under the laws of the United States, or any state or any political subdivision thereof, (iii) an estate the net income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (x) over the administration of which a court within the United States is able to exercise primary supervision and (y) all substantial decisions of which one or more United States Persons have the authority to control, and "Foreign Person" means a person other than a United States Person.

     ALL PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Tax Status of the Trust and of the Transition Bonds

     The Issuer is a wholly owned subsidiary of PECO Energy which has not elected to be taxed as a corporation for federal income tax purposes. Tax Counsel has advised PECO Energy that, as such, the Issuer will be treated as a division of PECO Energy and will not be treated as a separate taxable entity.

     PECO Energy has received a ruling from the Internal Revenue Service regarding certain aspects of the transactions described in this Prospectus, upon which Tax Counsel has relied in preparing this section. The Internal Revenue Service ruled that (i) the issuance of the QRO by the PUC would not result in the recognition of gross income by PECO Energy, and (ii) the Transition Bonds would be classified as obligations of PECO Energy.

Taxation of United States Transition Bondholders

     For federal income tax purposes, the transactions described in this Prospectus will be treated as a loan by the holders of the Transition Bonds to PECO Energy secured by a pledge of the Collateral. Accordingly, each holder of Transition Bonds that is a United States Person will be required to include in income, in accordance with its usual method of accounting, the portion of the stated interest attributable to the Transition Bonds during the period the Transition Bonds are held by the holder. Tax Counsel is of the opinion that the holder of Transition Bonds will not be required to include in taxable income from the Issuer any original issue discount ("OID") income, assuming that the Transition Bonds are issued at or very close to par value.

     A holder of Transition Bonds that is a United States Person will recognize capital gain or loss upon the sale or exchange of a Transition Bond equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting accrued but unpaid interest, which is taxable as ordinary income) and its tax basis in the Transition Bond. A Transition Bondholder that is a United States Person will have a tax basis in a Transition Bond equal to the Transition Bondholder's purchase price for such Transition Bond (exclusive of any portion thereof representing accrued but unpaid interest), decreased by any principal repayments. Capital gain recognized by an individual who is a United States Person generally will be subject to a maximum United States federal income tax rate of (i) 39.6% if the United States Person held the Transition Bond for not more than one year before sale, (ii) 28% if the United States Person held the Transition Bond for more than one year but not more than eighteen months before sale and (iii) 20% if the United States Person held the Transition Bond for more than eighteen months before sale.

Information Reporting and Backup Withholding

     The Bond Trustee or other responsible person will be required to report annually to the Internal Revenue Service, and to each holder of Transition Bonds of record, certain information, including the name, address and taxpayer identification number of the holder, the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain United States Persons, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.

     In the event a United States Person subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Issuer or its agents may be required by the Internal Revenue Service to withhold United States federal income tax equal to 31% of each payment of principal and interest on the Transition Bonds. This backup withholding is not an additional tax and will be credited against the Transition Bondholder's United States federal income tax liability, provided that certain required information is furnished to the Internal Revenue Service.

Taxation of Foreign Transition Bondholders

     Payments of interest income received by a Transition Bondholder that is a Foreign Person generally will not be subject to United States federal withholding tax, provided that the Foreign Person complies with the requirements listed below.

     Payments of interest income on the Transition Bonds received by a Foreign Person on or prior to December 31, 1999, will not be subject to United States federal withholding tax (or to backup withholding and information reporting), provided that (i) the Foreign Person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PECO Energy entitled to vote, (ii) the Foreign Person is not a controlled foreign corporation that is related to PECO Energy through stock ownership, and (iii) either (x) the beneficial owner of the Transition Bonds, under penalties of perjury, provides PECO Energy or its paying agent with its name and address and certifies that it is not a United States Person or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") certifies to PECO Energy or its paying agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or another Financial Institution and furnishes to PECO Energy or its agent a copy thereof. Backup withholding and information reporting also generally will not apply to payments of interest on or prior to December 31, 1999, if the certification described above is received, provided that the payor does not have actual knowledge that the Transition Bondholder is a United States Person.

     Payments of interest income on the Transition Bonds received by a Foreign Person after December 31, 1999, will not be subject to United States federal withholding tax (or to backup withholding and information reporting) provided that requirements (i) and (ii) of the preceding paragraph are satisfied and, in general, PECO Energy or its paying agent has received (i) appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury regulations issued under Section 1441 of the Code, (ii) a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with such Treasury regulations,
(iii) a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under such Treasury regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the Internal Revenue Service, or (iv) a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in such Treasury regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner. In general, it will not be necessary for a Transition Bondholder that is a Foreign Person to obtain or furnish a United States taxpayer identification number to PECO Energy or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest.

     Interest paid to a holder of Transition Bonds that is a Foreign Person will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable tax treaty provides for the reduction or elimination of such withholding tax. A Transition Bondholder that is a Foreign Person generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if such income is effectively connected with the conduct of a trade or business in the United States. Such effectively connected income received by a Foreign Person that is a corporation may in certain circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower treaty rate.

     A Transition Bondholder that is a Foreign Person generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of Transition Bonds, unless (i) the Foreign Person is an individual who is present in the United States for 183 days or more during the taxable year and as to whom such gain is from United States sources or (ii) the gain is effectively connected with a United States trade or business of the Foreign Person.

     The payment of the proceeds of the sale of Transition Bonds to or through the United States office of a broker will be subject to information reporting and possible backup withholding at a rate of 31% unless the owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption in accordance with applicable Treasury regulations. The payment of the proceeds of the sale of Transition Bonds to or through the foreign office of a broker generally will not be subject to this backup withholding tax. However, in the case of the payment of proceeds from the disposition of Transition Bonds through a foreign office of a broker that is a United States Person or a "United States related person," the applicable Treasury regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Foreign Person and the broker has no actual knowledge to the contrary. For this purpose, a "United States related person" is (i) a "controlled foreign corporation" for United States federal income tax purposes, or (ii) a Foreign Person 50% or more of whose gross income from all sources for a specified period is derived from activities that are effectively connected with the conduct of a United States trade or business. Any amounts withheld under the backup withholding rules from a payment to a Foreign Person will be allowed as a refund or a credit against such Foreign Person's United States federal income tax, provided that the required information is furnished to the Internal Revenue Service.

Certain State Tax Matters

     In the opinion of Tax Counsel, interest from Transition Bonds received by a person who is not otherwise subject to corporate or personal income or intangible personal property tax in the Commonwealth will not be subject to such taxes. Neither the Commonwealth nor any of its political subdivisions presently impose intangible personal property taxes and therefore Commonwealth residents will not be subject to such taxes.

                              ERISA CONSIDERATIONS

     ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationships to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Any fiduciary or other Plan investor considering whether to purchase the Transition Bonds of any Class or Series on behalf or with Plan Assets of any Plan should consult with its legal advisors and refer to the related Prospectus Supplement for guidance regarding the ERISA Considerations applicable to the Transition Bonds offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, except as provided in the applicable Prospectus Supplement, assets of such plans may be invested in the Transition Bonds of any Class or Series without regard to the ERISA considerations described in this Section, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                              PLAN OF DISTRIBUTION

     The Transition Bonds of each Series may be sold to or through underwriters named in the related Prospectus Supplement (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Issuer and the Bond Trustee intend that Transition Bonds will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Transition Bonds may be made through a combination of such methods.

     The distribution of Transition Bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     In connection with the sale of the Transition Bonds, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Transition Bonds to certain dealers at prices less a concession. Underwriters may allow, and such dealers may reallow, a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Transition Bonds of a Series may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Transition Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from the Issuer will be described, in the related Prospectus Supplement.

     Under agreements which may be entered into by the Seller, the Issuer and the Bond Trustee, Underwriters and agents who participate in the distribution of the Transition Bonds may be entitled to indemnification by the Seller and the Issuer against certain liabilities, including under the Securities Act.

     The Underwriters may, from time to time, buy and sell Transition Bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established will continue.

                                     RATINGS

     It is a condition of the Underwriters' obligation to purchase the Transition Bonds that each Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from at least one Rating Agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Transition Bonds, and, accordingly, there can be no assurance that the ratings assigned to any Class of Transition Bonds upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Transition Bonds is revised or withdrawn, the liquidity of such Class of Transition Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each Series or Class of Transaction Bonds by the applicable Series Termination Date or Class Termination Date.

                                  LEGAL MATTERS

     Certain legal matters relating to the issuance of the Transition Bonds will be passed upon for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania and for the Underwriters by Cravath, Swaine & Moore, New York, New York. Certain legal matters relating to the Issuer and issuance of the Transition Bonds under the laws of the State of Delaware will be passed upon for the Issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters relating to the federal and state tax consequences of the issuance of the Transition Bonds will be passed upon for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP.

                         INDEX OF PRINCIPAL DEFINITIONS


Set forth below is a list of defined terms used in this Prospectus and defined herein and the pages on which the definitions may be found.

         TERM                                                              PAGE
         ----                                                              ----

Adjustment Date............................................................. 12
Adjustment Request.......................................................... 12
Annual Accountant's Report.................................................. 81
Beneficiary Trustees........................................................ 64
Bond Rate................................................................... 14
Bond Trustee................................................................  1
Book-Entry Transition Bonds................................................. 69
Business Day................................................................ 15
Calculated Overcollateralization Level...................................... 15
Calculation Date............................................................ 12
CAP Rate Program............................................................ 60
Capital Subaccount.......................................................... 15
Cede........................................................................  3
CEDEL....................................................................... 69
CEDEL Participants.......................................................... 71
Class.......................................................................  1
Class Termination Date......................................................  3
Code........................................................................ 20
Collateral..................................................................  1
Collection Account.......................................................... 15
Collection Period........................................................... 20
Commonwealth................................................................ 12
Commonwealth Court.......................................................... 37
Competition Act.............................................................  1
Competitive Default Service................................................. 41
Competitive Default Supplier................................................ 41
Competitive Transition Charges.............................................. 37
Cooperative................................................................. 71
Covenant Defeasance Option.................................................. 93
Customer.................................................................... 13
Customer Category........................................................... 13
Delaware Trustee............................................................ 64
Depositaries................................................................ 69
DTC.........................................................................  3
Eastern District Court...................................................... 37
electric distribution companies.............................................  8 electric generation suppliers...............................................  8
Eligible Institution........................................................ 84
Eligible Investments........................................................ 85
ERISA....................................................................... 20
Euroclear................................................................... 69
Euroclear Operator.......................................................... 71
Euroclear Participants...................................................... 71

         TERM                                                              PAGE
         ----                                                              ----

Event of Default............................................................ 90
Exchange Act................................................................  2
Expected Amortization Schedule...............................................14
Expected Final Payment Date................................................. 18
Final Order................................................................. 24
Financial Institution....................................................... 98
Foreign Person.............................................................. 96
Fumo Action................................................................. 47
General Subaccount.......................................................... 15
H.R. 1230................................................................... 23
Indenture...................................................................  1
Independent Trustee......................................................... 64
Initial Intangible Transition Property...................................... 74
Initial Transfer Date....................................................... 74
Insolvency Laws............................................................. 82
Intangible Transition Charges...............................................  1
Intangible Transition Property..............................................  1
Interest.................................................................... 18
IP&L........................................................................ 24
Issuer......................................................................  1
Issuer Trustee.............................................................. 10
ITC Collections............................................................. 10
Joint Petition.............................................................. 37
Legal Defeasance Option..................................................... 93
Liquidated Damages.......................................................... 19
Monthly Allocation Date..................................................... 15
Monthly Servicing Fee....................................................... 20
Moody's..................................................................... 20
OID......................................................................... 97
Overcollateralization Amount................................................ 15
Overcollateralization Subaccount............................................ 15
Participants................................................................ 69
Parties in Interest.........................................................100
Payment Date................................................................  3
PECO Energy.................................................................  1
Plan Assets................................................................. 99
Plans....................................................................... 99
Principal................................................................... 18
Projected Transition Bond Balance........................................... 12
Prospectus Supplement.......................................................  1
PUC.........................................................................  1
PUC Restructuring Order..................................................... 37
QRO.........................................................................  1
Qualified Transition Expenses...............................................  8
Rate BLI.................................................................... 49
Rate Class.................................................................. 13

         TERM                                                              PAGE
         ----                                                              ----

Rate EP..................................................................... 49
Rate GS..................................................................... 49
Rate HT..................................................................... 49
Rate OP..................................................................... 48
Rate PD..................................................................... 49
Rate POL.................................................................... 49
Rate R...................................................................... 48
Rate R-H.................................................................... 48
Rate SL-E................................................................... 49
Rate SL-P................................................................... 49
Rate SL-S................................................................... 49
Rate TL..................................................................... 49
Rating Agency...............................................................  4
Rating Agency Condition.....................................................  4
Record Date................................................................. 14
Registration Statement......................................................  2
Remittance Date............................................................. 19
Required Capital Amount..................................................... 16
Reserve Subaccount.......................................................... 15
Restructuring Plan.......................................................... 24
RFA......................................................................... 56
Rules....................................................................... 70
S&P......................................................................... 19
Sale and Servicing Agreement................................................  1
SEC.........................................................................  2
Securities Act..............................................................  2
Seller......................................................................  1
Series......................................................................  1
Series Issuance Date........................................................  1
Series Subaccount........................................................... 15
Series Termination Date.....................................................  3
Servicer....................................................................  1
Servicer Defaults........................................................... 82
Settlement.................................................................. 24
Stranded Costs..............................................................  8
Subsequent Intangible Transition Property................................... 74
Subsequent Sale............................................................. 74
Subsequent Transfer Date.................................................... 74
Successor Servicer.......................................................... 82
Tax Counsel................................................................. 96
Terms and Conditions........................................................ 72
Transition Bond Balance..................................................... 12
Transition Bondholder.......................................................  3
Transition Bonds............................................................  1
Trust Agreement............................................................. 64
Trustees.................................................................... 64

         TERM                                                              PAGE
         ----                                                              ----

U.S. Government Obligations................................................. 95
Underwriters................................................................100
Union Action................................................................ 47
United States Person........................................................ 96
United States related person................................................ 99
Winter Moratorium........................................................... 61

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----

Consolidated Financial Statements:
Report of Independent Public Accountants....................................F-2
Statement of Net Assets Available for Trust Activities......................F-3
Statement of Changes in Net Assets Available
 for Trust Activities.......................................................F-4
Notes to Financial Statements...............................................F-5

Report of Independent Accountants

To the Trustees
PECO Energy Transition Trust
Wilmington, Delaware:

We have audited the accompanying statement of net assets available for trust activities of PECO Energy Transition Trust (PETT) as of June 26, 1998, and the related statement of changes in net assets available for trust activities for the period from June 23, 1998 (date of trust inception) to June 26, 1998. These financial statements are the responsibility of PETT. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for trust activities as of June 26, 1998, and the changes in net assets available for trust activities for the period from June 23, 1998 to June 26, 1998 in conformity with generally accepted accounting principles.




Coopers & Lybrand L.L.P

2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 26, 1998

                          PECO Energy Transition Trust
             Statement of Net Assets Available for Trust Activities

                                  June 26, 1998




                                       ASSETS
Cash                                                                    $  5,000
Unamortized debt issuance costs                                          930,295
                                                                        --------
   Total Assets                                                          935,295
                                                                        --------

                                    LIABILITIES
Due to related party (See Note 4)                                        930,295
                                                                        --------
   Total Liabilities                                                     930,295
                                                                        --------
Net Assets Available for Trust Activities                               $  5,000
                                                                        --------

                       See notes to financial statements.

                          PECO Energy Transition Trust
        Statement of Changes in Net Assets Available for Trust Activities

  For the period from June 23, 1998 (date of trust inception) to June 26, 1998



Additions:

   Contribution by Trust Grantor                                            $5,000

Deductions:
                                                                            ------
   Changes in Net Assets Available for Trust Activities                      5,000

   Net Assets Available for Trust Activities at Inception June 23, 1998         --
                                                                            ------

   Net Assets Available for Trust Activities at June 26, 1998               $5,000
                                                                            ------

                       See notes to financial statements.

                          PECO Energy Transition Trust
                          Notes to Financial Statements


1.  Nature of Operations

         PECO Energy Transition Trust (PETT), a statutory business trust established by PECO Energy Company (PECO Energy) under the laws of the State of Delaware, was formed on June 23, 1998 pursuant to a trust agreement between PECO Energy, as grantor, First Union Trust Company, N.A., as issuer trustee and two beneficiary trustees appointed by PECO Energy. PECO Energy is a national provider of electric and natural gas services.

         PETT was organized for the limited purpose of purchasing and owning the Intangible Transition Property (ITP), issuing Transition Bonds (Bonds), pledging its interest in ITP and other collateral to the bond trustee to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish these purposes. ITP represents the irrevocable right of PECO Energy, or its successor or assignee, to collect a non-by-passable Intangible Transition Charge (ITC) from customers pursuant to a Qualified Rate Order (QRO) issued May 14, 1998 by the Pennsylvania Public Utility Commission
(PUC) in accordance with the Pennsylvania Electricity Generation Customer Choice and Competition Act ("applicable law") enacted in Pennsylvania in December 1996. The QRO authorizes the ITC to be sufficient to recover $4 billion of the stranded costs and an amount sufficient to recover the aggregate principal amount of Bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Bonds.

         PETT's organizational documents require it to operate in such a manner that it should not be consolidated in the bankruptcy estate of PECO Energy in the event PECO Energy becomes subject to such a proceeding as both PECO Energy and PETT will treat the transfer of ITP to PETT as a sale under applicable law. The Bonds will be treated as debt obligations of PETT.

         For financial reporting and Federal and Commonwealth of Pennsylvania income and franchise tax purposes the transfer of ITP to PETT will be treated as a financing arrangement and not as a sale. Furthermore, the results of operations of PETT will be consolidated with PECO Energy for financial and income tax reporting purposes.

2.  Significant Accounting Policies

Basis of Presentation

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.

Cash and Cash Equivalents

         PETT considers all liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Unamortized Debt Issuance Costs

         The costs associated with the anticipated issuance of the Bonds have been capitalized and will be amortized over the life of the Bonds.

Income Taxes

         PETT is a wholly owned subsidiary of PECO Energy which has not elected to be taxed as a corporation for federal income tax purposes. PETT will be treated as a division of PECO Energy and will not be treated as a separate taxable entity.

3.  The Bonds

         The purpose of PETT is to issue Bonds pursuant to authority granted by the PUC in the QRO. PETT intends to issue Bonds in series (Series) from time to time, the maturities and interest rates of which will depend upon market conditions at the time of issuance. The proceeds will be used to fund the purchase of ITP from PECO Energy. The Bonds will be secured by the ITP and other assets of PETT. Under applicable law, the Bonds will not be an obligation of PECO Energy or secured by the assets of PECO Energy. Also under applicable law, the Bonds will be recourse to PETT and will be secured on a pari passu basis by the ITP and the equity and assets of PETT. The source of repayment will be the ITC authorized pursuant to a QRO, which charges will be collected from PECO Energy customers by PECO Energy, as servicer.

         ITC collections will be deposited monthly by PECO Energy with PETT and used to pay the expenses of PETT, debt service on the Bonds and fund credit enhancement for the Bonds. PETT will also pledge the capital contributed by PECO Energy to secure the Bonds satisfying the debt service requirements. The debt service requirements will include an Overcollateralization Account, an Equity Reserve Account and an Overcollections Reserve Account which will be available to bond holders. Any amounts securing the Bonds will be returned to PETT upon payment of the Bonds.

4.  Significant Agreements and Related Party Transactions

         Under the Sale and Servicing Agreement to be entered into by PETT and PECO Energy concurrently with the issuance of the first Series of Bonds, PECO Energy, the servicer, will be required to manage and administer the ITP of PETT and to collect the ITC on behalf of PETT. PETT shall pay an annual servicing fee equal to a percentage of the outstanding principal amount of the Bonds, which will be determined when the Bonds are issued.

         All debt issuance costs incurred to date have been or will be paid by PECO Energy and reimbursed by PETT upon issuance of the Bonds.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus in connection with the offer contained in this Prospectus Supplement and the Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Issuer or by any of the Underwriters. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made thereunder will, under any circumstances create any implication that there has been no change in the affairs of the Issuer since the date of this Prospectus Supplement. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus Supplement or the accompanying Prospectus is required by law to be delivered, this Prospectus Supplement or the accompanying Prospectus will be amended or supplemented accordingly.

                                TABLE OF CONTENTS

                              Prospectus Supplement

REPORTS TO TRANSITION BONDHOLDERS...........................................S-1
SUMMARY OF TERMS............................................................S-2
THE SERIES ___ BONDS........................................................S-6
DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY...............................S-9
DESCRIPTION OF THE SELLER'S BUSINESS.......................................S-13
SERVICING..................................................................S-18
CERTAIN TAX MATTERS........................................................S-18
ERISA CONSIDERATIONS.......................................................S-20
UNDERWRITING...............................................................S-21
RATINGS....................................................................S-22
INDEX OF PRINCIPAL DEFINITIONS.............................................S-23

                                   Prospectus

AVAILABLE INFORMATION......................................................   2
REPORTS TO TRANSITION BONDHOLDERS..........................................   3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   3
PROSPECTUS SUPPLEMENT......................................................   3
PROSPECTUS SUMMARY.........................................................   8
RISK FACTORS...............................................................  22
PECO ENERGY COMPANY........................................................  34
THE COMPETITION ACT........................................................  34
PECO ENERGY'S RESTRUCTURING PLAN...........................................  37
THE QRO AND THE INTANGIBLE TRANSITION CHARGES..............................  42
LITIGATION.................................................................  47
THE SELLER AND SERVICER....................................................  48
THE ISSUER.................................................................  64
USE OF PROCEEDS............................................................  65
THE TRANSITION BONDS.......................................................  66
CERTAIN WEIGHTED AVERAGE LIFE
  AND YIELD CONSIDERATIONS.................................................  73
THE SALE AND SERVICING AGREEMENT...........................................  74
THE INDENTURE..............................................................  83
CERTAIN TAX MATTERS........................................................  96
ERISA CONSIDERATIONS.......................................................  99
PLAN OF DISTRIBUTION....................................................... 100
RATINGS.................................................................... 101
LEGAL MATTERS.............................................................. 101
INDEX OF PRINCIPAL DEFINITIONS............................................. 102


UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSITIONS IN THE RELATED SERIES OF TRANSITION BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             PECO ENERGY TRANSITION
                                      TRUST



                                    $



                                Transition Bonds
                                Series 199___-___




                                        %





                              --------------------






                              PROSPECTUS SUPPLEMENT




                                __________, 199__





                             -----------------------






                                 [Underwriters]

                                     PART II

Item 14. Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

         Registration Fee........................................      $295
         Printing and Engraving Expenses.........................        *
         Trustee's Fees and Expenses.............................        *
         Legal Fees and Expenses.................................        *
         Blue Sky Fees and Expenses..............................        *
         Accountants' Fees and Expenses..........................        *
         Rating Agency Fees......................................        *
         Miscellaneous Fees and Expenses.........................        *
                                                                       ----
                 Total...........................................      $ *
                                                                       ====

----------------------

*    To be provided by amendment.

Item 15. Indemnification of Directors and Officers.

     Section 3817 of the Delaware Business Trust Act (the "Delaware
Trust Act") provides that subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Delaware Trust Act also provides that the absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of the State of Delaware.

Item 16. Exhibits

Exhibit No.   Description
-----------   -----------

    1.1       Form of Underwriting Agreement.*
    4.1       Trust Agreement for PECO Energy Transition Trust.
    4.2       Certificate of Trust for PECO Energy Transition Trust.
    4.3       Form of Indenture.*
    4.4       Form of Transition Bonds.*
    5.1 Opinion of Richards, Layton & Finger, P.A. relating to legality of the Transition Bonds.*
    8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to federal tax matters.*
   10.1       Form of Sale and Servicing Agreement.*

   10.2 Joint Petition for Full Settlement of PECO Energy Company's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated April 29, 1998.*
   23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 8.1).*
   23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1).*
   23.3 Consent of Coopers & Lybrand, L.L.P. (included in the Prospectus filed as part of this Registration Statement).
   24.1       Power of Attorney (included on page II-4 of this Registration
              Statement).
   25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of ________, as Bond Trustee under the Indenture.*
   27.1       Financial Data Schedule.*
   99.1       Qualified Rate Order issued May 14, 1998.*

----------------------

*    To be filed by amendment.


Item 17. Undertakings

     The undersigned Registrant on behalf of the PECO Energy Transition Trust (the "Trust") hereby undertakes as follows:

     (a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (e) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on June 29, 1998.

                                   PECO ENERGY TRANSITION TRUST


                                   By: /s/ George Shicora
                                           ------------------------------------
                                           George Shicora, Beneficiary Trustee


                                   By: /s/ Diana Moy Kelly
                                           ------------------------------------
                                           Diana Moy Kelly, Beneficiary Trustee


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above constitutes and appoints Diana Moy Kelly as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in each of their names, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intent and purposes as might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                INDEX TO EXHIBITS

Exhibit No.   Description
-----------   -----------

    1.1       Form of Underwriting Agreement.*
    4.1       Trust Agreement for PECO Energy Transition Trust.
    4.2       Certificate of Trust for PECO Energy Transition Trust.
    4.3       Form of Indenture.*
    4.4       Form of Transition Bonds.*
    5.1 Opinion of Richards, Layton & Finger, P.A. relating to legality of the Transition Bonds. *
    8.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP with respect to federal tax matters.*
   10.1       Form of Sale and Servicing Agreement.*
   10.2 Joint Petition for Full Settlement of PECO Energy Company's Restructuring Plan and Related Appeals and Application for a Qualified Rate Order and Application for Transfer of Generation Assets dated April 29, 1998.*
   23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in its opinion filed as Exhibit 8.1).*
   23.2 Consent of Richards, Layton & Finger, P.A. (included in its opinion filed as Exhibit 5.1).*
   23.3 Consent of Coopers & Lybrand, L.L.P. (included in the Prospectus filed as part of this Registration Statement).
   24.1       Power of Attorney (included on page II-4 of this Registration
              Statement).
   25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of ________, as Bond Trustee under the Indenture.*
   27.1       Financial Data Schedule.
   99.1       Qualified Rate Order issued May 14, 1998.*

----------------------

*    To be filed by amendment.